ARTICLES OF INCORPORATION
                                OF
                  REPUBLIC NEW YORK CORPORATION


FIRST: THE UNDERSIGNED, STEPHEN E. GILHULEY, whose post office address is 53 Wall Street, New York, New York 10005, being at least eighteen years of age, does under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, as an incorporator, hereby form a corporation.

SECOND:  The name of the Corporation is:

                  REPUBLIC NEW YORK CORPORATION

THIRD: The Corporation shall have the following purposes and powers:

            (1) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities; as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, or issued or created by the United States of America or any state or commonwealth thereof or any foreign country, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

            The term "securities" as used in these Articles of Incorporation shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional undivided interests in oil, gas, or other mineral rights, or, in general, any interests or instruments commonly known as "securities", or any and all certificates of interest or participation in, temporary or interim certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

            (2) To make, establish and maintain investments in securities, real estate and other property, and to supervise, manage and do any and all other acts and things to enhance, protect or preserve such investments.

            (3) To engage in and carry on the business of traders, brokers and dealers in commodities (which term as used in these Articles of Incorporation includes contracts for the future delivery thereof) of every kind, character or description whatsoever, and, whether or not in connection therewith, to purchase, borrow, acquire, hold, exchange, sell, distribute, lend, mortgage, pledge, or otherwise dispose of, or import or export or turn to account in any manner and generally to deal in or otherwise effect any and all transactions of every kind, character or description whatsoever in or with respect to commodities and products, merchandise, articles of commerce, materials, personal property, of every kind, character or description whatsoever and any interest therein, and instruments evidencing rights to acquire such interests, to guarantee any and all obligations relating to transactions made on any board of trade, commodities exchange, or similar institution, and to do any and all things which may be useful in connection with or incidental to the conduct of such business.

            (4) To cause to be organized under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or of any foreign country or of any political subdivision, territory, dependency, possession or municipality thereof, one or more corporations, firms, organizations, associations or other entities and to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

            (5) To create, purchase or otherwise acquire (in whole or in part), own, and in any manner sell, transfer or otherwise dispose of businesses, corporations, enterprises and other entities, and to act as a parent company or holding company in relation to such entities.

            (6) To acquire by purchase or exchange, or by transfer to or by merger or consolidation with the Corporation or any corporation, firm, organization, association or other entity directly or indirectly owned or controlled by, or under common ownership or control with, the Corporation, or to otherwise acquire, the whole or any part of the business, good will, rights, or other assets of any corporation, firm, organization, association or other entity, and to undertake or assume in connection therewith the whole or any part of the liabilities and obligations thereof, to effect any such acquisition in whole or in part by delivery of cash or other property, including securities issued by the Corporation, or by any other lawful means.

            (7) To make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith.

            (8) To aid by loan, subsidy, guaranty or in any other lawful manner any corporation directly or indirectly owning or controlling the Corporation or any corporation, firm, organization, association or other entity of which any securities are in any manner directly or indirectly held by the Corporation or by any such owning or controlling corporation or in which the Corporation, any such owning or controlling corporation, or any such corporation, firm, organization, association or entity may be or become otherwise interested; to guarantee the payment of dividends on any stock issued by any such owning or controlling corporation or any such corporation, firm, organization, association or entity; to guarantee or, with or without recourse against any such owning or controlling corporation or any such corporation, firm, organization, association or entity, to assume the payment of the principal of, or the interest on, any obligations issued or incurred by such owning or controlling corporation or such corporation, firm, organization, association or entity; to do any and all other acts and things for the enhancement, protection or preservation of any securities which are in any manner, directly or indirectly, held, guaranteed or assumed by the Corporation or by any such owning or controlling corporation, and to do any and all acts and things designed to accomplish any such purpose.

            (9) To borrow money for any business, object or purpose of the Corporation from time to time, without limit as to amount; to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the Corporation or of any other corporation directly or indirectly owning or controlling the Corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the Corporation, whether at that time owned or thereafter acquired.

            (10) To the extent permitted by law, to render service, assistance, counsel and advice to, and to act as representative or agent in any capacity (whether managing, operating, financial, purchasing, selling, advertising or otherwise) of, any individual, corporation, firm, organization, association or other entity; as such representative or agent, to develop, exploit, promote, conduct, manage, operate, improve, extend or liquidate any business or property, real or personal; and to aid, conduct, manage or operate any lawful enterprise in connection therewith.

            (11) To engage in any commercial, financial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, or agency business not prohibited by law, and any, some or all of the foregoing.

            The purposes and powers specified in the foregoing paragraphs shall, except where otherwise expressed, be in no wise limited or restricted by reference to , or inference from, the terms of any other paragraph of this or any other Article of these Articles of Incorporation, but the purposes and powers specified in each of the foregoing paragraphs of this Article shall be regarded as independent, and construed as powers as well as objects and purposes.

            The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration herein of any specific purposes or powers shall not be held to limit or restrict in any manner the exercise by the Corporation of any powers, rights or privileges so granted or conferred and shall be in addition to the general powers of corporations under the General Laws of the State of Maryland.

FOURTH: The post office address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the registered agent of the Corporation in Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

FIFTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is TWO THOUSAND (2,000) shares, of which ONE THOUSAND (1,000) shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock"), and ONE THOUSAND (1,000) shares shall be shares of Common Stock of the par value of FIVE DOLLARS ($5.00) per share (hereinafter called "Common Stock") having an aggregate par value of FIVE THOUSAND DOLLARS ($5,000).

          Each share of Common Stock shall be equal to every other share of Common Stock in every respect. Subject to any exclusive voting rights which may vest in holders of Preferred Stock under the provisions of any series of the Preferred Stock fixed by the Board of Directors pursuant to authority herein provided, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

          The following is a description of the preferences, rights, voting powers, restrictions and qualifications of the Preferred
Stock of the Corporation:

          (1) The Board of Directors shall have authority to classify and reclassify any unissued shares of the Preferred Stock, by fixing or altering in any one or more respects from time to time before issuance, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares; provided, that the Board of Directors shall not classify or reclassify any of such shares into shares of the Common Stock. Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of Preferred Stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

        (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall remain part of the authorized Preferred Stock and be subject to classification and reclassification as provided in this Article FIFTH;

        (b) whether or not and, if so, the rates and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of Preferred Stock, and the status of any such dividends as cumulative or non-cumulative and as participating or non-participating;

        (c) whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights;

        (d) whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine;

        (e) whether or not the shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof;

        (f) the rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of Preferred Stock;

        (g) whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this paragraph, and, if so, the terms and conditions thereof;

        (h) any other preferences, rights, restrictions and qualifications of shares of such class or series, not inconsistent with law and these Articles of Incorporation.

SIXTH. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of the Corporation's stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such considerations as the Board of Directors may deem advisable and without any action by the stockholders.

SEVENTH. The number of Directors shall be four, which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three. The names of the persons who are to serve as Directors until the first annual meeting of the stockholders or until their successors are duly chosen and qualify are as follows: Rene Cohen, Ernest Ginsberg, John R. Lytle and Peter White.

EIGHTH. The By-Laws of the Corporation may be made, altered, amended or repealed by the Board of Directors. The books of the Corporation (subject to the provisions of the laws of the State of Maryland) may be kept outside of the State of Maryland at such places as from time to time may be designated by the Board of Directors.

NINTH. (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought, or a court of equity in the county in which the Corporation has its principal office, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        (3) The Corporation may indemnify any person who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent and under the circumstances provided by paragraphs 1 and 2 of this Article NINTH with respect to a person who is or was a director or officer of the Corporation.

        (4) Any indemnification under paragraph 1, 2 or 3 of this Article NINTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the by-laws of the Corporation) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

        (5) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized in the specific case by a preliminary determination following one of the procedures set forth in the next preceding paragraph that there is a reasonable basis for a belief that the director, officer, employee or agent met the applicable standard of conduct set forth in paragraph 1 or 2 of this Article NINTH upon receipt of an undertaking by or on behalf of the director, officer, employee or agent reasonably assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article NINTH.

        (6) The indemnification provided by this Article NINTH shall not be deemed exlusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or of any corporation a majority of the voting stock of which is owned by the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article NINTH or of the General Corporation Law of the State of Maryland.


TENTH. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization of which one or more of its directors or officers are directors, officers or employees or in which one or more of its directors or officers have a financial interest, as the holder of any amount of its capital stock or otherwise, shall be void or voidable or otherwise affected for this reason or because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose; provided, however, that in any such case the facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee thereof and the Board of Directors or committee in good faith specifically authorizes the contract or transaction, or the facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders.

ELEVENTH. No holder of shares of stock of any class or any other securities, whether now or hereafter authorized, shall be entitled as a matter of right to subscribe for or purchase or receive any stock of any class or any securities convertible into shares of stock of any class, or to any right of subscription to, or to any warrant or option for the purchase of, any thereof other than such (if any) as the Board of Directors, in its discretion, may determine from time to time; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

TWELFTH. Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

THIRTEENTH. The Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation, including any provision setting forth the terms or rights of any of its capital stock, in the manner now or hereafter authorized by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned incorporator of REPUBLIC NEW
YORK CORPORATION has signed these Articles of Incorporation this 20th day of September, 1973.

                                        /S/  Stephen E. Gilhuley
                                            (Stephen E. Gilhuley)



                 REPUBLIC NEW YORK CORPORATION

                    ARTICLES OF AMENDMENT


Republic New York Corporation, a Maryland corporation, having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation") , hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out the first paragraph of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

     "FIFTH.   The total number of shares of all classes of
     capital stock which the Corporation shall have authority to issue is TWELVE MILLION (12,000,000) shares, of which TWO MILLION (2,000,000) shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock") , and TEN MILLION (10,000,000)
     shares shall be shares of Common Stock of the par value of FIVE DOLLARS ($5.00) per share (hereinafter called "Common Stock") having an aggregate par value of FIFTY MILLION DOLLARS ($50,000,000)."

SECOND:  By unanimous written consent pursuant to Section 58 of
Article 23 of the Annotated Code of Maryland, the Board of Directors of the Corporation on April 2, 1974, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the Stockholders of the Corporation at a Special Meeting of Stockholders.

THIRD: Notice setting forth the said amendment of the charter and stating that a purpose of the meeting of the Stockholders would be to take action thereon, was duly waived pursuant to Section 46 of
Article 23 of the Annotated Code of Maryland by all Stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the Stockholders of the Corporation at a Special Meeting held on April 4, 1974, by affirmative vote of two-thirds of all the votes entitled to be cast thereon.

FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation.

FIFTH: (a) The total number of shares of all classes of stock which the Corporation was heretofore authorized to issue is Two Thousand (2,000) shares, divided into One Thousand (1,000) shares of Preferred Stock without par value and One Thousand (1,000) shares of Common Stock with the par value of Five Dollars ($5.00) per share having an aggregate par value of Five Thousand Dollars ($5,000) .

        (b) The total number of shares of all classes of stock is increased by this amendment to Twelve Million (12,000,000)
shares, divided into Two Million (2,000,000) shares of Preferred Stock without par value and Ten Million (10,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share having an aggregate par value of Fifty Million Dollars ($50,000,000).

        (c) A description of each class of stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and qualifications, of each class of the authorized capital stock as increased, is set forth in the charter of the Corporation.

IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and by its Secretary on April 4, 1974.


                                 REPUBLIC NEW YORK CORPORATION

                                 By /s/ Peter White
                                        Peter White
                                        (President)

Attest:

 /s/ Ernest Ginsberg
     Ernest Ginsberg
       (Secretary)


THE UNDERSIGNED, President of REPUBLIC NEW YORK CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                     /s/ Peter White
                                        Peter White
                                        (President)




                   REPUBLIC NEW YORK CORPORATION

                      ARTICLES OF AMENDMENT


Republic New York Corporation, a Maryland corporation, having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out the first paragraph of Article FIFTH of the Articles of Incorporation and inserting in lieu there of the following:

            "FIFTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is SEVENTEEN MILLION (17,000,000) shares of which SEVEN MILLION (7,000,000) shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock"), and TEN MILLION (10,000,000) shares shall be shares of Common Stock of the par value of FIVE DOLLARS ($5.00) per share (hereinafter called "Common Stock") having an aggregate par value of FIFTY MILLION DOLLARS ($50,000,000)."

SECOND: The Board of Directors of the Corporation on January 17, 1978 at a duly convened meeting thereof duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the Stockholders of the Corporation at the Annual Meeting thereof to be held on April 20, 1978.

THIRD: Notice setting forth the said amendment of the charter and stating that a purpose of the Annual Meeting of the Stockholders would be to take action thereon, was duly given pursuant to Section 2-504 of the Corporations and Associations Article of the Annotated Code of Maryland to all Stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the Stockholders of the Corporation at the Annual Meeting held on April 20, 1978, by affirmative vote of two-thirds of all the votes entitled to be cast thereon.

FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation.

FIFTH: (a) As of immediately before this amendment, the total number of shares of all classes of stock which the Corporation was authorized to issue is Twelve Million (12,000,000) shares, divided into Two Million (2,000,000) shares of Preferred Stock without par value and Ten Million (10,000,000) shares of Common Stock with the par value of Five Dollars ($5.00) per share having an aggregate par value of Fifty Million Dollars ($50,000,000).

     (b) As amended, the total number of shares of all classes of stock which the Corporation has authority to issue is Seventeen Million (17,000,000) shares, divided into Seven Million (7,000,000) shares of Preferred Stock without par value and Ten Million (10,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share having an aggregate par value of Fifty Million Dollars ($50,000,000).

     (c) A description of each class of stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption, of each class of the authorized capital stock as increased, is set forth in the charter of the Corporation, and such description has not been changed by the amendment of the charter of the Corporation herein set forth.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these present to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 20, 1978.


                                      REPUBLIC NEW YORK CORPORATION

                                    By   /s/ Peter White
                                             Peter White
                                             (President)
Witnessed:

   /s/ Ernest Ginsberg
       Ernest Ginsberg
         (Secretary)


THE UNDERSIGNED, President of REPUBLIC NEW YORK CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                         /s/ Peter White
                                             Peter White
                                             (President)



                  REPUBLIC NEW YORK CORPORATION

                      ARTICLES OF AMENDMENT


Republic New York Corporation, a Maryland corporation, having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out the first paragraph of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following

            "FIFTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is FIFTY-SEVEN MILLION (57,000,000) shares, of which SEVEN MILLION (7,000,000) shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock") , and FIFTY MILLION (50,000,000) shares shall be shares of Common Stock of the par value of FIVE DOLLARS ($5.00) per share (hereinafter called "Common Stock") having an aggregate par value of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000)".

SECOND: The Board of Directors of the Corporation, by unanimous written consent dated July 10, 1980, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the Stockholders of the Corporation at a Special Meeting thereof to be held on August 1, 1980.

THIRD: Notice, setting forth the said amendment of the charter and stating that the purpose of the Special Meeting of the Stockholders, called thereby, would be to take action thereon, was duly given pursuant to Section 2-504 of the Corporation and Associations Articles of the Annotated Code of Maryland to all Stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the Stockholders of the Corporation at a Special Meeting held on August 1, 1980, by affirmative vote of a majority of all the votes entitled to be cast thereon as permitted by the charter of the Corporation.

FOURTH: (a) As of immediately before this amendment, the total shares of all classes of stock which the Corporation was authorized to issue is Seventeen Million (17,000,000) shares, divided into Seven Million (7,000,000) shares of Preferred Stock without par value and Ten Million (10,000,000) shares of Common Stock with the par value of Five Dollars ($5.00) per share having an aggregate par value of Fifty Million Dollars ($50,000,000).

         (b) As amended, the total number of shares of all classes of stock which the Corporation has authority to issue is Fifty-seven Million (57,000,000) shares, divided into Seven Million (7,000,000) shares of Preferred Stock without par value and Fifty Million (50,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share having an aggregate par value of Two Hundred Fifty Million Dollars ($250,000,000).

       (c) A description of each class of stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption, of each class of the authorized capital stock as increased, is set forth in the charter of the Corporation, and such description has not been changed by the amendment of the charter of the Corporation herein set forth.

IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these present to be signed in its name and on its behalf by a Senior Vice President and witnessed by an Assistant Secretary on August 1, 1980.

                                   REPUBLIC NEW YORK CORPORATION

                                   By  /s/ Ernest Ginsberg
                                           Ernest Ginsberg
                                       (Senior Vice President)

Witnessed:

/s/ William F. Rosenblum Jr.
    William F. Rosenblum
    (Assistant Secretary)

THE UNDERSIGNED, a Senior Vice President of REPUBLIC NEW YORK CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                       /s/ Ernest Ginsberg
                                           Ernest Ginsberg
                                       (Senior Vice President)



                  REPUBLIC NEW YORK CORPORATION

                      ARTICLES OF AMENDMENT


Republic New York Corporation, a Maryland corporation, having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out the first paragraph of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following

            "FIFTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is SIXTY-FIVE MILLION (65,000,000) shares, of which FIFTEEN MILLION (15,000,000) shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock"), and FIFTY MILLION (50,000,000) shares shall be shares of Common Stock of the par value of FIVE DOLLARS ($5.00) per share (hereinafter called "Common Stock") having an aggregate par value of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000)".

SECOND: The Board of Directors of the Corporation, at a meeting held on January 21, 1981, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the Stockholders of the Corporation at the Annual Meeting thereof to be held on April 22, 1981.

THIRD: Notice, setting forth the said amendment of the charter and stating that the purpose of the Annual Meeting of the Stockholders, called thereby, would be to take action thereon, was duly given pursuant to Section 2-504 of the Corporation and Associations Articles of the Annotated Code of Maryland to all Stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the Stockholders of the Corporation at the Annual Meeting held on April 22, 1981, by affirmative vote of a majority of all the votes entitled to be cast thereon as permitted by the charter of the Corporation.

FOURTH: (a) As of immediately before this amendment, the total shares of all classes of stock which the Corporation was authorized to issue is Fifty-Seven Million (57,000,000) shares, divided into Seven Million (7,000,000) shares of Preferred Stock without par value and Fifty Million (50,000,000) shares of Common Stock with the par value of Five Dollars ($5.00) per share having an aggregate par value of Two Hundred Fifty Million Dollars ($250,000,000).

        (b) As amended, the total number of shares of all classes of stock which the Corporation has authority to issue is Sixty-Five Million (65,000,000) shares, divided into Fifteen Million (15,000,000) shares of Preferred Stock without par value and Fifty Million (50,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share having an aggregate par value of Two Hundred Fifty Million Dollars ($250,000,000).

       (c) A description of each class of stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption, of each class of the authorized capital stock as increased, is set forth in the charter of the Corporation, and such description has not been changed by the amendment of the charter of the Corporation herein set forth.

IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these present to be signed in its name and on its behalf by a Senior Vice President and witnessed by an Assistant Secretary on April 22, 1981.

                                    REPUBLIC NEW YORK CORPORATION

                                    By: /s/ Ernest Ginsberg
                                            Ernest Ginsberg
                                        (Senior Vice President)

Witnessed:

   /s/ Laurence R. Stern
       Laurence R. Stern
     (Assistant Secretary)

THE UNDERSIGNED, a Senior Vice President of REPUBLIC NEW YORK CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Ernest Ginsberg
                                            Ernest Ginsberg
                                        (Senior Vice President)




                  REPUBLIC NEW YORK CORPORATION

                      ARTICLES OF AMENDMENT


Republic New York Corporation, a Maryland corporation, having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety Article NINTH of the Articles of Incorporation and inserting in lieu thereof the following:

            "NINTH: The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the corporation to indemnify other employees and agents consistent with law."

SECOND: The Board of Directors of the Corporation, at a meeting held on January 19, 1983, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the Stockholders of the Corporation at the Annual Meeting thereof to be held on April 20, 1983.

THIRD: Notice, setting forth the said amendment of the charter and stating that the purpose of the Annual Meeting of the Stockholders, called thereby, would be to take action thereon, was duly given pursuant to Section 2-504 of the Corporation and Associations Articles of the Annotated Code of Maryland to all Stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the Stockholders of the Corporation at the Annual Meeting held on April 20, 1983, by affirmative vote of a majority of all the votes entitled to be cast thereon as permitted by the charter of the Corporation.

FOURTH: This amendment does not increase the authorized stock of the Corporation.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these present to be signed in its name and on its behalf by a Senior Vice President and witnessed by an Assistant Secretary on April 20, 1983.

                                    REPUBLIC NEW YORK CORPORATION

                                    By  /s/ Ernest Ginsberg
                                            Ernest Ginsberg
                                        (Senior Vice President)
Witnessed:

/s/ William F. Rosenblum, Jr.
    William F. Rosenblum, Jr.
     (Assistant Secretary)


THE UNDERSIGNED, a Senior Vice President of REPUBLIC NEW YORK CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                       /s/ Ernest Ginsberg
                                           Ernest Ginsberg
                                       (Senior Vice President)




                  REPUBLIC NEW YORK CORPORATION

                      ARTICLES OF AMENDMENT


Republic New York Corporation, a Maryland corporation, having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out the first paragraph of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

            "FIFTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ONE HUNDRED SIXTY FIVE million (165,000,000) shares, of which FIFTEEN million (15,000,000) shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock"), and ONE HUNDRED FIFTY million (150,000,000) shares shall be shares of Common Stock of the par value of FIVE DOLLARS ($5.00) per share (hereinafter called "Common Stock") having an aggregate par value of SEVEN HUNDRED FIFTY million dollars ($750,000,000)."

SECOND: The Board of Directors of the Corporation, at a meeting held on July 17, 1991, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the Stockholders of the Corporation at a Special Meeting thereof to be held on September 4, 1991.

THIRD: Notice, setting forth the said amendment of the charter and stating that the purpose of the Special Meeting of the Stockholders, called thereby, would be to take action thereon, was duly given pursuant to Section 2-504 of the Corporation and Associations Article of the Annotated Code of Maryland to all Stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the Stockholders of the Corporation at a Special Meeting held on September 4, 1991, by affirmative vote of a majority of all the votes entitled to be cast thereon as permitted by the charter of the Corporation.

FOURTH:    (a) As of immediately before this amendment, the total
shares of all classes of stock which the Corporation was authorized to issue is Sixty-Five Million (65,000,000) shares, divided into Fifteen Million (15,000,000) shares of Preferred Stock without par value and Fifty Million (50,000,000) shares of Common Stock with the par value of Five Dollars ($5.00) per share having an aggregate par value of Two Hundred Fifty Million Dollars ($250,000,000).

        (b) As amended, the total number of shares of all classes of stock which the Corporation has authority to issue is One Hundred Sixty-Five Million (165,000,000) shares, divided into Fifteen Million (15,000,000) shares of Preferred Stock without par value and One Hundred Fifty Million (150,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share having an aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000).

        (c) A description of each class of stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption, of each class of the authorized capital stock as increased, is set forth in the charter of the Corporation, and such description has not been changed by the amendment of the charter of the Corporation herein set forth.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these present to be signed in its name and on its behalf by a Senior Vice President and witnessed by an Assistant Secretary on September 4, 1991.

                                    REPUBLIC NEW YORK CORPORATION

                                     /s/ William F. Rosenblum, Jr.
                                         William F. Rosenblum, Jr.
                                         (Senior Vice President)
Witnessed:

   /s/ Steven J. Wright
       Steven J. Wright
    (Assistant Secretary)


THE UNDERSIGNED, a Senior Vice President of REPUBLIC NEW YORK CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                   /s/ William F. Rosenblum, Jr.
                                       William F. Rosenblum, Jr.
                                        (Senior Vice President)




                  REPUBLIC NEW  YORK CORPORATION

                      ARTICLES OF AMENDMENT


Republic New York Corporation, a Maryland corporation, having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by striking out the first paragraph of Article FIFTH of the Articles of Incorporation and inserting in lieu thereof the following:

            "FIFTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ONE HUNDRED SEVENTY million (170,000,000) shares, of which TWENTY million (20,000,000) shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock"), and ONE HUNDRED FIFTY million (150,000,000) shares shall be shares of Common Stock of the par value of FIVE DOLLARS ($5.00) per share (hereinafter called "Common Stock") having an aggregate par value of SEVEN HUNDRED FIFTY million dollars ($750,000,000)."

SECOND: The Board of Directors of the Corporation, at a meeting held on January 20, 1993, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the Stockholders of the Corporation at the Annual Meeting thereof to be held on April 21, 1993.

THIRD: Notice, setting forth the said amendment of the charter and stating that one of the purposes of the Annual Meeting of the Stockholders, called thereby, would be to take action thereon, was duly given pursuant to Section 2-504 of the Corporations and Associations Article of the Annotated Code of Maryland to all Stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the Stockholders of the Corporation at the Annual Meeting held on April 21, 1993, by the affirmative vote of a majority of all the votes entitled to be cast thereon as permitted by the charter of the Corporation.

FOURTH:    (a)  As of immediately before this amendment, the total
shares of all classes of stock which the Corporation was authorized to issue is One Hundred Sixty-Five Million (165,000,000) shares, divided into Fifteen Million (15,000,000) shares of Preferred Stock without par value and One Hundred Fifty Million (150,000,000) shares of Common Stock with the par value of Five Dollars ($5.00) per share having an aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000).

        (b) As amended, the total number of shares of all classes of stock which the Corporation has authority to issue is One Hundred Seventy Million (170,000,000) shares, divided into Twenty Million (20,000,000) shares of Preferred Stock without par value and One Hundred Fifty Million (150,000,000) shares of Common Stock of the par value of Five Dollars ($5.00) per share having an aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000).

        (c) A description of each class of stock of the Corporation with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption, of each class of the authorized capital stock as increased, is set forth in the charter of the Corporation, and such description has not been changed by the amendment of the charter of the Corporation herein set forth.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by a Senior
Vice President and witnessed by a Deputy Corporate Secretary on April 21, 1993.


                                    REPUBLIC NEW YORK CORPORATION


                                    /s/ William F. Rosenblum, Jr.
                                        William F. Rosenblum, Jr.
                                         (Senior Vice President)


Witnessed:

    /s/ Patricia J. Howard
        Patricia J. Howard
   (Deputy Corporate Secretary)


THE UNDERSIGNED, a Senior Vice President of REPUBLIC NEW YORK CORPORATION, who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                  /s/ William F. Rosenblum, Jr.
                                      William F. Rosenblum, Jr.
                                       (Senior Vice President)



                  REPUBLIC NEW YORK CORPORATION

                     ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the charter of the Corporation, the Board of Directors has duly divided and classified 2,000,000 shares of the Preferred Stock of the Corporation into a series designated $2.125 Cumulative Preferred Stock and has provided for the issuance of such series.

SECOND: The terms of the $2.125 Cumulative Preferred Stock as set by the Board of Directors are as follows:

   1. $2.125 Cumulative Preferred Stock: 2,000,000 shares of Preferred Stock of the Corporation, without par value, are hereby constituted as the original number of shares of a series of Preferred Stock designated as $2.125 Cumulative Preferred Stock (hereinafter sometimes called the "Series A Stock"). The term "Articles of Incorporation" when used herein shall include all articles or certificates filed pursuant to law with respect to any series of the Preferred Stock.

   2. Dividends: The holders of the Series A Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the purpose, cash dividends at the rate of $2.125 per share per annum, and no more, payable quarterly on the first day of January, April, July and October of each year. Such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share, so that if in any quarterly dividend period (being the period between such dividend payment dates) dividends at the rate of $2.125 per share per annum shall not have been declared and paid or set apart for payment on all outstanding shares of Series A Stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before (i) any dividends or other distributions (excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation) shall be declared and paid or set apart for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Series A Stock with respect to the payment of dividends, or (ii) the Corporation shall purchase, redeem or otherwise acquire any shares of Preferred Stock or any shares of capital stock of the Corporation ranking on a parity with or junior to the Series A Stock with respect to the payment of dividends.

   3. Voting Rights: (i) The holders of the Series A Stock shall have the voting power and rights set forth and referred to in this paragraph 3 and in paragraph 7, and shall have no other voting power or rights except as otherwise from time to time required by law.

    (ii) Whenever dividends on the Series A Stock shall be unpaid as a whole or in part for six consecutive dividend periods, then at the annual meeting of stockholders next following omission of the sixth successive dividend or any part thereof and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the Series A Stock have been paid or declared and a sum sufficient for payment has been set aside, the holders of the Series A Stock, either alone or together with the holders of one or more other cumulative series of the Preferred Stock at the time outstanding which are granted such voting right, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock, to vote for and elect two members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 3 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders aforesaid, be increased by two Directors. The rights of the Series A Stock to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting right) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this paragraph 3 shall continue in effect until cumulative dividends have been paid in full or declared and set apart for payment on the Series A Stock. At elections for such Directors, each holder of Series A Stock shall be entitled to one vote for each share held. The holders of Series A Stock shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders, next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 3 of the holders of Series A Stock and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this paragraph 3 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated and the Board of Directors shall be decreased by two Directors.

    (iii) So long as any shares of Series A Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of the Series A Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

        (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is defined in paragraph 5) to the Series A
Stock, or

        (b) The authorization, creation or issuance of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the Series A Stock unless the Articles Supplementary or other provisions of the charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation are not paid in full on the Series A Stock and all outstanding shares of stock ranking on a parity (as that term is defined in paragraph 5) with the Series A Stock (the Series A Stock and all such other stock being herein called "Parity Stock"), the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or

        (c) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the charter of the Corporation including these Articles Supplementary which would materially and adversely affect any right, preference, privilege or voting power of the Series A Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or Series A Stock or the creation and issuance of other series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Stock with respect to the payment of dividends and the distribution of assets upon liquidation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 5 to effect such redemption.

   4. Liquidation: Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Stock shall have preference and priority over the Common Stock for payment out of the assets of the Corporation or proceeds thereof, whether from capital or surplus, of $25 per share (the "liquidation value") together with the amount of any dividends accrued and unpaid thereon, and after such payment the holders of Series A Stock shall be entitled to no other payments. If, in such case, the assets of the Corporation or proceeds thereof shall be insufficient to make the full liquidating payment of $25 per share and accrued and unpaid dividends on the Series A Stock and liquidating payments on any other outstanding series of Parity Stock (including accrued and unpaid dividends, if any), then such assets and proceeds shall be distributed among the holders of the Series A Stock and any other outstanding series of Parity Stock ratably in accordance with the respective amounts which would be payable on all series of Parity Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

   5. Redemption: Subject to the restriction set forth in the next paragraph, the Series A Stock may be redeemed, at the option of the Corporation, as a whole or in part, at any time or from time to time, at the following optional redemption prices (but not less than $25 per share) during the 12 months' period ending September 30 of the years indicated below, in each case plus accrued and unpaid dividends to the date of redemption:

1978 .. $27.125   1983 .. $26.594   1988 .. $26.063   1993 .. $25.531
1979 ..  27.019   1984 ..  26.488   1989 ..  25.956   1994 ..  25.425
1980 ..  26.913   1985 ..  26.381   1990 ..  25.850   1995 ..  25.319
1981 ..  26.806   1986 ..  26.275   1991 ..  25.744   1996 ..  25.213
1982 ..  26.700   1987 ..  26.169   1992 ..  25.638   1997 ..  25.106
                                                       and thereafter
                                                           at $25.00

  The Corporation, however, shall not have the right under this paragraph 5 to redeem any of the Series A Stock as part of a refunding operation prior to October 1, 1982 by the application of moneys borrowed or from proceeds from the sale of stock ranking prior to or on a parity with, as to dividends or the distribution of assets upon liquidation, the Series A Stock, if such moneys borrowed have an annual interest cost to the Corporation (calculated without any consideration of income tax effect), or such stock has a dividend cost to the Corporation (so calculated), less than the annual dividend rate of the Series A Stock. Any class or classes of stock of the Corporation shall be deemed to rank

             (i) prior to the Series A Stock as to dividends or as to distribution of assets if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series A Stock; and

             (ii) on a parity with the Series A Stock as to dividends or as to distribution of assets, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series A Stock, if the holders of such class of stock and the Series A Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their resp dividend rates or liquidation prices, without preference or priority one over the other.

        The Series A Stock is also subject to redemption and may be redeemed on and after October 1, 1988, through the operation of the Sinking Fund as hereinafter provided in paragraph 6.

        At the option of the Corporation, shares of Series A Stock redeemed or otherwise acquired (including sinking fund acquisitions) may be restored to the status of authorized but unissued shares of Preferred Stock.

        In the case of any redemption, the Corporation shall give notice of such redemption to the holders of the Series A Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not more than 60 days and not less than 30 days previous to the date fixed for redemption. In the event such notice is not given to any stockholder such failure to give notice shall not affect the notice given to other stockholders. If less than the whole amount of outstanding Series A Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Stock as stockholders in the Corporation, except the right to receive the redemption price plus dividends accrued and unpaid to the date of redemption (without interest) upon surrender of the certificate representing the Series A Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of 6 years from such redemption date shall be released or repaid to the Corporation, after which the holders of such shares of Series A Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

   6. Sinking Fund: As and for a sinking fund for the redemption of the Series A Stock, the Corporation shall set aside in trust, when and as appropriated by the Board of Directors out of funds legally available for the purpose, on or before the next business day preceding October 1 in each of the years 1988 to 2007, inclusive, as a sinking fund payment, an amount in cash sufficient to redeem on each such October 1, 100,000 shares of Series A Stock; each such sinking fund payment shall (and, at the Corporation's option, each additional sinking fund payment provided for by the second succeeding sentence may) be applied on October
1 to the redemption of Series A Stock at the redemption price of $25 per share, plus an amount equal to the dividends accrued and unpaid on such shares to the date of redemption. The sinking fund payments provided for in the preceding sentence shall be cumulative. Concurrently with the making of each annual sinking fund payment provided for in the next preceding sentence, the Corporation may, at its option, make an additional payment in cash (the "Additional Payment") sufficient to redeem up to an additional 100,000 shares of Series A Stock at the redemption price of $25 per share plus accrued and unpaid dividends to the date of redemption; the right of the Corporation to make such an Additional Payment in each year shall be non-cumulative and to the extent not exercised in any year shall terminate. Any sinking fund payments required by the first sentence of this paragraph 6 shall be subject to decrease, at the election of the Corporation, by the application in satisfaction of all or part of such sinking fund payment of shares of Series A Stock theretofore redeemed either pursuant to paragraph 5 or pursuant to any Additional Payment or otherwise acquired by the Corporation, provided such shares have not been applied in reduction of any prior sinking fund payment.

   Notice of redemption, the manner of selection of shares to be redeemed and the effect of depositing in trust funds for the redemption of such shares shall be as set forth in paragraph 5.

   If the Board of Directors should for any reason fail to appropriate sinking fund payments for 100,000 shares in each year starting in 1988 (or otherwise redeem 100,000 shares annually by crediting shares voluntarily redeemed or otherwise acquired) then the Board of Directors may not thereafter (i) pay any dividends or make any other distribution (excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation) on the Common Stock or any other capital stock of the Corporation ranking on a parity with or junior to the Series A Stock with respect to the payment of dividends or the distribution of assets on liquidation or (ii) purchase, redeem or otherwise acquire any shares of capital stock of the Corporation ranking junior to the Series A Stock with respect to the payment of dividends or the distribution of assets on liquidation.

   7. Limitation on Merger and Sale of Assets and on Disposition of the Voting Stock of the Bank: So long as any shares of Series
A Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A Stock (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (as hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation is the Corporation or a Qualified Successor Company or the transferee of such assets is a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in each case as may be required to comply with applicable law, including without limitation any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (i) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (ii) issues to the holders of the Series A Stock in exchange for the Series A Stock shares of preferred stock having at least the same relative rights and preferences as the Series A Stock (the "Exchanged Stock"), (iii) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, and (iv) holds, as a Controlled Subsidiary or Subsidiaries either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company. In connection with the exercise of the voting rights contained in this paragraph 7, holders of all series of Parity Stock which are granted such voting rights (of which the Series A Stock is the initial series) shall vote as a class, and each holder of Series A Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

   The foregoing voting provisions will not apply if, in connection with the matter specified, provision is made for the redemption or retirement of all outstanding Series
A Stock.

   8. Parity Stock: So long as any shares of Series A Stock shall remain outstanding, in case the stated dividends or amounts payable on liquidation are not paid in full with respect to all outstanding shares of Parity Stock, all such shares shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable in respect of all outstanding shares of Parity Stock if all dividends were paid in full, and in any distribution of assets upon liquidation, ratably in accordance with the sums which would be payable in respect of all outstanding Parity Stock if all sums payable were discharged in full.

   9.  For the Purposes Hereof:

    (i) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption pursuant to either paragraph 5 or paragraph 6, funds for the redemption of which shall have been deposited in trust pursuant to either paragraph 5 or paragraph 6.

    (ii) The amount of dividends "accrued" on any share of Series A Stock as at any quarterly dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding such quarterly dividend date, whether or not earned or declared; and the amount of dividends "accrued" on any share of Series A Stock as at any date other than a quarterly dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding the last preceding quarterly dividend payment date, whether or not earned or declared, plus an amount equivalent to dividends on the liquidation value of such share at the annual dividend rate fixed for such share for the period after the end of the day preceding such last preceding quarterly dividend payment date to and including the date as of which the calculation is made.


    IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on October 6, 1977.

                                      REPUBLIC NEW YORK CORPORATION

                                    By   /s/ Peter White
                                             Peter White
                                             (President)
Attest:
   /s/ Ernest Ginsberg
       Ernest Ginsberg
         (Secretary)




                  REPUBLIC NEW YORK CORPORATION

                     ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the charter of the Corporation, the Board of Directors has duly divided and classified 1,000,000 shares of the Preferred Stock of the Corporation into a series designated $3.125 Cumulative Preferred Stock and has provided for the issuance of such series.

SECOND: The terms of the $3.125 Cumulative Preferred Stock as set by the Finance Committee of the Board of Directors pursuant to authority duly delegated by the Board of Directors are as follows:

    1. $3.125 Cumulative Preferred Stock: 1,000,000 shares of Preferred Stock of the Corporation, without par value, are hereby constituted as the original number of shares of a series of Preferred Stock designated as $3.125 Cumulative Preferred Stock (hereinafter sometimes called the "Series B Stock"). The term "Articles of Incorporation" when used herein shall include all articles or certificates filed pursuant to law with respect to any series of the Preferred Stock.

    2. Dividends: The holders of the Series B Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the purpose, cash dividends at the rate of $3.125 per share per annum, and no more, payable quarterly on the first day of January, April, July and October of each year, with the first such dividend being payable January 1, 1981. Such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share, so that if in any quarterly dividend period (being the period between such dividend payment dates or, in the case of the first such period, from the date of original issue to January 1, 1981) dividends at the rate of $3.125 per share per annum shall not have been paid or declared and set apart for payment on all outstanding shares of Series B Stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before (i) any dividends or other distributions (excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation) shall be declared and paid or set apart for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Series B Stock with respect to the payment of dividends, or (ii) the Corporation shall purchase, redeem or otherwise acquire any shares of Preferred Stock or any shares of capital stock of the Corporation ranking on a parity with or junior to the Series B Stock with respect to the payment of dividends; provided , however, that any moneys set aside in trust as a sinking fund payment for any series of Preferred Stock pursuant to the resolutions providing for the issue of shares of such series may thereafter be applied to the purchase or redemption of Preferred Stock of such series whether or not at the time of such application full cumulative dividends upon the outstanding Series B Stock shall have been paid or declared and set apart for payment.

    3. Voting Rights: (i) The holders of the Series B Stock shall have the voting power and rights set forth and referred to in this paragraph 3 and in paragraph 6, and shall have no other voting power or rights except as otherwise from time to time required by law.

        (ii) Whenever dividends on the Series B Stock shall be unpaid as a whole or in part for six consecutive quarterly dividend periods, then at the annual meeting of stockholders next following omission of the sixth successive quarterly dividend or any part thereof and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the Series B Stock have been paid or declared and a sum sufficient for payment has been set aside, the holders of the Series B Stock, either alone or together with the holders of one or more other cumulative series of the Preferred Stock at the time outstanding which are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 3 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders aforesaid, be increased by two Directors. The rights of the Series B Stock to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this paragraph 3 shall continue in effect until cumulative dividends have been paid in full or declared and set apart for payment on the Series B Stock. At elections for such Directors, each holder of Series B Stock shall be entitled to one vote for each share held. The holders of Series B Stock shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders, next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 3 of the holders of Series B Stock and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this paragraph 3 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated and the Board of Directors shall be decreased by two Directors.

        (iii) So long as any shares of Series B Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

               (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is defined in paragraph 5) to the Series B Stock, or

               (b) The authorization, creation or issuance of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the Series B Stock unless the Articles Supplementary or other provisions of the charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation are not paid in full on the Series B Stock and all outstanding shares of stock ranking on a parity (as that term is defined in paragraph 5) with the Series B Stock (the Series B Stock and all such other stock being herein called "Parity Stock"), the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or

               (c) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the charter of the Corporation including these Articles Supplementary which would materially and adversely affect any right, preference, privilege or voting power of the Series B Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, the Corporation's $2.125 Cumulative Preferred Stock or the Series B Stock or the creation and issuance of other series of Preferred Stock, in each case ranking on a parity with or junior to the Series B Stock with respect to the payment of dividends and the distribution of assets upon liquidation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

               The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series B Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 5 to effect such redemption.

    4. Liquidation: Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Stock shall have preference and priority over the Common Stock for payment out of the assets of the Corporation or proceeds thereof, whether from capital or surplus, of $25 per share (the "liquidation value") together with the amount of any dividends accrued and unpaid thereon, and after such payment the holders of Series B Stock shall be entitled to no other payments. If, in such case, the assets of the Corporation or proceeds thereof shall be insufficient to make the full liquidating payment of $25 per share and accrued and unpaid dividends on the Series B Stock and liquidating payments on any other outstanding series of Parity Stock (including accrued and unpaid dividends, if any), then such assets and proceeds shall be distributed among the holders of the Series B Stock and any other outstanding series of Parity Stock ratably in accordance with the respective amounts which would be payable on all series of Parity Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

    5. Redemption: Subject to the restriction set forth in the next paragraph, the Series B Stock may be redeemed, at the option of the Corporation, as a whole or in part, at any time or from time to time, at the following optional redemption prices (but not less than $25 per share) during the 12 month period ending September 30 in the years indicated below, in each case plus accrued and unpaid dividends to the date of redemption:

1981 .. $28.13    1986 .. $27.34    1991 .. $26.56    1996 .. $25.78
1982 ..  27.97    1987 ..  27.19    1992 ..  26.41    1997 ..  25.63
1983 ..  27.81    1988 ..  27.03    1993 ..  26.25    1998 ..  25.47
1984 ..  27.66    1989 ..  26.88    1994 ..  26.09    1999 ..  25.31
1985 ..  27.50    1990 ..  26.72    1995 ..  25.94    2000 ..  25.16
                                                      and thereafter
                                                         at $25.00

    The Corporation, however, shall not have the right under this paragraph 5 to redeem any of the Series B Stock as part of a refunding operation prior to October 1, 1985 by the application of moneys borrowed or from proceeds from the sale of stock ranking prior to or on a parity with, as to dividends or the distribution of assets upon liquidation, the Series B Stock, if such moneys borrowed have an annual interest cost to the Corporation (calculated without any consideration of income tax effect), or such stock has a dividend cost to the Corporation (so calculated), less than the annual dividend rate of the Series B Stock. Any class or classes of stock of the Corporation shall be deemed to rank

                (i) prior to the Series B Stock as to dividends or as to distribution of assets if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Series B Stock; and

                (ii) on a parity with the Series B Stock as to dividends or as to distribution of assets, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Series
       B Stock, if the holders of such class of stock and the Series
       B Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

        At the option of the Corporation, shares of Series B Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Preferred Stock.

        In the case of any redemption, the Corporation shall give notice of such redemption to the holders of Series B Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series B Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not more than 60 days and not less than 30 days previous to the date fixed for redemption. In the event such notice is not given to any stockholder such failure to give notice shall not affect the notice given to other stockholders. If less than the whole amount of outstanding Series B Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price), all dividends upon the Series B Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series B Stock as stockholders in the Corporation, except the right to receive the redemption price plus dividends accrued and unpaid to the date of redemption (without interest) upon surrender of the certificate representing the Series B Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Series B Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of 6 years from such redemption date shall be released or repaid to the Corporation, after which the holders of such shares of Series B Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

    6. Limitation on Merger and Sale of Assets and on Disposition of the Voting Stock of the Bank: So long as any shares of Series
B Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of series B Stock (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (as hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in any of the foregoing cases as required to comply with applicable law, including, without limitation, any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (i) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (ii) issues to the holders of the Series
B Stock in exchange for the Series B Stock shares of preferred stock having at least the same relative rights and preferences as the Series B Stock (the "Exchanged Stock"), (iii) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, and (iv) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company. In connection with the exercise of the voting rights contained in this paragraph 6, holders of all series of Parity Stock which are granted such voting rights (of which the Series B Stock is the second series) shall vote as a class, and each holder of Series B Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted them.

    The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series B Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 5 to effect such redemption.

    7. Parity Stock: So long as any shares of Series B Stock shall remain outstanding, in case the stated dividends or amounts payable on liquidation are not paid in full with respect to all outstanding shares of Parity Stock, all such shares shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable in respect of all outstanding shares of Parity Stock if all dividends were paid in full, and in any distribution of assets upon liquidation, ratably in accordance with the sums which would be payable in respect of all outstanding Parity Stock if all sums payable were discharged in full.

    8.  For the Purposes Hereof:

        (i) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption pursuant to paragraph 5, funds for redemption of which shall have been deposited in trust pursuant to paragraph 5.

        (ii) The amount of dividends "accrued" on any share of Series B Stock as at any quarterly dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding such quarterly dividend date, whether or not earned or declared; and the amount of dividends "accrued" on any share of Series B Stock as at any date other than a quarterly dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding the last preceding quarterly dividend payment date, whether or not earned or declared, plus an amount equivalent to dividends on the liquidation value of such share at the annual dividend rate fixed for such share for the period after the end of the day preceding such last preceding quarterly dividend payment date to and including the date as of which the calculation is made.


    IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on September 5, 1980.

                                   REPUBLIC NEW YORK CORPORATION
                                   By  /s/ Walter H. Weiner
                                           Walter H. Weiner
Attest:                                      (President)

    /s/ Ernest Ginsberg
        Ernest Ginsberg
          (Secretary)




                  REPUBLIC NEW YORK CORPORATION

                     ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the charter of the Corporation, the Board of Directors has duly divided and classified 1,500,000 shares of the Preferred Stock of the Corporation into a series designated Cumulative Preferred Stock, Floating Rate Series A, and has provided for the issuance of such series.

SECOND: The terms of the Cumulative Preferred Stock, Floating Rate Series A, as set by the Finance Committee of the Board of Directors pursuant to authority duly delegated by the Board of Directors are as follows:

   1.  Cumulative Preferred Stock Floating Rate Series A:
1,500,000 shares of Preferred Stock of the Corporation, without par value, are hereby constituted as the original number of shares of a series of Preferred Stock designated as Cumulative Preferred Stock,Floating Rate Series A (hereinafter sometimes called the "Floating Rate Series A Stock"). The Floating Rate Series A Stock shall be of a stated value of $50 per share (the "stated value"). The term "Articles of Incorporation" when used herein shall include all articles or certificates filed pursuant to law with respect to any series of the Preferred Stock.

   2. Dividends: Dividend rates on the shares of Floating Rate Series A Stock shall be: (i) for the period (the "Initial Dividend Period") from the date of their original issue to and including June 30, 1982, at a rate per annum of the stated value thereof equal to 14 1/2%, and (ii) for each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period"; and the Initial Dividend Period or any Quarterly Dividend Period being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods") thereafter, which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next quarterly dividend period, at a rate per annum of the stated value thereof equal to .75% above the Applicable Rate (as defined in paragraph 3) in respect of such quarterly dividend period; provided, however, that the dividend rate per annum on the shares of Floating Rate Series
A Stock for any Quarterly Dividend Period shall in no event be less than 8% per annum or greater than 16 1/2% per annum. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board of Directors, on the first day of January, April, July and October of each year, commencing July 1, 1982. If in any Dividend Period dividends shall not have been paid or declared and set apart for payment on all outstanding shares of Floating Rate Series A Stock for such Dividend Period and for all preceding Dividend Periods from and after the first day from which dividends are cumulative at the respective rates per annum specified for such Dividend Periods in the second preceding sentence, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before (i) any dividends or other distributions (excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation) shall be declared and paid or set apart for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Floating Rate Series A Stock with respect to the payment of dividends, or (ii) the Corporation shall purchase, redeem or otherwise acquire any shares of Preferred Stock or any shares of capital stock of the Corporation ranking on a parity with or junior to the Floating Rate Series A Stock with respect to the payment of dividends; provided, however, that any moneys set aside in trust as a sinking fund payment for any series of Preferred Stock pursuant to the resolutions providing for the issue of shares of such series may thereafter be applied to the purchase or redemption of Preferred Stock of such series whether or not at the time of such application full cumulative dividends upon the outstanding Floating Rate Series A Stock shall have been paid or declared and set apart for payment.

   3. Definition of Applicable Rate, etc.: The "Applicable Rate" for any Quarterly Dividend Period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason

      (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be the higher of whichever two of such Rates can be so determined;

      (ii) either only the Treasury Bill Rate or only the Ten Year Constant Maturity Rate or only the Twenty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be whichever such Rate can be so determined; or

      (iii) neither the Treasury Bill Rate nor the Ten Year Constant Maturity Rate nor the Twenty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

      Except as provided below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Floating Rate Series A Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less that 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Floating rate Series A Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Floating Rate Series A Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

   The amount of dividends payable for each Quarterly Dividend Period shall be computed by annualizing the dividend rate for such Dividend Period and dividing by four. The amount of dividends payable for the Initial Dividend Period or any Dividend Period shorter than a full Quarterly Dividend Period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in such Dividend Period.

   The dividend rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Floating Rate Series A Stock.

     For purposes of this Section, the term

          (i)  "Calendar Period" shall mean 14 calendar days;

         (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

        (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

         (iv) "Twenty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 20 years).

   4. Voting Rights: (i) The holders of the Floating Rate Series A Stock shall have the voting power and rights set forth and referred to in this paragraph 4 and in paragraph 7, and shall have no other voting power or rights except as otherwise from time to time required by law.

      (ii) Whenever dividends on the Floating Rate Series A Stock shall be unpaid as a whole or in part for six consecutive Dividend periods, then at the annual meeting of stockholders next following omission of the sixth successive quarterly dividend or any part thereof and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the Floating Rate Series A Stock have been paid or declared and a sum sufficient for payment has been set aside, the holders of the Floating Rate Series A Stock, either alone or together with the holders of one or more other cumulative series of the Preferred Stock at the time outstanding which are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 4 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders aforesaid, be increased by two Directors. The rights of holders of Floating Rate Series A Stock to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this paragraph 4 shall continue in effect until cumulative dividends have been paid in full or declared and set apart for payment on the Floating Rate Series A Stock. At elections for such Directors, each holder of the Floating Rate Series A Stock shall be entitled to one vote for each share held. The holders of Floating Rate Series A Stock shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders, next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 4 of the holders of Floating Rate Series A Stock and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this paragraph 4 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated and the Board of Directors shall be decreased by two Directors.

      (iii) So long as any shares of Floating Rate Series A Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Floating Rate Series A Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

          (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is defined below in this paragraph 4) to the Floating Rate Series A Stock, or

          (b) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the Floating Rate Series A Stock unless the Articles Supplementary or other provisions of the charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation are not paid in full on the Floating Rate Series A Stock and all outstanding shares of stock ranking on a parity (as that term is defined below in this paragraph 4) with the Floating Rate Series
A Stock (the Floating Rate Series A Stock and all such other stock being herein called "Parity Stock"), the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or

          (c) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the charter of the Corporation including these Articles Supplementary which would materially and adversely affect any right, preference, privilege or voting power of the Floating Rate Series A Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, the Corporation's $2.125 Cumulative Preferred Stock or $3.125 Cumulative Preferred Stock or the Floating Rate Series A Stock or the creation and issuance of other series of Preferred Stock, in each case ranking on a parity with or junior to the Floating Rate Series A Stock with respect to the payment of dividends and the distribution of assets upon liquidation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

   The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Floating Rate Series A Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 6 to effect such redemption.

   Any class or classes of stock of the Corporation shall be deemed to rank

          (i) prior to the Floating Rate Series A Stock as to dividends or as to distribution of assets if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority t the holders of Floating Rate Series A Stock; and

          (ii) on a parity with the Floating Rate Series A Stock as to dividends or as to distribution of assets, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Floating Rate Series A Stock, if the holders of such class of stock and the Floating Rate Series A stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

   5. Liquidation: Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Floating Rate Series A Stock shall have preference and priority over the Common Stock for payment out of the assets of the Corporation or proceeds thereof, whether from capital or surplus, of $50 per share together with the amount of any dividends accrued and unpaid thereon, and after such payment the holders of Floating Rate Series A Stock shall be entitled to no other payments. If, in such case, the assets of the Corporation or proceeds thereof shall be insufficient to make the full liquidating payment of $50 per share and accrued and unpaid dividends on the Floating Rate Series A Stock and liquidating payments on any other outstanding series of Parity Stock (including accrued and unpaid dividends, if any), then such assets and proceeds shall be distributed among the holders of the Floating Rate Series A Stock and any other outstanding series of Parity Stock ratably in accordance with the respective amounts which would be payable on all series of Parity Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

   6. Redemption: The shares of Floating Rate Series A Stock may not be redeemed prior to May 1, 1987. From May 1, 1987 through and including April 30, 1992, the Floating Rate Series A Stock may be redeemed, at the option of the Corporation, as a whole or in part, at any time or from time to time, at a redemption price equal to $51.50 per share plus accrued and unpaid dividends to the date of redemption. After April 30, 1992, the Floating Rate Series A Stock may be redeemed, at the option of the Corporation, as a whole or in part, at any time or from time to time, at a redemption price equal to the stated value per share plus accrued and unpaid dividends to the date of redemption.

   At the option of the Corporation, shares of Floating Rate Series A Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Preferred Stock.

      In the case of any redemption, the Corporation shall give notice of such redemption to the holders of Floating Rate Series
A Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Floating Rate Series A Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not more than 60 days and not less than 30 days previous to the date fixed for redemption. In the event such notice is not given to any stockholder such failure to give notice shall not affect the notice given to other stockholders. If less than the whole amount of outstanding Floating Rate Series A Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price), all dividends upon the Floating Rate Series A Stock so called for redemption shall cease to accrue, and all rights of the holders of said Floating Rate Series A Stock as stockholders in the Corporation, except the right to receive the redemption price plus dividends accrued and unpaid to the date of redemption (without interest) upon surrender of the certificate representing the Floating Rate Series A Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Floating Rate Series A Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of 6 years from such redemption date shall be released or repaid to the Corporation, after which the holders of such shares of Floating Rate Series A Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

   7. Limitation on Merger and Sale of Assets and on Disposition of the Voting Stock of the Bank: So long as any shares of Floating Rate Series A Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Floating Rate Series A Stock (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (as hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in any of the foregoing cases as required to comply with applicable law, including, without limitation, any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (i) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (ii) issues to the holders of the Floating Rate Series A Stock in exchange for the Floating Rate Series A Stock shares of preferred stock having at least the same relative rights and preferences as the Floating Rate Series A Stock (the "Exchanged Stock"), (iii) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, and (iv) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company. In connection with the exercise of the voting rights contained in this paragraph 7, holders of all series of Parity Stock which are granted such voting rights (of which the Floating Rate Series A Stock is the third series) shall vote as a class, and each holder of Floating Rate Series A Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted them.

   The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Floating Rate Series A Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 6 to effect such redemption.

   8. Parity Stock: So long as any shares of Floating Rate Series A Stock shall remain outstanding, in case the stated dividends or amounts payable on liquidation are not paid in full with respect to all outstanding shares of Parity Stock, all such shares shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable in respect of all outstanding shares of Parity Stock if all dividends in respect of all such shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation, ratably in accordance with the sums which would be payable in respect of all outstanding Parity Stock if all sums payable were discharged in full.

   9.  For the Purposes Hereof:

      (i) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption pursuant to paragraph 6, funds for redemption of which shall have been deposited in trust pursuant to paragraph 6.

      (ii) The amount of dividends "accrued" on any share of Floating Rate Series A Stock as at any quarterly dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding such quarterly dividend date, whether or not earned or declared; and the amount of dividends "accrued" on any share of Floating Rate Series A Stock as at any date other than a quarterly dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding the last preceding quarterly dividend payment date, whether or not earned or declared, plus an amount equivalent to dividends on the stated value of such share at the dividend rate fixed for such share for the period after the end of the day preceding such last preceding quarterly dividend payment date to and including the date as of which the calculation is made.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on May 14, 1982.

                                    REPUBLIC NEW YORK CORPORATION

                                    By  /s/ Walter H. Weiner
                                            Walter H. Weiner
Attest:                                       (President)

   /s/ Ernest Ginsberg
       Ernest Ginsberg
         (Secretary)






                  REPUBLIC NEW YORK CORPORATION

                     ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the charter of the Corporation, the Board of Directors has duly divided and classified 1,000,000 shares of the Preferred Stock of the Corporation into a series designated Cumulative Preferred Stock, Floating Rate Series B, and has provided for the issuance of such series.

SECOND: The terms of the Cumulative Preferred Stock, Floating Rate Series B, as set by the Finance Committee of the Board of Directors pursuant to authority duly delegated by the Board of Directors are as follows:

   1.  Cumulative Preferred Stock Floating Rate Series B:
1,000,000 shares of Preferred Stock of the Corporation, without par value, are hereby constituted as the original number of shares of a series of Preferred Stock designated as Cumulative Preferred Stock,Floating Rate Series B (hereinafter sometimes called the "Floating Rate Series B Stock"). The Floating Rate Series B Stock shall be of a stated value of $50 per share (the "stated value"). The term "Articles of Incorporation" when used herein shall include all articles or certificates filed pursuant to law with respect to any series of the Preferred Stock.

   2. Dividends: Dividend rates on the shares of Floating Rate Series B Stock shall be: (i) for the period (the "Initial Dividend Period") from the date of their original issue to and including July 1, 1984, at a rate per annum of the stated value thereof equal to 10.68%, and (ii) for each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period"; and the Initial Dividend Period or any Quarterly Dividend Period being hereinafter individually referred to as a "Dividend Period" and collectively referred to as "Dividend Periods") thereafter, which quarterly dividend periods shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next quarterly dividend period, at a rate per annum of the stated value thereof equal to 1.60% below the Applicable Rate (as defined in paragraph 3) in respect of such quarterly dividend period; provided, however, that the dividend rate per annum on the shares of Floating Rate Series
B Stock for any Quarterly Dividend Period shall in no event be less than 6.50% per annum or greater than 12.50% per annum. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board of Directors, on the first day of January, April, July and October of each year, commencing July 1, 1984. If in any Dividend Period dividends shall not have been paid or declared and set apart for payment on all outstanding shares of Floating Rate Series B Stock for such Dividend Period and for all preceding Dividend Periods from and after the first day from which dividends are cumulative at the respective rates per annum specified for such Dividend Periods in the second preceding sentence, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before (i) any dividends or other distributions (excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation) shall be declared and paid or set apart for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Floating Rate Series B Stock with respect to the payment of dividends, or (ii) the Corporation shall purchase, redeem or otherwise acquire any shares of Preferred Stock or any shares of capital stock of the Corporation ranking on a parity with or junior to the Floating Rate Series B Stock with respect to the payment of dividends; provided , however, that any moneys set aside in trust as a sinking fund payment for any series of Preferred Stock pursuant to the resolutions providing for the issue of shares of such series may thereafter be applied to the purchase or redemption of Preferred Stock of such series whether or not at the time of such application full cumulative dividends upon the outstanding Floating Rate Series B Stock shall have been paid or declared and set apart for payment.

   3. Definition of Applicable Rate, etc.: The "Applicable Rate" for any Quarterly Dividend Period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason

       (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be the higher of whichever two of such Rates can be so determined;

       (ii)  either only the Treasury Bill Rate or only the Ten
Year Constant Maturity Rate or only the Twenty Year Constant
Maturity Rate can be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be whichever such Rate can be so determined; or

       (iii) neither the Treasury Bill Rate nor the Ten Year Constant Maturity Rate nor the Twenty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

       Except as provided below in this paragraph, the "Treasury Bill Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Floating Rate Series B Stock is being determined. In the event that the Federal Reserve board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less that 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

       Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Floating Rate Series B Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year constant Maturity Rate for such dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Floating Rate Series B Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

   The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

   The amount of dividends payable for each Quarterly Dividend Period shall be computed by annualizing the dividend rate for such Dividend Period and dividing by four. The amount of dividends payable for the Initial Dividend Period or any Dividend Period shorter than a full Quarterly Dividend Period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in such Dividend Period.

   The dividend rate with respect to each Quarterly Dividend Period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and will cause notice of such dividend rate to be enclosed with the dividend payment checks next mailed to the holders of the Floating Rate Series B Stock.

      For purposes of this Section, the term

           (i)  "Calendar Period" shall mean 14 calendar days;

          (ii) "Special Securities" shall mean securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

         (iii) "Ten Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

          (iv) "Twenty Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 20 years).

   4. Voting Rights: (i) The holders of the Floating Rate Series B Stock shall have the voting power and rights set forth and referred to in this paragraph 4 and in paragraph 7, and shall have no other voting power or rights except as otherwise from time to time required by law.

       (ii) Whenever dividends on the Floating Rate Series B Stock shall be unpaid as a whole or in part for six consecutive Dividend periods, then at the annual meeting of stockholders next following omission of the sixth successive quarterly dividend or any part thereof and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the Floating Rate Series B Stock have been paid or declared and a sum sufficient for payment has been set aside, the holders of the Floating Rate Series B Stock, either alone or together with the holders of one or more other cumulative series of the Preferred Stock at the time outstanding which are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 4 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders aforesaid, be increased by two Directors. The rights of holders of Floating Rate Series B Stock to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this paragraph 4 shall continue in effect until cumulative dividends have been paid in full or declared and set apart for payment on the Floating Rate Series B Stock. At elections for such Directors, each holder of the Floating Rate Series B Stock shall be entitled to one vote for each share held. The holders of Floating Rate Series B Stock shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders, next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 4 of the holders of Floating Rate Series B Stock and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this paragraph 4 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated and the Board of Directors shall be decreased by two Directors.

       (iii) So long as any shares of Floating Rate Series B Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of the shares of Floating Rate Series B Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

              (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is defined below in this paragraph 4) to the Floating Rate Series B Stock, or

              (b) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the Floating Rate Series B Stock unless the Articles Supplementary or other provisions of the charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation are not paid in full on the Floating Rate Series B Stock and all outstanding shares of stock ranking on a parity (as that term is defined below in this paragraph 4) with the Floating Rate Series
B Stock (the Floating Rate Series B Stock and all such other stock being herein called "Parity Stock"), the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or

              (c) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the charter of the Corporation including these Articles Supplementary which would materially and adversely affect any right, preference, privilege or voting power of the Floating Rate Series B Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock, the Corporation's $2.125 Cumulative Preferred Stock or $3.125 Cumulative Preferred Stock or Cumulative Preferred Stock, Floating Rate Series A or the Floating Rate Series B Stock or the creation and issuance of other series of Preferred Stock, in each case ranking on a parity with or junior to the Floating Rate Series B Stock with respect to the payment of dividends and the distribution of assets upon liquidation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

   The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Floating Rate Series B Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 6 to effect such redemption.

   Any class or classes of stock of the Corporation shall be deemed to rank

          (i) prior to the Floating Rate Series B Stock as to dividends or as to distribution of assets if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Floating Rate Series B Stock; and

         (ii) on a parity with the Floating Rate Series B Stock as to dividends or as to distribution of assets, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Floating Rate Series B Stock, if the holders of such class of stock and the Floating Rate Series B stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

   5. Liquidation: Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Floating Rate Series B Stock shall have preference and priority over the Common Stock for payment out of the assets of the Corporation or proceeds thereof, whether from capital or surplus, of $50 per share together with the amount of any dividends accrued and unpaid thereon, and after such payment the holders of Floating Rate Series B Stock shall be entitled to no other payments. If, in such case, the assets of the Corporation or proceeds thereof shall be insufficient to make the full liquidating payment of $50 per share and accrued and unpaid dividends on the Floating Rate Series B Stock and liquidating payments on any other outstanding series of Parity Stock (including accrued and unpaid dividends, if any), then such assets and proceeds shall be distributed among the holders of the Floating Rate Series B Stock and any other outstanding series of Parity Stock ratably in accordance with the respective amounts which would be payable on all series of Parity Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

   6. Redemption: The shares of Floating Rate Series B Stock may not be redeemed prior to April 1, 1989. From April 1, 1989 through and including March 31, 1994, the Floating Rate Series B Stock may be redeemed, at the option of the Corporation, as a whole or in part, at any time or from time to time, at a redemption price equal to $51.50 per share plus accrued and unpaid dividends to the date of redemption. After March 31, 1994, the Floating Rate Series B Stock may be redeemed, at the option of the Corporation, as a whole or in part, at any time or from time to time, at a redemption price equal to $51.50 per share plus accrued and unpaid dividends to the date of redemption.

   At the option of the Corporation, shares of Floating Rate Series B Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Preferred Stock.

       In the case of any redemption, the Corporation shall give notice of such redemption to the holders of Floating Rate Series
B Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Floating Rate Series B Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Corporation, not more than 60 days and not less than 30 days previous to the date fixed for redemption. In the event such notice is not given to any stockholder such failure to give notice shall not affect the notice given to other stockholders. If less than the whole amount of outstanding Floating Rate Series B Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys at the time and place of redemption for the payment of the redemption price), all dividends upon the Floating Rate Series B Stock so called for redemption shall cease to accrue, and all rights of the holders of said Floating Rate Series B Stock as stockholders in the Corporation, except the right to receive the redemption price plus dividends accrued and unpaid to the date of redemption (without interest) upon surrender of the certificate representing the Floating Rate Series B Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The Corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Floating Rate Series B Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of 6 years from such redemption date shall be released or repaid to the Corporation, after which the holders of such shares of Floating Rate Series B Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

   7. Limitation on Merger and Sale of Assets and on Disposition of the Voting Stock of the Bank: So long as any shares of Floating Rate Series B Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Floating Rate Series B Stock (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (as hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in any of the foregoing cases as required to comply with applicable law, including, without limitation, any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (i) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (ii) issues to the holders of the Floating Rate Series B Stock in exchange for the Floating Rate Series B Stock shares of preferred stock having at least the same relative rights and preferences as the Floating Rate Series B Stock (the "Exchanged Stock"), (iii) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, and (iv) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company. In connection with the exercise of the voting rights contained in this paragraph 7, holders of all series of Parity Stock which are granted such voting rights (of which the Floating Rate Series B Stock is the fourth series) shall vote as a class, and each holder of Floating Rate Series B Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted them.

   The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Floating Rate Series B Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 6 to effect such redemption.

   8. Parity Stock: So long as any shares of Floating Rate Series B Stock shall remain outstanding, in case the stated dividends or amounts payable on liquidation are not paid in full with respect to all outstanding shares of Parity Stock, all such shares shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable in respect of all outstanding shares of Parity Stock if all dividends in respect of all such shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation, ratably in accordance with the sums which would be payable in respect of all outstanding Parity Stock if all sums payable were discharged in full.

   9.  For the Purposes Hereof:

       (i) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption pursuant to paragraph 6, funds for redemption of which shall have been deposited in trust pursuant to paragraph 6.

       (ii) The amount of dividends "accrued" on any share of Floating Rate Series B Stock as at any quarterly dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding such quarterly dividend date, whether or not earned or declared; and the amount of dividends "accrued" on any share of Floating Rate Series B Stock as at any date other than a quarterly dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding the last preceding quarterly dividend payment date, whether or not earned or declared, plus an amount equivalent to dividends on the stated value of such share at the dividend rate fixed for such share for the period after the end of the day preceding such last preceding quarterly dividend payment date to and including the date as of which the calculation is made.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on March 7, 1984.

                                    REPUBLIC NEW YORK CORPORATION

                                    By   /s/ Jeffrey C. Keil
                                             Jeffrey C. Keil
Attest:                                        (President)

   /s/ Ernest Ginsberg
       Ernest Ginsberg
         (Secretary)





                 REPUBLIC NEW YORK CORPORATION

                    ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly divided and classified 1,250 shares of the Preferred Stock of the Corporation into two series of designated Dutch Auction Rate Transferable SecuritiesTM Preferred Stock, Series A and B, and has provided for the issuance of each such series.

SECOND:  The terms of the Dutch Auction Rate Transferable
SecuritiesTM Preferred Stock, Series A and B, as set by the Finance Committee of the Board of Directors pursuant to authority duly delegated by the Board of Directors are as follows:

           625 shares of Preferred Stock of the Corporation, without par value, shall constitute a series of Preferred Stock designated as "Dutch Auction Rate Transferable Securities Preferred Stock, Series A", hereinafter referred to as the "Series A DARTS". 625 shares of Preferred Stock of the Corporation, without par value, shall constitute a series of Preferred Stock designated as "Dutch Auction Rate T
      Securities Preferred Stock, Series B", hereinafter referred to as the "Series B DARTS". The Series A DARTS and the Series B DARTS are herein referred to collectively as the "DARTS". All shares of each series of DARTS shall be identical with each other in all respects. The DARTS shall be of a stated value of $100,000 per share (the "stated value").

          1. Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

          (a) "60-day 'AA' Composite Commercial Paper Rate", on any date, means (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by Standard & Poor's
     Corporation ("S&P"), or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company for the close of business on the Business Day immediately preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the 60-day "AA" Composite Commercial Paper Rate, the 60-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial
     Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. If the Board of Directors of the Corporation shall make the adjustment referred to in the third sentence of paragraph 2(b)(i), then (i) if the Dividend Period Days shall be fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper; (ii) if the Dividend Period Days shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper; and (iii) if the Dividend Period Days shall be 85 or more days but fewer than 98 days, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360. If the rate obtained by the Trust Company is quoted on another basis, the Trust Company shall convert the quoted rate to its interest equivalent after consultation with the Corporation as to the method of such conversion.

          (b) "Applicable Rate" means the rate per annum at which dividends are payable on the shares of a particular series of DARTS for any Dividend Period.

          (c)  "Auction" means each periodic operation of the Auction
     Procedures.

          (d) "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 6 below.

          (e) "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized by law to close.

          (f) "Code" means the Internal Revenue Code of 1954, as amended.

          (g) "Commercial Paper Dealers" means Salomon Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith, Lehman Commercial Paper Incorporated and Bear, Stearns & Co. Inc., or, in lieu of any thereof, their respective affiliates or successors.

          (h) "Date of Original Issue" means the date on which the Corporation originally issues shares of Series A DARTS or Series B DARTS, as the case may be.

          (i) "Divided Payment Date" has the meaning set forth in paragraph 2(b)(i) below.

          (j) "Dividend Period" has the meaning set forth in paragraph 2(c)(i) below.

          (k) "Dividend Period Days" has the meaning set forth in paragraph 2(b)(i) below.

          (l) "Holder" means the holder of shares of the Corporation's Series A DARTS and Series B DARTS, as the case may be, as the same appears on the Stock Books of the Corporation.

          (m) "Initial Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) below.

          (n) "Initial Dividend Rate" has the meaning set forth in paragraph 2(c)(i) below.

          (o) "Initial Dividend Period" has the meaning set forth in paragraph 2(c)(i) below.

          (p) "Minimum Holding Period" has the meaning set forth in paragraph 2(b)(i) below.

          (q) "Notice of Redemption" has the meaning set forth in paragraph 4(c) below.

          (r)  "Parity Stock" has the meaning set forth in Section
     5(c)(ii) below.

          (s) "Stock Books" means the stock transfer books of the Corporation maintained by the Trust Company.

          (t) "Subsequent Dividend Period" has the meaning specified in paragraph 2(c)(i) below.

          (u) "Substitute Commercial Paper Dealer" means Goldman, Sachs & Co. and Morgan Stanley & Co., Incorporated, or, in lieu of any thereof, their respective affiliates or successors.

          (v)  "Trust Company" means Manufacturers Hanover Trust
     Company unless and until another bank or trust company shall have been so appointed by a resolution of the Board of Directors of the Corporation.

           2. Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

          (b) (i) Dividends on shares of DARTS, at the Applicable Rate per annum, shall accrue from the Date of Original Issue and shall be payable commencing as follows:

          Series A DARTS      May 28, 1986
          Series B DARTS      June 3, 1986

and on each Tuesday that is the last day of successive 49-day periods thereafter; provided, however, that if any of such Tuesday, the Monday preceding such Tuesday or the Wednesday following such Tuesday is not a Business Day, then (i) the Dividend Payment Date will be the first Business Day after such Tuesday that is immediately followed by a Business Day and is preceded by a Business Day that is the preceding Monday or a day after such Monday, or (ii) if the Securities Depository shall make available to its participants and members in funds immediately available in The City of New York on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Trust Company), then the Dividend Payment Date will be the first Business Day on or after such Tuesday that is preceded by a Business Day that is the preceding Monday or a day after such Monday (each date of payment of dividends being herein referred to as a "Dividend Payment Date" and the first Dividend Payment Date for a particular series of DARTS being herein referred to as the "Initial Dividend Payment Date" for that series). Although any particular Dividend Payment Date may not occur on the originally scheduled Tuesday because of the above-mentioned provisos, the next succeeding Dividend Payment Date shall be, subject to such provisos, the seventh Tuesday following the originally designated Tuesday for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in law lengthening the minimum holding period (currently found in paragraph 246(c) of the Code) (the "Minimum Holding Period") required for taxpayers to be entitled to the dividends-received deduction on preferred stock held by non-affiliated corporations (currently found in paragraph 243 (a) of the Code), the Board of Directors of the Corporation or a duly designated Committee thereof shall adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days without giving effect to the provisos in the first sentence of this paragraph 2(b)(i) being hereinafter referred to as "Dividend Period Days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then-current Minimum Holding Period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then-current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days in no event shall exceed 98 days. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation shall mail notice of such change by first-class mail, postage prepaid, to the Trust Company and to each Holder at such Holder's address as the same appears on the Stock Books of the Corporation.

              (ii) Each dividend shall be paid to the Holder of shares of DARTS as its name appears on the Stock Books of the Corporation at the opening of business on the Business Day next preceding the Dividend Payment Date thereof. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, in the manner specified above. The persons entitled to such dividend payments shall be the Holders whose names appear on the Stock Books of the Corporation on a date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

          (c) (i) The dividend rate (the "Initial Dividend Rate") on shares of DARTS during the period from and after the Date of Original Issue to the Initial Dividend Payment Date (the "Initial Dividend Period") shall be 4-7/8% per annum. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of each series of DARTS for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period", the Initial Dividend Period or any Subsequent Dividend Period being hereinafter referred to as a "Dividend Period"), which Subsequent Dividend Period shall commence on the last day of the preceding dividend Period and shall end on the next Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures.

              (ii) The amount of dividends per share of a series of DARTS payable for any Dividend Period or part thereof shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such Dividend Period or part thereof (calculated by counting the first day thereof but excluding the last day thereof) such share was outstanding and the denominator of which shall be 360 and multiplying the amount so obtained by $100,000.

          (d) (i) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of any series of DARTS for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of DARTS of all series through the most recent Dividend Payment
Date. Holders of shares of a series of DARTS shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the shares of that series of DARTS. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of DARTS that may be in arrears.

               (ii) If in any Dividend Period full cumulative dividends shall not have been paid or declared and set apart for payment on all outstanding shares of DARTS for such Dividend Period and for all preceding Dividend Periods, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before (i) any dividends or other distributions
(excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation) shall be declared and paid or set apart for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the DARTS with respect to the payment of dividends, or (ii) the Corporation shall purchase, redeem or otherwise acquire any shares of Preferred Stock or any shares of capital stock of the Corporation ranking on a parity with or junior to the DARTS with respect to the payment of dividends; provided, however, that any moneys set aside in trust as a sinking fund payment for any series of Preferred Stock pursuant to the Articles Supplementary providing for the issue of shares of such series may thereafter be applied to the purchase or redemption of Preferred
Stock of such series whether or not at the time of such application full cumulative dividends upon the outstanding DARTS shall have been paid or declared and set apart for payment.

               (iii) Any dividend payment made on shares of any Series of DARTS shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of DARTS of that series.

          3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders of the DARTS shall have preference and priority over the Common Stock for payment out of the assets of the Corporation or proceeds thereof, whether from capital or surplus, of $100,000 per share together with the amount of any dividends accrued and unpaid thereon, and after such payment the Holders of DARTS shall be entitled to no other payments. If, in such case, the assets of the Corporation or proceeds thereof shall be insufficient to make the full liquidating payment of $100,000 per share and accrued and unpaid dividends on the DARTS and liquidating payments on any other outstanding series of Parity Stock (including accrued and unpaid dividends, if any), then such assets and proceeds shall be distributed among the Holders of the DARTS and the holders of any other outstanding series of Parity Stock ratably in accordance with the respective amounts which would be payable on all series of Parity Stock (including accrued and unpaid dividends, if any) if all such liquidating amounts payable were paid in full. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.

          4. Redemption. The DARTS shall be redeemable by the Corporation as provided below:

          (a) (i) At its option, the Board of Directors of the Corporation or a duly designated Committee thereof may, out of funds legally available therefor, upon at least 30 days, but not more than 60 days, Notice of Redemption pursuant to clause (c) of this paragraph 4, redeem the shares of any series of DARTS or of all DARTS as a whole or from time to time in part on any Dividend Payment Date at a redemption price equal to

                   (A) $103,000 per share if redeemed on or before the first anniversary of the Date of Original Issue;

                   (B) $102,000 per share if redeemed thereafter and on or before the second anniversary of the Date of Original Issue;

                   (C) $101,000 per share if redeemed thereafter and on or before the third anniversary of the Date of Original Issue;

               or

                   (D)  $100,000 per share if redeemed thereafter;

plus, in each case, an amount equal to accrued and unpaid dividends on such shares (whether or not earned or declared) to the redemption date

               (ii) The shares of any series of DARTS may also be redeemed, at the option of the Board of Directors of the Corporation or a duly designated Committee thereof, as a whole but not in part, on any Dividend Payment Date, upon at least 30 days, but not more than 60 days, Notice of Redemption pursuant to clause (c) of this paragraph 4, at a redemption price of $100,000 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) on such shares to the redemption date, if the Applicable Rate fixed for the Dividend Period ending on such Dividend Payment Date shall equal or exceed the 60-day "AA" Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

          (b) Notwithstanding any other provision of this paragraph 4, shares of a particular series of DARTS may not be redeemed, other than as a whole, unless all accrued and unpaid dividends on all outstanding shares of the series shall have been paid or are being contemporaneously paid or set apart for payment.
In the event that less than all the outstanding shares of a series of DARTS are to be redeemed, the shares to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair and equitable.

          (c) Whenever shares of DARTS are to be redeemed, the Corporation shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of record of shares of DARTS to be redeemed and to the Trust Company.
A Notice of Redemption shall be addressed to the Holder at the address of the Holder appearing on the Stock Books of the Corporation maintained by the Trust Company. The Notice of Redemption shall also be published in the Wall Street Journal. The Notice of Redemption shall include a statement of (i) the redemption date, (ii) the redemption price, (iii) the number of shares of each series of DARTS to be redeemed, (iv) the place or places where shares of DARTS are to be surrendered for payment of the redemption price, (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the provision under which redemption is made. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by law.

         If Notice of Redemption shall have been given as aforesaid and the Corporation shall have deposited a sum sufficient to redeem the shares of DARTS as to which Notice of Redemption has been given with the Trust Company, with irrevocable instructions and authority to pay the redemption price to the Holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the Holders thereof as stockholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate, and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Trust Company the interest, if any, on such moneys deposited with it and the Holders of any shares so redeemed shall have no claim to any such interest.
In case the Holder of any shares so called for redemption shall not claim the redemption price for his shares within one year after the date of redemption, the Trust Company shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Trust Company shall thereupon be relieved of all responsibility to the Holder of such shares and such Holder of the shares of DARTS so called for the redemption shall look only to the Corporation for the payment thereof.

          (d) Except in an Auction and except as set forth above with respect to redemptions, nothing contained in these Articles Supplementary shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of DARTS in privately negotiated transactions or in the over-the-counter market or otherwise; provided that the Corporation is current in the payment of dividends on all of the outstanding series of DARTS.

          (e) Shares of DARTS that have been redeemed, purchased or otherwise acquired by the Corporation are not subject to reissuance and shall be cancelled.

          5. Voting Rights. (a) Holders of DARTS shall have no voting rights, either general or special except as expressly required by applicable law, the Charter and as specified in this paragraph 5.

          (b) Whenever dividends on any series of DARTS shall be unpaid as a whole or in part for six consecutive dividend quarters, then at the annual meeting of stockholders next following omission of the last successive quarterly dividend or any part thereof in such period and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the series of DARTS have been paid or declared and a sum sufficient for payment has been set aside, the Holders of the series of DARTS either alone or together with the Holders of one or more other series of DARTS or the holders of one or more other cumulative series of the Preferred Stock at the time outstanding which are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 5 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders aforesaid, be increased by two Directors. The rights of Holders of DARTS of any series to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this paragraph
5 shall continue in effect until cumulative dividends have been paid in full or declared and set apart for payment on the series of DARTS. At elections for such Directors, each Holder of DARTS shall be entitled to 2,000 votes for each share held. The Holders of DARTS shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 5 of the Holders of DARTS and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this paragraph 5 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated, and the Board of Directors shall be decreased by two Directors.

          (c) So long as any shares of DARTS remain outstanding, the affirmative vote of the Holders of at least two-thirds of the votes of any series of DARTS outstanding at the time given in person or by proxy, at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

               (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is defined below in this paragraph 5) to such series of DARTS, or

              (ii) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with such series of DARTS unless the Articles Supplementary or other provisions of the charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation are not paid in full on such series of DARTS and all outstanding shares of stock ranking on a parity (as that term is defined below in this paragraph 5) with such series of DARTS (such series of DARTS and all such other stock being herein called "Parity Stock"), the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or

             (iii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the charter of the Corporation including these Articles Supplementary which would materially and adversely affect any right, preference, privilege or voting power of such series of DARTS or of the Holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or Cumulative Preferred Stock, Floating Rate Series A or the Floating Rate Series B Stock or DARTS or the creation and issuance of other series of Preferred Stock including DARTS, in each case ranking on a parity with or junior to such series of DARTS with respect to the payment of dividends and the distribution of assets upon liquidation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

          The foregoing voting provisions shall not apply as to any series of DARTS if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of DARTS shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 4 to effect such redemption.

          Any class or classes of stock of the Corporation shall be deemed to rank

                    (A) prior to any series of DARTS as to dividends or as to distribution of assets if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders of such series of DARTS; and

                    (B) on a parity with any series of DARTS as to dividends or as to distribution of assets, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of any series of DARTS, if the holders of such class of stock and any series of DARTS shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

          In connection with the exercise of the voting rights contained in this paragraph 5(c), each Holder of DARTS shall have 2,000 votes for each share of stock held.

        (d) So long as any shares of DARTS remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, by resolution adopted at a meeting at which the Holders of shares of DARTS (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in any of the foregoing cases as required to comply with applicable law, including, without limitation, any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (i) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (ii) issues to the holders of DARTS in exchange for the DARTS shares of preferred stock having at least the same relative rights and preferences as the DARTS (the "Exchanged Stock"), (iii) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, and (iv) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company.
In connection with the exercise of the voting rights contained in this paragraph 5(d), holders of all series of Parity Stock which are granted such voting rights shall vote as a class, and each Holder of DARTS shall have 2,000 votes for each share of stock held, and each other series shall have such number of votes, if any, for each share of stock held as may be granted them.

          The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the DARTS shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 4 to effect such redemption.

          6. Auction Procedures. (a) Certain definitions. Capitalized terms not defined in this paragraph 6 shall have the respective meanings specified in paragraphs 1 through 5 above. As used in this paragraph 6, the following terms shall have the following meanings, unless the context otherwise requires:

               (i) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of, or under common control with the Corporation.

              (ii) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

             (iii) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 6.

              (iv) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

               (v) "Available DARTS" shall have the meaning specified in paragraph 6(d)(i) below.

              (vi) "Bid" shall have the meaning specified in paragraph 6(b)(i) below.

             (vii) "Bidder" shall have the meaning specified in paragraph 6(b)(i) below.

            (viii) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 6, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

              (ix) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 6.

               (x) "DARTS" shall mean Series A and Series B DARTS being auctioned pursuant to this paragraph 6.

              (xi) "Existing Holder", when used with respect to shares of DARTS, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of DARTS in the records of the Trust Company.

             (xii) "Hold Order" shall have the meaning specified in paragraph 6(b)(i) below.

            (xiii) "Maximum Applicable Rate", on any Auction Date, shall mean the percentage of the 60-day "AA" Composite Commercial Paper Rate on such Auction Date, determined as set forth below based on the prevailing rating of shares of DARTS in effect at the close of business on such Auction Date:

          Prevailing Rating                             Percentage

          AA/aa or Above............................       110%
          A/a.......................................       120%
          BBB/baa...................................       130%
          Below BBB/baa.............................       150%

               For purposes of this definition, the "prevailing rating" of shares of DARTS shall be (i) AA/aa or Above, if shares of DARTS have a rating of AA- or better by Standard & Poor's Corporation or its successor ("S&P") or aa3 or better by Moody's Investors Service, Inc., or its successor ("Moody's"), or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if the shares of DARTS have a rating of A- or better and lower than AA- by S&P or a3 or better and lower then aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below,
          (iii) if not AA/aa or Above or A/a, then BBB/baa, if the shares of DARTS have a rating of BBB- or better and lower than A-by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Company shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for DARTS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Salomon Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Shearson Lehman Brothers Incorporated and Bear, Stearns & Co. Inc. and/or their successors shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

            (xiv) "Order" shall have the meaning specified in paragraph 6(b)(i) below.

             (xv) "Outstanding" shall mean, as of any date, shares of DARTS theretofore issued by the Corporation except, without duplication, (A) any shares of DARTS theretofore cancelled or delivered to the Trust Company for cancellation, or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (B) any shares of DARTS as to which the Corporation or any Affiliate thereof shall be an Existing Holder and (C) any shares of DARTS represented by any certificate in lieu of whic certificate has been executed and delivered by the Corporation.

             (xvi) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

            (xvii) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of DARTS (or, in the case of an Existing Holder, additional shares of DARTS).

           (xviii) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Trust Company and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell shares of DARTS as set forth in this paragraph 6.

             (xix) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of DARTS.

              (xx) "Sell Order" shall have the meaning specified in paragraph 6(b)(i) below.

             (xxi) "Submission Deadline" shall mean 12:30 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

            (xxii) "Submitted Bid" shall have the meaning specified in paragraph 6(d)(i) below.

           (xxiii) "Submitted Hold Order" shall have the meaning specified in paragraph 6(d)(i) below.

            (xxiv) "Submitted Order" shall have the meaning specified in paragraph 6(d)(i) below.

             (xxv) "Submitted Sell Order" shall have the meaning specified in paragraph 6(d)(i) below.

            (xxvi) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 6(d)(i) below.

           (xxvii) "Winning Bid Rate" shall have the meaning specified in paragraph 6(d)(i) below.

          (b)  Orders by Existing Holders and Potential Holders.
               (i)  On or prior to each Auction Date:

                    (A) each Existing Holder may submit to a Broker-Dealer information as to:

                         (1) the number of Outstanding shares, if any, of DARTS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                          (2) the number of Outstanding shares, if any, of DARTS held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                          (3) the number of Outstanding shares, if any, of DARTS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                    (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of DARTS which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

      For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph 6(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 6(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 6(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 6(b)(i) is hereinafter referred to as a "Sell Order."

              (ii)  (A)  A Bid by an Existing Holder shall constitute
               an irrevocable offer to sell:

                         (l) the number of Outstanding shares of DARTS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified in such Bid; or

                         (2) such number or a lesser number of Outstanding shares of DARTS to be determined as set forth in paragraph 6(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

                         (3) a lesser number of Outstanding shares of DARTS to be determined as set forth in paragraph 6(e)(ii)(C) if such specified rate shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                    (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                         (1) the number of Outstanding shares of DARTS specified in such Sell Order; or

                         (2) such number or a lesser number of Outstanding shares of DARTS to be determined as set forth in paragraph 6(e)(ii)(C) if Sufficient Clearing Bids do not exist.

                    (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                         (1) the number of Outstanding shares of DARTS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified in such Bid; or

                         (2) such number or a lesser number of Outstanding shares of DARTS to be determined as set forth in paragraph 6(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

          (c)  Submission of Orders by Broker-Dealers to Trust Company.
               (i) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

                    (A)  the name of the Bidder placing such Order;

                    (B) the aggregate number of Outstanding shares of DARTS that are the subject of such Order;

                    (C)  to the extent that such Bidder is an Existing Holder:

                         (1) the number of Outstanding shares, if any, of DARTS subject to any Hold Order placed by such Existing Holder;

                         (2) the number of Outstanding shares, if any, of DARTS subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                         (3) the number of Outstanding shares, if any, of DARTS subject to any Sell Order placed by such Existing Holder.

                    (D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

              (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

             (iii) If an Order or Orders covering all of the Outstanding shares of DARTS held by an Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of DARTS held by such Existing Holder and not subject to Orders submitted to the Trust Company.

              (iv) If one or more Orders covering in the aggregate more than the number of Outstanding shares of DARTS held by an Ex
          Holder are submitted to the Trust Company, such Orders shall be considered valid as follows and in the following order of priority:

                    (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of DARTS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of DARTS subject to such Hold Orders exceeds the number of Outstanding shares of DARTS held by such Existing Holder, the number of shares of DARTS subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Outstanding shares of DARTS held by such Existing Holder;

                    (B) (1) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of DARTS held by such Existing Holder over the number of shares of DARTS subject to Hold Orders referred to in paragraph 6(c)(iv)(A);

                         (2) subject to clause (1) above, if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of DARTS subject to such Bids is greater than such excess, the number of Outstanding shares of DARTS subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Outstanding shares of DARTS equal to such excess; and

                         (3) subject to clause (1) above, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such Outstanding shares subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder; and

                    (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of DARTS held by such Existing Holder over the number of Outstanding shares of DARTS subject to Hold Orders referred to in paragraph 6(c)(iv)(A) and Bids referred to in paragraph 6 (c)(iv)(B).

               (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and shares of DARTS therein specified

          (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. (i) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all Orders submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

                    (A) the excess of the total number of Outstanding shares of DARTS over the number of Outstanding shares of DARTS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available DARTS");

                    (B)  from the Submitted Orders whether:

                         (1) the number of Outstanding shares of DARTS that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                         (2) (a) the number of Outstanding shares of DARTS that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate, and

                              (b) the number of Outstanding shares of DARTS that are subject to Submitted Sell Orders

                    (if such excess or such equality exists (other than because the number of Outstanding shares of DARTS in clauses (a) and (b) above are each zero because all the Outstanding shares of DARTS are the subject of Submitted Hold Orders), such Submitted Bids in clause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                    (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

                         (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of DARTS that are the subject of such Submitted Bids, and

                         (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling the Potential Holders to purchase the shares of DARTS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate being at least equal to the Available DARTS.

              (ii) Promptly after the Trust company has made the determinations pursuant to paragraph 6(d)(i), the Trust Company shall advise the Corporation of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                    (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

                    (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of DARTS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

                   (C) if all of the Outstanding shares of DARTS are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be 59% of the 60-day "AA" Composite Commercial Paper Rate on the date of the Auction.

          (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 6(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Company shall take such other action as set forth below:

               (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 6(e)(ii) and 6(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                    (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of DARTS that are the subject of such Submitted Bid;

                     (B) the Submitted Bid of each of the Existing Holders specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid;

                     (C) the Submitted Bid of each of the Potential Holders specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                     (D) the Submitted Bid of each of the Existing Holders specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid, unless the number of Outstanding shares of DARTS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of DARTS ("remaining shares") equal to the excess of the Available DARTS over the number of Outstanding shares of DARTS subject to Submitted Bids described in paragraphs 6(e)(i)(B) and 6(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of DARTS, but only in an amount equal to the difference between (1)
               the number of Outstanding shares of DARTS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of DARTS obtained by multiplying (x) the number of remaining shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of DARTS subject to such submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                    (E) the Submitted Bid of each of the Potential Holders specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of DARTS obtained by multiplying (x) the difference between the Available DARTS and the number of Outstanding shares of DARTS subject to Submitted Bids described in paragraphs 6(e)(i)(B), 6(e)(i)(C) and 6(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of DARTS subject to such Submitted Bids made by all such Potential Holders that specified rates equal to the Winning Bid Rate.

              (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of DARTS are subject to Submitted Hold Orders), subject to the provisions of paragraphs 6(e)(iii) and 6(e)(iv), Submitted Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                    (A) the Submitted bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of DARTS that are the subject of such Submitted Bid;

                    (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of DARTS that are the subject of such Submitted Bid; and

                    (C) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between  (1)  the number of
               Outstanding shares of DARTS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of DARTS obtained by multiplying (x) the difference between the Available DARTS and the aggregate number of Outstanding shares of DARTS subject to Submitted
               Bids described in paragraphs 6(e)(ii)(A) and 6(e)(ii)(B) by
               (y) a fraction the numerator of which shall be the number of Outstanding shares of DARTS held by such Existing holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of DARTS subject to all such Submitted Bids and Submitted Sell Orders.

             (iii) If, as a result of the procedures described in paragraph 6(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of DARTS on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares of DARTS for purchase among Potential Holders so that only whole shares of DARTS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of DARTS on such Auction Date.

              (iv) If, as a result of the procedures described in paragraph 6(e)(i) or 6(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of DARTS on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of DARTS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of Outstanding shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of DARTS.

               (v) Based on the results of each Auction, the Trust Company shall determine the aggregate number of Outstanding shares of DARTS to be purchased and the aggregate number of Outstanding shares of DARTS to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders, and, with respect to each Broker-Dealer, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of DARTS.

          (f) Miscellaneous. The Board of Directors may interpret the provisions of this paragraph 6 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of DARTS. An Existing Holder (A) may sell, transfer or otherwise dispose of shares of DARTS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 6 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Trust Company of such transfer and (B) except as otherwise provided by law, shall have the ownership of the shares of DARTS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an Order in any Auction. All of the outstanding DARTS shall be represented by a certificate registered in the name of the nominee of the Securities Depository.

          (g) Headings of Subdivisions. The headings of the various subdivisions of this paragraph 6 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          7. Parity Stock. So long as any shares of DARTS shall remain outstanding, in case the stated dividends or amounts payable on liquidation are not paid in full with respect to all outstanding shares of Parity Stock, all such shares shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable in respect of all outstanding shares of Parity Stock if all dividends in respect of all such shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation, ratably in accordance with the sums which would be payable in respect of all outstanding Parity Stock if all sums payable were discharged in full.

IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its Senior Vice President and its corporate seal to be hereunto affixed and attested by its Corporate Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on March 27, 1986.

                                    REPUBLIC NEW YORK CORPORATION

                                    By  /s/ Thomas F. Robards
Attest:                                     Thomas F. Robards
                                         (Senior Vice President)
/s/ William F. Rosenblum, Jr.
    William F. Rosenblum, Jr.
     (Corporate Secretary)





                 REPUBLIC NEW YORK CORPORATION

                    ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly divided and classified 500 shares of the Preferred Stock of the Corporation into a series designated Money Market Cumulative PreferredTM Stock and has provided for the issuance of such series.

SECOND: The terms of the Money Market Cumulative PreferredTM Stock as set by the Finance Committee of the Board of Directors pursuant to authority duly delegated by the Board of Directors are as follows:

                              PART I

     1. Designation and Number of Shares. (a) 500 shares of Preferred Stock of the Corporation, without par value, shall constitute a series of Preferred Stock designated as "Preferred Stock," hereinafter referred to as the "MMP." All shares of the MMP shall be identical with each other in all respects. The MMP shall be of a stated value of $100,000 per share (the "stated value").

          (b) All shares of MMP redeemed or purchased by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of MMP.

     2.  Dividends.  (a)  The Holders (as defined in Section
7 of this Part I) shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (as defined in Section 7 of this Part I), out of funds legally available therefor, cumulative cash dividends at the Applicable Rate (as defined in subparagraph (c)(i) of this Section 2) per annum, determined as set forth in subparagraph (c)(i) of this Section 2, and no more, payable on the respective dates set forth in subparagraph (b)(i) of this Section 2.

          (b)  (i)  Dividends on shares of MMP, at the Applicable
Rate per annum, shall accrue from the Date of Original Issue (as defined in Section 7 of this Part I) and shall be payable commencing on Monday, September 14, 1987, and on each succeeding seventh Monday thereafter except that

                    (1) if the Monday that otherwise would be the Dividend Payment Date is not a Business Day, or the Monday that otherwise would be the Dividend Payment Date is succeeded by a Tuesday that is not a Business Day, then the dividend
            Payment Date shall be the next succeeding Business Day that is immediately succeeded by a Business Day, provided that (2) if the Securities Depositary shall make available to its participants and members, in funds immediately available in the City of New York on Dividend Payment Dates, the amount due as dividends on such Dividend Payment Dates (and the Securities Depositary shall have so advised the Trust
            Company), and if the Monday that otherwise would be the Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day, and provided, further, that (3) if the determination of the otherwise applicable Dividend Payment Date in the manner hereinabove provided would result in the Dividend Period commencing on said otherwise applicable Dividend Payment Date having less than the number of days constituting the minimum holding period (currently found in Section 246(c) of the Code) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of the Code), then the Board of directors or a committee thereof shall make such adjustment to the next succeeding Dividend Payment Date as shall be necessary to result in such Dividend Period having the minimum number of days constituting the minimum holding period. Although any particular Dividend Payment Date may not occur on the originally scheduled Monday because of the exceptions discussed above, the next succeeding Dividend Payment Date shall be, subject to such exceptions, the seventh Monday following the originally designated Monday that would have been the Dividend Payment Date for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in law lengthening the minimum holding period
            (currently found in Section 246(c) of the Code) required for taxpayers to be entitled to the dividends received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of the Code), the Board may adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of days (such number of days, without giving effect to the exceptions referred to above, being hereinafter referred to as "Dividend Period
            Days") in Dividend Periods commencing after the date of such change in law to equal or exceed the then current minimum holding period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current minimum holding period and in no event shall exceed 98 days and that dividends shall continue to be payable on Mondays, subject to the exceptions discussed above. Each dividend payment date determined as provided above is herein referred to as a "Dividend Payment Date" and the first
            Dividend Payment Date is herein referred to as the "Initial Dividend Payment Date." If the Board of Directors of the Corporation determines to adjust the number of Dividend Period Days in the Dividend Periods for the MMP, the Corporation will mail notice of such change to all holders of shares of MMP so affected.

              (ii) So long as no Payment Default (as defined in Section 7 of this Part I) shall have occurred, the Corporation shall pay to the Trust Company not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date an aggregate amount of funds available on the next Business Day in The City of New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Trust Company for the benefit of the Holders specified in subparagraph
(b)(iii) of this Section 2.

             (iii) Each dividend shall be paid to the Holders as their names appear on the records of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if a Payment Default shall have occurred, such dividend shall be paid to the Holders as their names appear on the records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the records of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

          (c) (i) The dividend rate on shares of MMP during the period from and after the Date of Original Issue to and including the Initial Dividend Payment Date (the "Initial Dividend Period") shall be 4.625% per annum. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of MMP for each subsequent dividend period (herein referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods"; and the Initial Dividend Period or any Subsequent Dividend Period being herein referred to as a "Dividend Period" and collectively as "Dividend Periods") thereafter, which Subsequent Dividend Periods shall commence on the day that is the last day of the preceding Dividend Period and shall end on and include the next succeeding Dividend Payment Date, shall be equal to the rate per annum that results from implementation of the Auction Procedures (as defined in Section 7 of this Part I); provided, however, that if an Auction with respect to any Dividend Period is not held for any reason, the dividend rate on the shares of MMP for such Dividend Period will be the Maximum Rate on the Auction Date with respect to such Dividend Period. Notwithstanding the foregoing, if a Payment Default shall have occurred prior to the first day of such Subsequent Dividend Period, the dividend rate for such Subsequent Dividend Period shall be a rate per annum equal to 175% of the 60-day "AA" Composite Commercial Paper Rate (as defined in
Section 7 of this Part I) (the rate per annum at which dividends are payable on shares of MMP for any Dividend Period being herein referred to as the "Applicable Rate").

              (ii) The amount of dividends per share payable on shares of MMP for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in such Dividend
Period (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360 and applying the rate obtained against $100,000 per share of MMP.

          (d) So long as any shares of MMP are outstanding, the Corporation shall not (a) declare or pay or set apart for payment any dividend or other distribution (other than dividends or distributions payable in shares of stock of the Corporation ranking junior to the MMP as to dividends and upon liquidation) for any period upon any stock of the Corporation ranking on a parity with, or any stock of the Corporation ranking junior to, such MMP as to dividends or upon liquidation or (b) redeem, purchase or otherwise acquire for any consideration any stock of the Corporation ranking on a parity with, or any stock of the Corporation ranking junior to, such MMP as to dividends or upon liquidation, unless, in either case, all dividends payable to holders of shares of MMP and to holders of any other stock of the Corporation ranking on a parity therewith as to dividends for its current dividend period and all past dividend periods have been paid, are contemporaneously being paid or have been declared and a sum sufficient for the payment thereof set aside for such payment, except that notwithstanding clause (a) above the Corporation may pay dividends on the shares of MMP and shares of stock of the Corporation ranking on a parity therewith as to dividends ratably in accordance with the sums which would be payable on such shares if all dividends, including accumulations, if any, were declared and paid in full. Holders of shares of MMP shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the MMP. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the MMP which may be in arrears.

     3. Redemption. (a)(i)(A) The shares of MMP may be redeemed, at the option of the Corporation, as a whole or from time to time in part on the second Business Day next preceding any Dividend Payment Date at a redemption price of:

                         (i) $103,000 per share of MMP if redeemed during the twelve months ending on July 23, 1988;

                        (ii) $102,000 per share of MMP if redeemed during the twelve months ending on July 23, 1989;

                       (iii) $101,000 per share of MMP if redeemed during the twelve months ending on July 23, 1990; and

                        (iv)   $100,000 per share of MMP if redeemed
                    thereafter

plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

                    (B) The shares of MMP are also redeemable at the option of the Corporation, as a whole but not in part, on any Dividend
Payment Date at $100,000 per share of MMP, plus accrued and unpaid dividends thereon (whether or not earned or declared) to the date of redemption if the Applicable Rate for the Dividend Period ending on such Dividend Payment Date equals or exceeds the 60-day "AA"
Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

              (ii) If fewer than all of the outstanding shares of MMP are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation, and such shares shall be redeemed by lot or pro rata from the Holders in proportion to the number of such shares held by such Holders as may be determined by the Board of Directors of the Corporation or by any other method as may be determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

          (b) So long as no Payment Default shall have occurred, the Corporation shall pay the applicable Redemption-Deposit Amount (as defined in Section 7 of this Part I) to the Trust Company, in funds available on the next Business Day in The City of New York on the Business Day next preceding any redemption date for disbursement to Holders as appropriate. All such moneys shall be held in trust by the Trust Company for the benefit of Holders of shares so to be redeemed.

          (c) In the event the Corporation shall redeem shares of MMP, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of record of the shares to be redeemed, at such Holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of MMP to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (iii) the redemption price, plus the amount of accrued and unpaid dividends thereon (whether or not earned or declared) to the redemption date; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price plus such accrued and unpaid dividends; and
(v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

         (d) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption) dividends on the shares of MMP so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price plus an amount equal to such accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price plus an amount equal to such accrued and unpaid dividends. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (e) Any shares of MMP which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

          (f)  Notwithstanding the foregoing provisions of this
Section 3, if any dividends on MMP are in arrears, no shares of MMP shall be redeemed, and the Corporation shall not purchase or otherwise acquire any shares of MMP; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of MMP pursuant to a purchase or exchange offer made on the same terms to all holders of MMP and any other shares of stock of the Corporation ranking on a parity therewith as to dividends.

     4. Conversion or Exchange. The holders of shares of MMP shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

     5. Liquidation Rights. (a) Upon the dissolution, voluntary or involuntary liquidation or winding up of the Corporation, the Holders of the shares of MMP shall be entitled to receive out of the assets of the Corporation, available for distribution to stockholders before any payment or distribution of assets shall be made on the Common Stock or on any other class of stock of the Corporation ranking junior to the MMP upon liquidation, the amount of $100,000 per share plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

          (b) For the purposes of this Section 5, a voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall include neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation.

          (c) After the payment to the holders of the shares of MMP of the full preferential amounts provided for in this Section
5, the Holders of MMP as such shall have no right or claim to any of the remaining assets of the Corporation.

          (d) In the event the assets of the Corporation available for distribution to the holders of shares of MMP upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph
(a) of this Section 5, no such distribution shall be made on account of any shares of stock of the Corporation ranking on a parity with the shares of MMP upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of MMP, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

          (e) Upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of MMP then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5 before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior upon liquidation to MMP.

     6. Voting Rights. (a) Holders of shares of MMP shall have no voting rights, either general or special except as expressly required by applicable law, the Charter and as specified in this Section 6.

          (b) Whenever dividends on any shares of MMP shall be unpaid as a whole or in part for not less than 540 consecutive days, then at the annual meeting of stockholders next following omission of the last successive quarterly dividend or any part thereof in such period and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the shares of MMP have been paid or declared and a sum sufficient for payment has been set aside, the Holders of the shares of MMP either alone or together with the holders of one or more other cumulative series of the Preferred Stock at the time outstanding which are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this Section 6 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders aforesaid, be increased by two Directors. The rights of Holders of shares of MMP to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this Section 6 shall continue in effect until cumulative dividends have been paid in full or declared and set apart for payment on the shares of MMP. At elections for such Directors, each Holder of shares of MMP shall be entitled to 2,000 votes for each share held. The Holders of shares of MMP shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this
Section 6 of the Holders of shares of MMP and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this Section
6 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated, and the Board of Directors shall be decreased by two Directors.

          (c) So long as any shares of MMP remain outstanding, the affirmative vote of the Holders of at least two-thirds of the votes of the shares of MMP outstanding at the time given in person or by proxy, at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

               (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is defined below in this Section 6) to such shares of MMP, or

               (ii) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the shares of MMP unless the Articles Supplementary or other provisions of the charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation are not paid in full on such series of MMP and all outstanding shares of stock ranking on a parity (as that term is defined below in this Section 6) with such shares of MMP (such shares of MMP and all such other stock being herein called "Parity Stock"), the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or

              (iii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the charter of the Corporation including these Articles Supplementary which would materially and adversely affect any right, preference, privilege or voting power of such shares of MMP or of the Holders thereof; provided, however, that any increase or decrease in the amount of authorized Preferred Stock or Cumulative Preferred Stock, the Floating Rate Series B Stock, the Series A and Series B Dutch Auction Rate Transferable SecuritiesTM Preferred Stock, the Remarketed
           Stock or the MMP or the creation and isuance of other series of Preferred Stock including MMP, in each case ranking on a parity with or junior to the shares of MMP with respect to the payment of dividends and the distribution of assets upon liquidation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

           Any class or classes of stock of the Corporation shall be deemed to rank

                      (i) prior to the shares of MMP as to dividends or as to distribution of assets if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the shares of MMP; and

                    (ii) on a parity with the shares of MMP as to dividends or as to distribution of assets, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from the shares of MMP, if the holders of such class of stock and the shares of MMP shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

          In connection with the exercise of the voting rights contained in this Section 6(c), each Holder of shares of MMP shall have 2,000 votes for each share of stock held.

          (d) So long as any shares of MMP remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, by resolution adopted at a meeting at which the Holders of shares of MMP (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in any of the foregoing cases as required to comply with applicable law, including, without limitation, any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (i) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (ii) issues to the holders of MMP in exchange for the MMP shares of preferred stock having at least the same relative rights and preferences as the MMP (the "Exchanged Stock"), (iii) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, and (iv) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company. In connection with the exercise of the voting rights contained in this Section 6(d), holders of all series of Parity Stock which are granted such voting rights shall vote as a class, and each Holder of MMP shall have 2,000 votes for each share of stock held, and each other series shall have such number of votes, if any, for each share of stock held as may be granted them.

          The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the MMP shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with Section 3 to effect such redemption.

     7. Definitions. As used in Parts I and II hereof, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                 (a) "Applicable Rate" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part I.

                 (b) "Auction" shall mean each periodic implementation of the Auction Procedures.

                 (c) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

                 (d) Board of Directors of the Corporation" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof except with respect to the declaration of dividends on the shares of MMP in which case the "Board of Directors" shall mean the Board of Directors only.

                 (e) "Business Day" shall mean a day on which the New York Stock Exchange, Inc. is open for trading and which is neither a Saturday, Sunday nor any other day on which banks or trust companies in the City of New York, New York are authorized by law to close.

                 (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (g) "Commercial Paper Dealers" shall mean Goldman Sachs & Co., Shearson Lehman Commercial Paper Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc, or, in lieu of any thereof, their respective affiliates or successors provided that any such entity is a commercial paper dealer.

                 (h) "Date of Original Issue" shall mean the date on which the Corporation originally issues shares of MMP.

                 (i) "Divided Payment Date" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part I.

                 (j) "Dividend Period" and "Dividend Periods" shall have the respective meanings specified in subparagraph (c)(i) of
            Section 2 of this Part I.

                 (k) "Dividend Period Days" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this Part I.

                 (l) "Holder" shall mean the registered holder of shares of MMP as the same appears on the stock books of the Corporation.

                 (m) "Initial Dividend Payment Date" shall have the meaning specified in subparagraph (b)(i) of Section 2 of this
            Part I.

                 (n) "Initial Dividend Period" shall have the meaning specified in subparagraph (c)(i) of Section 2 of this Part I.

                 (o) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation and its successors.

                 (p) "Payment Default" shall mean the first failure by the Corporation to pay to the Trust Company, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date, in funds available on such Dividend Payment Date in the City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of MMP or (B) on the Business Day next preceding any redemption date in funds available on such redemption date in the City of New York, New York, the redemption price to be paid on such redemption date, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, of any share of MMP after notice of redemption has been given pursuant to paragraph (c) of Section 3 of this Part I.

                 (q) "Redemption Deposit Amount" shall mean the product of (i) the number of outstanding shares of MMP to be redeemed times (ii) an amount equal to the applicable redemption price, plus an amount equal to accrued and unpaid dividends (whether or not declared) to the date fixed for redemption.

                 (r) "Reference Banks" shall mean the principal London offices of Bankers Trust Company, The Bank of Tokyo, Ltd., Barclays Bank PLC and National Westminster Bank PLC, or their respective successors.

                 (s) "S&P" shall mean Standard and Poor's Corporation, a New York corporation and its successors.

                 (t) "Subsequent Dividend Period" and "Subsequent Dividend Periods" shall have the respective meanings specified in subparagraph (c)(i) of Section 2 of this Part I.

                 (u) "Substitute Commercial Paper Dealer" shall mean The First Boston Corporation or Morgan Stanley & Co. Incorporated, or their respective affiliates or successors, if such dealer or its affiliate or successor is a commercial paper dealer; provided that neither such dealer nor any of its affiliates or successors shall be a Commercial Paper Dealer.

                 (v) "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank (National Association), Deutsche Bank Aktiengesellschaft, Morgan Guaranty Trust Company of New York or Swiss Bank Corporation, or their respective successors, or, if none of such Substitute Reference Banks are engaged in dealings in United States dollars in the London interbank market, then a bank or banks, selected by the Corporation, engaged in dealings in United States dollars in the London interbank market.

                 (w) "Trust Company" shall mean the bank or trust company or other entity appointed as such by a resolution of the Board of Directors of the Corporation.

                             PART II


     1. Certain Definitions. Capitalized terms not defined in this Section 1 shall have the respective meanings specified in
Part I hereof. As used in this Part II, the following terms shall have the following meanings, unless the context otherwise requires:

                 (a) "'AA' Composite Commercial Paper Rate", on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S & P, or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the immediately preceding Business Day prior to such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Trust Company for the close of business on the immediately preceding Business Day prior to such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers, provided that, in the event the Corporation is unable to cause such quotations to be furnished to the Trust Company by such sources, the Corporation may cause the "AA" Composite Commercial Paper Rate to be furnished to the Trust Company by such alternative source or sources as the Corporation in good faith deems to be reliable. If the Board of Directors of the Corporation shall make the adjustment referred to in subparagraph (b)(i)(3) of Section
            2 of Part I hereof, then (i) the number of Dividend Period Days after such adjustment shall be fewer than 70 days, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, (ii) if the Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, such rate shall be based on the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, or (iii) if the Dividend Period Days after such adjustment shall be 85 or more days but 98 or fewer days, such rate shall be based on the interest equivalent of the 90-day rate on such commercial paper. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1%) of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

                 (b) "'AA' Rate Multiple", on any Auction Date, shall mean the percentage determined as set forth below based on the prevailing rating of MMP in effect at the close of business on the Business Day immediately preceding such Auction Date:

                Prevailing Rating                          Percentage

                AA/aa or Above........                         110%
                A/a...................                         120%
                BBB/baa...............                         130%
                Below BBB/baa (includes no rating)             175%

            For purposes of this definition, the "prevailing rating" of MMP shall be (i) AA/aa or Above, if MMP has a rating of AA-or better by S&P or aa3 or better by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if MMP has a rating of A- or better and lower than AA- by S&P or a3 or better and lower then aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa if MMP has a rating of BBB- or better and lower than A- by S&P or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for MMP. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Shearson Lehman Brothers Inc. and Salomon Brothers Inc or their successors shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) or two nationally recognized statistical rating organizations to act as substitute rating agency or substitute rating agencies, as the case may be, and the Corporation shall take all reasonable action necessary to enable such rating agency or rating agencies to provide a rating or ratings for the MMP.

                 (c) "Affiliate" shall mean any Person known to the Trust Company to be controlled by, in control of or under common control with the Corporation.

                 (d) "Agent Member" shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Purchaser's Letter.

                 (e) "Auction Date" shall mean the Business Day next preceding the first day of a Dividend Period.

                 (f) "Available MMP" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

                 (g) "Bid" and "Bids" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                 (h) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                 (i) "Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this Part II, that is a member of, or a participant in, the Securities Depository, has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Company that remains effective.

                 (j) "Broker-Dealer Agreement" shall mean an agreement between the Trust Company and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in this Part II.

                 (k) "Existing Holder," when used with respect to shares of MMP, shall mean a Person who has signed a Purchaser's Letter and is listed as the beneficial owner of such shares of MMP in the records of the Trust Company.

                 (l) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                 (m) "Maximum Rate," on any Auction Date, shall mean the product of the "AA" Composite Commercial Paper Rate times the "AA" Rate Multiple.

                 (n) "Order" and "Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                 (o) "Outstanding" shall mean, as of any date, shares of MMP theretofore issued by the Corporation except, without duplication, (i) any shares of MMP theretofore cancelled or delivered to the Trust Company for cancellation or redeemed by the Corporation or as to which a notice of redemption shall have been given by the Corporation, (ii) any shares of MMP as to which the Corporation or any Affiliate thereof (other than a Broker-Dealer Affiliate) shall be an Existing Holder and (iii) any shares of MMP represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

                 (p) "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                 (q) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Purchaser's Letter and (ii) who may be interested in acquiring shares of MMP (or, in the case of an Existing Holder, additional shares of MMP).

                 (r) "Purchaser's Letter" shall mean a letter, the form of which is attached hereto, addressed to the Corporation, the Trust Company, a Broker-Dealer and an Agent Member in which a Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and/or to sell shares of MMP as set forth in this Part II.

                 (s) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of MMP.

                 (t) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 2 of this Part II.

                 (u) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Company as specified by the Trust Company from time to time.

                 (v) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

                 (w) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

                 (x) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

                 (y) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph (a) of Section 4 of this Part II.

                 (z) "Sufficient Clearing Bids" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

                (aa) "Winning Bid Rate" shall have the meaning specified in paragraph (a) of Section 4 of this Part II.

     2. Orders by Existing Holders and Potential Holders. (a) On or prior to the Submission Deadline on each Auction Date:

               (i) each Existing Holder may submit to a Broker-Dealer information as to:

                    (A) the number of Outstanding shares, if any, of MMP held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                    (B) the number of Outstanding shares, if any, of MMP which such Existing Holder desires to continue to hold if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                    (C) the number of Outstanding shares, if any, of MMP held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

              (ii) one or more Broker-Dealers, using lists of Potential Holders, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of shares, if any, of MMP which each such Potential Holder offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause
(i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

          (b) (i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                    (A)  the number of Outstanding shares of MMP
               specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

                    (B) such number or a lesser number of Outstanding shares of MMP to be determined as set forth in clause
               (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

                    (C) a lesser number of Outstanding shares of MMP to be determined as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

              (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                    (A)  the number of Outstanding shares of MMP
               specified in such Sell Order; or

                    (B) such number or a lesser number of Outstanding shares of MMP as set forth in clause (iii) of paragraph
               (b) of Section 5 of this Part II if Sufficient Clearing Bids do not exist.

             (iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                    (A)  the number of Outstanding shares of MMP
               specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

                    (B) such number or a lesser number of Outstanding shares of MMP as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

     3.  Submission of Orders by Broker-Dealers to Trust
Company. (a) Each Broker-Dealer shall submit in writing to the Trust Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each Order:

               (i)  the name of the Bidder placing such Order;

              (ii) the aggregate number of shares of MMP the subject of such Order;

             (iii)  to the extent that such Bidder is an Existing Holder:

                    (A) the number of shares, if any, of MMP subject to any Hold Order placed by such Existing Holder;

                    (B) the number of shares, if any, of MMP subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                    (C) the number of shares, if any, of MMP subject to any Sell Order placed by such Existing Holder; and

              (iv) to the extent such Bidder is a Potential Holder, the rate and number of shares specified in such Potential Holder's

          (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

          (c) If an Order or Orders covering all of the Outstanding shares of MMP held by any Existing Holder is not submitted to the Trust Company prior to the Submission Deadline, the Trust Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of MMP held by such Existing Holder and not subject to Orders submitted to the Trust Company.

          (d) If any Existing Holder submits through a Broker-Dealer to the Trust Company one or more Orders covering in the aggregate more than the number of Outstanding shares of MMP held by an Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

               (i) all Hold Orders shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of MMP held by such Existing Holder and, solely for the purpose of allocating compensation among the Broker-Dealers submitting Hold Orders, if the number of shares of MMP subject to such Hold Orders exceeds the number of Outstanding shares of MMP held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of MMP held by such Existing Holder;

              (ii) (A) any Bid shall be considered valid up to and including the excess of the number of Outstanding shares of MMP held by such Existing Holder over the number of shares of MMP subject to any Hold Orders referred to in clause (i) above;

                    (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Outstanding shares of MMP subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and, solely for the purpose of allocating compensation among the Broker-Dealers submitting Bids with the same rate, the number of shares of MMP subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of MMP equal to such excess;

                    (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                    (D) in any such event, the number, if any, of such Outstanding shares of MMP subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

             (iii) all Sell Orders shall be considered valid up to and including the excess of the number of Outstanding shares of MMP held by such Existing Holder over the sum of the shares of MMP subject to valid Hold Orders referred to in clause (i) above and valid Bids by such Existing Holder referred to in clause (ii) above.

          (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

     4.  Determination of Sufficient Clearing Bids, Winning
Bid Rate and Applicable Rate. (a) Not earlier than the Submission Deadline on each Auction Date, the Trust Company shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

               (i) the excess of the total number of Outstanding shares of MMP over the number of Outstanding shares of MMP that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available MMP");

              (ii)  from the Submitted Orders whether:

                    (A) the number of Outstanding shares of MMP that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

               exceeds or is equal to the sum of:

                    (B) the number of Outstanding shares of MMP that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

                    (C) the number of Outstanding shares of MMP that are subject to Submitted Sell Orders (in the event of such excess or such equality (other than because the number of shares of MMP in subclauses (B) and (C) above is zero because all of the Outstanding shares of MMP are the subject of Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

             (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

                    (A)(I) each Submitted Bid from Existing Holders specifying such lowest rate and (II) all other Submitted Bids from Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of MMP that are the subject of such Submitted Bids; and

                    (B)(I) each Submitted Bid from Potential Holders specifying such lowest rate and (II) all other
               Submitted Bids from Potential Holders specifying lower rates were accepted,

          would result in such Existing Holders described in subclause
          (A) above continuing to hold an aggregate number of Outstanding shares of MMP which, when added to the number of Outstanding shares of MMP to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available MMP.

          (b) Promptly after the Trust Company has made the determinations pursuant to paragraph (a) of this Section 4, the Trust Company shall advise the Corporation of the "AA" Composite Commercial Paper Rate and the Maximum Rate on the Auction Date and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

               (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

              (ii) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of MMP are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Rate; or

             (iii) if all of the Outstanding shares of MMP are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the "AA" Composite Commercial Paper Rate.

     5.  Acceptance and Rejection of Submitted Bids and
Submitted Sell Orders and Allocation of Shares. Existing Holders shall continue to hold the shares of MMP that are the subject of Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust company shall take such other action as set forth below:

          (a) If Sufficient Clearing Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraph (d) and (e) of this Section 5, Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) the Submitted Sell Orders of Existing Holders shall be accepted and Existing Holders' Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the shares of MMP that are the subject of such Submitted Sell Orders or Submitted Bids;

              (ii) Existing Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of MMP that are the subject of such Submitted Bids;

             (iii) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted;

              (iv) each Existing Holders' Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the shares of MMP that are the subject of such Submitted Bid, unless the number of Outstanding shares of MMP subject to all such Submitted Bids shall be greater than the number of shares of MMP ("remaining shares") equal to the excess of the Available MMP over the number of shares of MMP subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be accepted in part, and such Existing Holder shall be required to sell shares of MMP subject to such Submitted Bid, but only in an amount equal to the difference between (A) the number of Outstanding shares of MMP then held by such Existing Holder subject to such Submitted Bid and
          (B) the number of shares of MMP obtained by multiplying the number of remaining shares by a fraction the numerator of which shall be the number of Outstanding shares of MMP held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to such submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

               (v) each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares of MMP obtained by multiplying the difference between the Available MMP and the number of shares of MMP subject to Submitted Bids described in clauses (ii), (iii) and (iv) of this paragraph
          (a) by a fraction the numerator of which shall be the number of Outstanding shares of MMP subject to such Submitted Bid of such Potential Holder and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

          (b)  If Sufficient Clearing Bids have not been made
     (other than because all of the Outstanding shares of MMP are the subject of Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 5, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (i) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the shares of MMP that are the subject of such Submitted Bids;

             (ii) Potential Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

            (iii) each Existing Holder's Submitted Bid specifying any rate that is higher than the Maximum Rate and the Submitted Sell Order of each Existing Holder shall be accepted, but in both cases only in an amount equal to the difference between (A) the number of Outstanding shares of MMP then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of shares of MMP obtained by multiplying the difference between the Available MMP and the aggregate number of shares of MMP subject to Submitted Bids described in clauses (i) and (ii) of this paragraph (b) by a fraction the numerator of which shall be the number of Outstanding shares of MMP held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of MMP subject to all such Submitted Bids and Submitted Sell Orders.

          (c) If all of the Outstanding shares of MMP are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

          (d) If, as a result of the procedures described in paragraph (a) or (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of MMP on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of shares of MMP to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of MMP.

          (e) If, as a result of the procedures described in paragraph (a) of this Section 5, any Potential Holder would be entitled or required to purchase less than a whole share of MMP on any Auction Date, the Trust Company shall, in such manner as, in its sole discretion, it shall determine, allocate shares for purchase among Potential Holders so that only whole shares of MMP are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing shares of MMP on such Auction Date.

          (f)  Based on the results of each Auction, the Trust
     Company shall determine the aggregate number of shares of MMP to be purchased and the aggregate number of shares of MMP to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of MMP.

     6. Miscellaneous. (a) The Board of Directors of the Corporation may interpret the provisions of this Part II to resolve any inconsistency or ambiguity which may arise or be revealed in connection with the Auction Procedures provided for herein, and if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors of the Corporation may, in appropriate circumstances, authorize the filing of Articles of Amendment or a Certificate of Correction.

          (b) As long as no Payment Default shall have occurred, (i) an Existing Holder may sell, transfer or otherwise dispose of shares of MMP only pursuant to a Bid or Sell Order in accordance with the procedures described in this Part II or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Trust Company, provided that in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker- Dealer or its Agent Member advises the Trust Company of such transfer, and (ii) such Existing Holder shall have the ownership of the shares of MMP held by it maintained in book entry form by the Securities Depository for the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

          (c) Neither the Corporation nor any affiliate thereof may submit an Order in any Auction except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Corporation may submit Orders in Auctions but only if such Orders are not for its own account, except that if such affiliated Broker-Dealer holds shares of MMP for its own account, it must submit a Sell Order in the next Auction with respect to such shares.

          (d) Commencing with the first day of the first Dividend Period for which the Applicable Rate is determined by the Default Rate, as set forth in subparagraph (c)(i) of Section 2 of Part I hereof, the Corporation or an Affiliate thereof, at the option of the Corporation, may perform any of the functions to be performed by the Trust Company set forth herein.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on July 17, 1987.

                                    REPUBLIC NEW YORK CORPORATION

                                    By  /s/ Jeffrey C. Keil
Attest:                                     Jeffrey C. Keil
                                              (President)

   /s/ William Rosenblum
       William Rosenblum
          (Secretary)





                   REPUBLIC NEW YORK CORPORATION

                       ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has duly divided and classified 1,000 shares of the Preferred Stock of the Corporation as Republic New York Corporation Remarketed Preferred Stock, and has provided for the issuance of such shares.

SECOND: The terms of the Republic New York Corporation Remarketed Preferred Stock as set by the Board of Directors are as follows:

           1,000 shares of Preferred Stock of the Corporation, without par value, shall constitute a series of Preferred Stock designated as Republic New York Corporation Remarketed Preferred Stock, hereinafter referred to as the "RP"TM [TM Trademark of Merrill Lynch & Co., Inc]. At all times, other than during the Initial Dividend Period, all shares of RP within each Dividend Period shall be identical with each other in all respects. The RP shall have no par value with a liquidation preference of $100,000 per share, plus an amount equal to accrued and unpaid dividends.

                              PART I

     1. Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings, whether used in the singular or plural:

        "'AA' Composite Commercial Paper Rate", on any date, means
(i) the Interest Equivalent of the 5-day (in the case of a 7-day Dividend Period) or 60-day (in the case of a 49-day Dividend Period) rate, as the case may be, on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S & P or "Aa" by Moody's, or the equivalent of such rating by another rating agency, as such rate is made available by the Federal Reserve Bank of New York on a discount basis or otherwise for the first Business Day before such date; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the 5-day or 60-day rate, as the case may be, on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealer to the Remarketing Agent for the close of business on the first Business Day before such date. If the Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotations or quotation furnished by any Substitute Commercial Paper Dealers or Dealer selected by the Corporation to provide such rates or rate not being supplied by the Commercial Paper Dealer. However, in respect of any Dividend Period of 98 Dividend Period Days or less (i) if the number of Dividend Period Days shall be 8 or more but less than 20, such rate shall be the Interest Equivalent of the 15-day rate on such commercial paper, (ii) if the number of Dividend Period Days shall be 20 or more but less than 49, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper, (iii) if the number of Dividend Period Days shall be 49 or more but less than 70, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper, (iv) if the number of Dividend Period Days shall be 70 or more but less than 85, such rate shall be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rates on such commercial paper and (v) if the number of Dividend Period Days shall be 85 or more but less than 99, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper.

        "Agent Member" means a designated member of the Securities Depository which will maintain records for the Beneficial Owners of shares of RP that have identified such Agent Member in their Purchaser's Letters and which will be authorized and instructed to disclose information to the Remarketing Agent and the Paying Agent with respect to such Beneficial Owners.

        "Applicable Dividend Rate" means, with respect to any share of RP for the applicable Initial Dividend Period, the applicable initial dividend rate, and for any subsequent Dividend Period for such share the dividend rate, as determined by the Remarketing Agent, that will be in effect for such share for any subsequent Dividend Period. In certain circumstances, the Applicable Dividend Rate may be the applicable Maximum Dividend Rate or the Penalty Rate.

        "Authorized Newspaper" means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

        "Beneficial Owner" shall mean a person who has signed a Purchaser's Letter and who is listed as the beneficial owner of shares of RP in the records of the Paying Agent provided that, as such term is used in paragraph 3 of this Part I, "Beneficial Owner" shall mean, in respect of each share of RP, the registered holder of such share as its name appears on the stock transfer books of the Corporation at any time the Applicable Dividend Rate for such share shall be the Penalty Rate.

        "Business Day" means a day on which the New York Stock
Exchange is open for trading, and is not a day on which banks in The city of New York are authorized by law to close.

        "Cede" means Cede & Co., the nominee of DTC in whose name the shares of RP will be initially registered.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commercial Paper Dealer" means Merrill Lynch, Pierce,
Fenner & Smith Incorporated, or in lieu thereof its affiliates or successors.

        "Common Stock" means the common stock of the Corporation, $5.00 par value.

        "Corporation" means Republic New York Corporation, a
Maryland corporation, that is the issuer of the shares of RP.

        "Date of Original Issue" means the date on which the Corporation originally issues the shares of RP.

        "Dividend Payment Date" means (i) with respect to any Optional Dividend Period of more than 91 but fewer than 365 days, the 92nd day thereof, the 183rd day thereof, if any, the 274th day thereof, if any, and the day next succeeding the last day thereof;
(ii) with respect to any Optional Dividend Period of 365 days or more, the second Wednesday of each January, April, July and October and the day next succeeding the last day thereof; and (iii) with respect to any other Dividend Period, the day next succeeding the last day thereof; provided, however, that if any such date would not be a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such date, except for the purpose of determining the length of a Dividend Period.

        "Dividend Period" means with respect to each share of RP, the Initial Dividend Period for such share and thereafter any period commencing on the Dividend Payment Date (which, if the Applicable Dividend Rate shall not be the Penalty Rate, shall be the Settlement Date) for such share and ending on the day next preceding the next succeeding such Dividend Payment Date for such share, which day falls in the calendar week in which the last Dividend Period Day in respect of such period falls (unless otherwise required by any adjustment of the remarketing schedule by the Remarketing Agent as provided herein), provided that if in respect of such Dividend Period, the Board of Directors of the Corporation adjusts the number of Dividend Period Days in the event of a change in the Minimum Holding Period, such day will be adjusted accordingly.

        "Dividend Period Days" means in respect of any particular Dividend Period applicable to a share of RP, such number of consecutive calendar days commencing on and including the first day of such period as is specified herein and ending with and including the day next preceding the first day of the next succeeding Dividend Period applicable to such share of RP.

        "Dividend Reset Date" means the Business Day following the Tender Date and the Business Day next preceding a Settlement Date
(normally a Wednesday).

        "Dividends-Received Deduction" means the deduction allowed to corporate holders of preferred stock with respect to dividends received on such stock by Section 243 of the Code, or any successor to Section 243 of the Code.

        "DTC" means The Depository Trust Company.

        "Holder" shall mean, with respect to any share of RP, the person whose name appears on the stock transfer books of the Corporation as the registered holder of such share.

        "Initial Dividend Period" means the period commencing on and including the Date of Original Issue and ending on September
16, 1987 for 500 shares of RP and October 14, 1987 for the remaining 500 shares of RP.

        "Interest Equivalent" means the equivalent yield on a 360-day basis of a discount basis security to an interest bearing security.

        "Maximum Dividend Rate" means with respect to any 7-day or 49-day Dividend Period, the percentage set forth in the table below (the "Applicable Percentage") of the "AA" Composite Commercial Paper Rate applicable to such Dividend Period at the Dividend Reset Date. "Maximum Dividend Rate" means with respect to any Optional Dividend Period at any Dividend Reset Date (i) in the case of an Optional Dividend Period of more than 98 Dividend Period Days, the Maximum Dividend Rate (which may be a fixed rate or a variable rate determined from time to time by formula or other means) determined by the Board of Directors of the Corporation in respect of such period, as provided herein, and (ii) in the case of an Optional Dividend Period of 98 days or less, the Applicable Percentage of the applicable "AA" Composite Commercial Paper Rate. The Remarketing Agent shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agent shall not round the applicable "AA" Composite Commercial Paper Rate as part of its calculation of the applicable Maximum Dividend Rate. The Applicable Percentage varies with the higher of the credit rating or ratings assigned by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) to the shares of RP on each Dividend Reset Date, as follows:

                            Credit Ratings

                                                         Applicable
        Moody's                   S&P                      Percentage

  "aa3" or higher           AA- or higher                    110%
  "a3" to "a1"              A- to A+                         120%
  "baa3" to "baa1"          BBB- to BBB+                     130%
  Below "baa3"              Below BBB-                       175%

        "Minimum Holding Period" means 46 days or such other minimum holding period required for corporate taxpayers to be entitled to the Dividends-Received Deduction as provided in Section 246(c) of the Code or any successor thereto.

        "Moody's" means Moody's Investors Service.

        "Notice of Redemption" means the notice of a redemption relating to a redemption in part, given to the Paying Agent, the Securities Depository (and any other registered holder) and the Remarketing Agent by the Corporation by telephone and confirmed in writing, not later than 3:00 p.m., New York City time, on the Settlement Date (or, if the Applicable Dividend Rate for any shares of RP shall be the Penalty Rate, the later of the Dividend Payment Date or the seventh day) prior to the earliest date on which any such redemption shall occur; and the notice of a redemption relating to a redemption in whole given to the Paying Agent, the Securities Depository (and any other registered holder) and the Remarketing Agent by the Corporation by telephone and in writing, not later than 3:00 p.m., New York City time, on the Tender Date (or, if the Applicable Dividend Rate for any share of RP shall be the Penalty Rate, the later of the Dividend Payment Date or the seventh day) prior to the earliest date on which any such redemption shall occur.

        "Optional Dividend Period" means any Dividend Period in respect of which the Board of Directors of the Corporation designates the number of Dividend Period Days and, if such number is greater than 98, determines the Maximum Dividend Rate, and at least seven days prior to the day such Dividend Period is to commence, provides written notice of such designation and, if applicable, such Maximum Dividend Rate to the Remarketing Agent, the Paying Agent and the Securities Depository.

        "Paying Agent" means Manufacturers Hanover Trust Company or any successor company or entity, which has entered into a Paying Agent Agreement with the Corporation to act, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications for the Corporation in connection with the shares of RP in accordance with such agreement.

        "Paying Agent Agreement" means an agreement to be entered into between the Corporation and the Paying Agent.

        "Penalty Rate" means 175% of the applicable "AA" Composite Commercial Rate.

        "Purchase Agreement" means the agreement between the Corporation and the Underwriter pursuant to which the Underwriter has agreed to purchase all the shares of RP from the Corporation.

        "Purchaser's Letter" means a letter substantially in the form of Exhibit A hereto which is required to be executed by each purchaser of shares of RP or such other form as may be acceptable to the Paying Agent.

        "Remarketing" means each periodic operation of the process for remarketing as described in Part II of these Articles
Supplementary.

        "Remarketing Agent" means Merrill Lynch, Pierce, Fenner &
Smith Incorporated, or any successor company or entity which has entered into an agreement with the Corporation to follow the remarketing procedures for the purposes of determining the Applicable Dividend Rate or Rates.

        "RP" means Remarketed Preferred Stock of the Corporation.

        "S&P" means Standard & Poor's Corporation.

        "Securities Depository" means DTC or any successor securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of RP.

        "Service" means the Internal Revenue Service.

        "Settlement Date" means the first Business Day after a Dividend Reset Date applicable to a share of RP (normally a Thursday).

        "Substitute Commercial Paper Dealers" means Salomon
Brothers Inc and Goldman, Sachs & Co. or, in lieu of either thereof, their respective affiliates or successors.

        "Substitute Rating Agency" and "Substitute Rating Agencies" shall mean a nationally recognized securities rating agency or two nationally recognized securities rating agencies selected by the Corporation to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of RP.

        "Tender and Dividend Reset" means the process pursuant to which shares of RP may be tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate or Rates determined by the Remarketing Agent in the Remarketing.

        "Tender Date" means the Business Day preceding the Dividend Reset Date (normally a Tuesday).

        "Underwriter" means Merrill Lynch, Pierce, Fenner & Smith
Incorporated.

        "7-day Dividend Period" means a Dividend Period designated as such by a holder of shares of RP in respect of which the number of Dividend Period Days is seven.

        "49-day Dividend Period" means (i) an Initial Dividend Period, (ii) a Dividend Period designated as such by a holder of shares of RP or (iii) the Dividend Period applicable to shares of RP with respect to which the Applicable Dividend Rate is the Penalty Rate, and, in all such cases, generally containing forty-nine days.

     2. Fractional Shares. No fractional shares of RP shall be issued.

     3.  Dividends.  (a)  The Holders as of 12:00 noon, New
York City time on the Business Day preceding the applicable
Dividend Payment Date shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative cash dividends, at the Applicable Dividend Rate per annum.

          (b) Dividends on shares of RP shall accrue from the Date of Original Issue and will be payable when, as and if declared by the Board of Directors on each Dividend Payment Date applicable to each such share of RP.

          (c) Each declared dividend shall be payable to the Holder or Holders of such shares on the applicable Dividend Payment Date with respect to such shares of RP. Dividends in arrears for any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holder or Holders of such shares on a date not exceeding five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of RP shall first be credited against the dividends accrued and unpaid with respect to the earliest Dividend Payment Date on which dividends were not paid.

          (d) If full cumulative dividends are not paid on the shares of RP, all dividends declared on the shares of RP shall be paid pro rata to the Holders of outstanding shares of RP. Holders of shares of RP shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, on the shares of RP. Except as provided in paragraph 3(h) of this Part I, holders of shares of RP shall not be entitled to any interest, or sum of money in lieu of interest, on any dividend payment or payments on the shares of RP which may be in arrears.

          (e) The Applicable Dividend Rate for the Initial Dividend Period shall be 4.65 percent per annum for 500 shares of RP and
4.75 percent per annum for the remaining 500 shares of RP. Except as otherwise provided herein, the Applicable Dividend Rate on shares of RP for each subsequent Dividend Period shall be equal to the rate or rates per annum that result from implementation of the remarketing procedures described in Part II of these Articles Supplementary. If no Applicable Dividend Rate shall have been set on a Dividend Reset Date in a Remarketing for a 7-day Dividend Period, a 49-day Dividend Period or any Optional Dividend Period or Periods or any or all of the foregoing for any reason (other than because there is no Remarketing Agent or because the Remarketing Agent is not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement), then, unless the Applicable Dividend Rate is the Penalty Rate pursuant to paragraph 3(h) of this Part I, the Remarketing Agent, in its sole discretion will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable
Dividend Rate or Rates, as the case may be, that would be initial dividend rates in an offering on such Dividend Reset Date, assuming a comparable dividend period, issuer and security. If there is no Remarketing Agent or the Remarketing Agent is not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement, then, unless the Applicable Dividend Rate is the Penalty Rate pursuant to paragraph 3(h) of this Part I of these Articles Supplementary, the Applicable Dividend Rate for each such subsequent Dividend Period for which no Remarketing takes place because of the foregoing shall be the Maximum Dividend Rate for a 7-day Dividend Period and the next succeeding Dividend Period shall be a 7-day Dividend Period.

          (f) The amount of dividends per share of RP payable on each Dividend Payment Date shall be computed by the Corporation by multiplying the Applicable Dividend Rate in effect with respect to dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days such share was outstanding from and including the Date of Original Issue or preceding Dividend Payment Date, as the case may be, to and including the last day of such Dividend Period, and the denominator of which shall be 360, and then multiplying the rate obtained by $100,000 per share of RP. In accordance with the remarketing procedures set forth in Part II of these Articles Supplementary, there may exist at any given time a number of Dividend Payment Dates for all outstanding shares of RP and dividends on any share shall be payable only on a Dividend Payment Date applicable to such share of RP.

          (g) No later than by 12:00 noon, New York City time on any Dividend Payment Date, the Corporation shall deposit in same-day funds, with the Paying Agent the full amount of any dividend (whether or not earned or declared) payable on such Dividend Payment Date on any share of RP.

          (h)  In the event of any failure by the Corporation to
(i) declare, prior to 12:00 noon New York City time on any Dividend Payment Date, for payment on or within three Business Days after such Dividend Payment Date to the persons who held shares of RP as of 12:00 noon, New York City time on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on any share of RP on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on or within three Business Days after any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) payable on such Dividend Payment Date or (B) on or within three Business Days after any redemption date, the redemption price to be paid on such redemption date of any share of RP plus an amount equal to dividends thereon (whether or not earned or declared) accrued to and unpaid through such redemption date after a Notice of Redemption has been given pursuant to paragraph 4(d) or 4(j) of this Part I of these Articles Supplementary, then the Applicable Dividend Rate for each Dividend Period in respect of each share of RP commencing on or after the Dividend Payment Date first referred to in this sentence shall be equal to the Penalty Rate (provided that any share of RP for which an Optional Dividend Period of more than 98 Dividend Period Days would otherwise be in effect for the Dividend Period commencing on the Dividend Payment Date first referred to in this sentence shall, instead, have a 7-day Dividend Period), and each Dividend Period for each share of RP commencing thereafter shall be a 49-day Dividend Period. Any amount of such dividend (if the Corporation has declared prior to 12:00 noon New York City time on any Dividend Payment Date, for payment on or within three Business Days after such Dividend Payment Date to the persons entitled to receive such dividends at the opening of business on such Dividend Payment Date, the full amount of all dividends due on all shares of RP on such Dividend Payment Date) or redemption price not paid when due but paid within three Business Days after such due date shall incur a late charge to be paid therewith and calculated for such period of non-payment at the Penalty Rate applied to the amount of such non-payment.

          (i) So long as any shares of RP are outstanding, the Corporation shall not (a) declare or pay or set apart for payment any dividend or other distribution (other than dividends or distributions payable in shares of stock of the Corporation ranking junior to the RP as to dividends and upon liquidation) for any period upon any stock of the Corporation ranking on a parity with, or any stock of the Corporation ranking junior to, such RP as to dividends or upon liquidation or (b) redeem, purchase or otherwise acquire for any consideration any stock of the Corporation ranking on a parity with, or any stock of the Corporation ranking junior to, such RP as to dividends or upon liquidation, unless, in either case, all dividends payable to holders of shares of RP and holders of any other stock of the Corporation ranking on a parity therewith as to dividends for its current dividend period and all past dividend periods have been paid, are contemporaneously being paid or have been declared and a sum sufficient for the payment thereof set aside for such payment, except that notwithstanding clause (a) above the Corporation may pay dividends on the shares of RP and shares of stock of the Corporation ranking on a parity therewith as to dividends ratably in accordance with the sums which would be payable on such shares if all dividends, including accumulations, if any, were declared and paid in full. Holders of shares of RP shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the RP. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the RP which may be in arrears.

          (j) As long as no Applicable Dividend Rate applicable to any outstanding share of RP shall be the Penalty Rate, at the end of the Initial Dividend Period and at the end of each subsequent Dividend Period applicable to each share of RP thereafter, (i) the Beneficial Owner of each share of RP who is not tendering such share of RP can elect either a 7-day Dividend Period, a 49-day Dividend Period or any available Optional Dividend Period, except that in the event that (x) such Beneficial Owner elects an available Optional Dividend Period of more than 98 days and (y) the Remarketing Agent is unable to remarket on the Dividend Reset Date following such Tender Date all shares of RP tendered to it at a price of $100,000 per share, the Dividend Period in respect of such share will be a 7-day Dividend Period and the Applicable Dividend Rate shall be the Maximum Dividend Rate for a 7-day Dividend Period; (ii) the Beneficial Owner of each share of RP who fails to tender or to make such election at the end of a Dividend Period other than an Initial Dividend Period shall continue to hold such share at the Applicable Dividend Rate for a Dividend Period of the same type as the prior Dividend Period of such share except as aforesaid in respect of an Optional Dividend Period of more than 98 days and except if the prior Dividend Period was an Initial Dividend Period then the Beneficial Owner shall continue to hold such shares for a 49-Day Dividend Period; (iii) the Beneficial Owner of each share of RP which is tendered but not sold in a Remarketing shall hold such share at the applicable Maximum Dividend Rate for a 7-day Dividend Period; and (iv) the Beneficial Owner of each share of RP purchased in a Remarketing shall hold such share for a Dividend Period of the type elected by the purchaser of such share in such Remarketing at the Applicable Dividend Rate, except that under circumstances specified in (i) above with respect to a Dividend Period of more than 98 days no purchaser shall be permitted to acquire shares having such an Optional Dividend Period.

          (k) In the event of a change in law altering the Minimum Holding Period, the Board of Directors of the Corporation may adjust the period of time between Dividend Payment Dates so as to adjust uniformly the number of Dividend Period Days in any 49-day Dividend Period, Optional Dividend Period or Dividend Period for which the Applicable Dividend Rate for any outstanding share of RP shall be the Penalty Rate commencing after the date of such change in law to equal or exceed the then current Minimum Holding Period; provided that the number of Dividend Period Days for any Dividend Period so adjusted shall not exceed 98 and shall be evenly divisible by seven. Upon any such adjustment in the number of Dividend Period Days, the Corporation will notify the Remarketing Agent and the Paying Agent, and the Paying Agent will in turn notify the Beneficial Owners of such adjustment, provided that, if the Dividend Period whose length is being adjusted hereby is a Dividend Period for which the Applicable Dividend Rate is the Penalty Rate, the Corporation will notify the Holders of shares of RP directly of such adjustment.

          (l) Unless the Applicable Dividend Rate applicable to any outstanding share of RP shall be the Penalty Rate, the Board of Directors of the Corporation may at any time and from time to time designate one or more Optional Dividend Periods with such number of Dividend Period Days in respect thereof as the Board of Directors of the Corporation shall determine; provided that, in respect of any Optional Dividend Period of more than 98 Dividend Period Days, the Board of Directors of the Corporation shall also determine a Maximum Dividend Rate, which may be a fixed rate or a variable rate determined from time to time by formula or other means, in respect of such period. Once so designated, no Optional Dividend Period may be rescinded, and once so determined, no Maximum Dividend Rate may be changed. After designation of any type of Optional Dividend Period by the Board of Directors of the Corporation shall have become effective, an Optional Dividend
Period of such type shall commence on each Settlement Date. Any designation of any type of Optional Dividend Period shall be effective after seven days' written notice thereof and, if applicable, of the Maximum Dividend Rate so determined in respect thereof shall have been given to the Remarketing Agent, the Paying Agent and the Securities Depository. The Corporation also shall publish notice promptly of any such designation and Maximum
Dividend Rate, if applicable, at least once in an Authorized Newspaper, but the failure so to publish shall not affect the validity or effectiveness of any such designation or determination.

     4. Redemption. Shares of RP shall be redeemable by the Corporation as provided below.

          (a) The Corporation at its option may redeem shares of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Dates applicable to the shares of RP called for redemption, out of funds legally available therefor, at a redemption price per share equal to $100,000 plus an amount equal to dividends thereon (whether or not earned or declared) accrued to and unpaid on the date fixed for redemption. Shares of RP for which the Corporation shall have given Notice of Redemption shall not be considered in subsequent Remarketings and shares of RP the owners of which shall have been given notice of redemption as set forth below shall not be subject to transfer outside of a Remarketing.

          (b) Subject to paragraph 4(c) of this Part I of these Articles Supplementary, if fewer than all the outstanding shares of RP are to be redeemed pursuant to this paragraph 4 of these Articles Supplementary, the number of shares of RP to be so redeemed shall be determined (and, if the Applicable Dividend Rate for any outstanding shares of RP shall be the Penalty Rate, the shares to be redeemed shall be selected pro rata among types of Dividend Periods (except as hereinafter described) and by lot among shares of the same type of Dividend Period) by the Corporation, and the Corporation shall give a Notice of Redemption; provided that no share of RP shall be redeemed on any Dividend Payment Date from any Optional Dividend Period containing at least as many Dividend Period Days as the then Minimum Holding Period at the time such Optional Dividend Period was selected if a redemption at such time would have the effect that a Holder who purchased such share in the preceding Remarketing therefor would not satisfy the Minimum Holding Period with respect thereto solely by reason of such redemption. So long as the Applicable Dividend Rate for all outstanding shares of RP shall not be the Penalty Rate, the Paying Agent will first determine the number of shares to be redeemed pro rata from each current Dividend Period, but with such adjustments as the Paying Agent shall make in its sole discretion to allow for redemption of whole shares of RP only. The Paying Agent shall give to the Securities Depository and the Remarketing Agent a redemption notice, which notice shall include the aggregate number of shares of RP to be redeemed and the number of shares of RP to be redeemed for each Dividend Period. The Securities Depository will then determine by lot on a Dividend Period basis the number of shares of RP to be redeemed from the account of each Agent Member (which may include an Agent Member holding shares for its own account, including the Remarketing Agent) and will notify the Paying Agent and the Remarketing Agent of such determination by 10:00 a.m., New York City time, on the second Business Day following the date on which the Securities Depository receives the notice referred to in the immediately preceding sentence. Upon receipt of such notice from the Securities Depository, the Paying Agent will in turn determine by lot the number of shares of RP from each Dividend Period to be redeemed from the accounts of the Beneficial Owners whose Agent Members have been selected. The Paying Agent may determine that shares of RP will be redeemed from the accounts of some Beneficial Owners without shares of RP being redeemed from the accounts of other Beneficial Owners and shall give prompt notice of such determination to the Remarketing Agent.

          (c) Notwithstanding Paragraph 4(b) of this Part I of these Articles Supplementary, if fewer than all the outstanding shares of RP are to be redeemed pursuant to this paragraph 4 of these Articles Supplementary and the Applicable Dividend Rate applicable to any outstanding share of RP shall be the Penalty Rate, the number of shares of RP to be redeemed shall be determined by the Corporation and the shares to be redeemed shall be selected pro rata from among types of Dividend Period (provided that no share of RP shall be redeemed on any Dividend Payment Date from any Optional Dividend Period containing at least as many Dividend
Period Days as the then Minimum Holding Period at the time such Optional Dividend Period was selected if a redemption at such time would have the effect that a Beneficial Owner who purchased such share in the preceding Remarketing therefor would not satisfy the Minimum Holding Period with respect thereto solely by reason of such redemption) and by lot from among shares of the same type of Dividend Period by the Corporation. The Corporation shall give a Notice of Redemption which shall include the aggregate number of shares to be redeemed and the specific shares selected to be redeemed.

          (d) Any Notice of Redemption with respect to a redemption in whole or in part, pursuant to this paragraph 4 shall be given by the Corporation to the Paying Agent, the Securities Depository (and any other registered holder of shares of RP) and the Remarketing Agent. In the case of a partial redemption, the Remarketing Agent will, at the Corporation's expense, use reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day on which the Remarketing
Agent receives notice from the Paying Agent of its determination of the shares to be redeemed (as described above) (or if the Applicable Dividend Rate for all shares of RP shall be the Penalty Rate, the Paying Agent shall give such telephonic notice not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives Notice of Redemption from the Corporation). In the case of a redemption in whole, the Remarketing Agent (or the Paying Agent, if the Applicable Dividend Rate with respect to any outstanding share of RP shall be the Penalty Rate) will, at the Corporation's expense, use its reasonable efforts to provide telephonic notice to each Beneficial Owner, the Paying Agent and the Securities Depository not later than the close of business on the Business Day immediately following the day on which the Remarketing Agent receives a Notice of Redemption from the Corporation. In any such case, such telephonic notice shall be confirmed promptly in writing not later than the close of business on the third Business Day preceding the redemption date by notice sent by the Remarketing Agent (or the Paying Agent, if the Applicable Dividend Rate with respect to any outstanding share of RP shall be the Penalty Rate) to each Beneficial Owner, the Paying Agent and the Securities Depository of shares of RP called for redemption.

        Every Notice of Redemption or other redemption notice shall state: (i) the redemption date; (ii) the number of shares of RP to be redeemed; (iii) the redemption price; and (iv) that dividends on the shares of RP to be redeemed will cease to accrue on such redemption date. In addition, notice of redemption given to Beneficial Owners shall state the CUSIP number of the shares of RP to be redeemed and the manner in which owners of such shares may obtain payment of the redemption price. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. The Remarketing Agent (or the Paying Agent, if the Applicable Dividend Rate with respect to any outstanding share of RP shall be the Penalty Rate), within two Business Days of the date of the Notice of Redemption, will use its reasonable efforts to cause the publication of a redemption notice in an Authorized Newspaper. The Corporation shall pay the expenses incurred in providing the notices required by this paragraph 4(d).

          (e) On any redemption date, the Corporation shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon New York City time, the price to be paid on such redemption date of any share of RP plus an amount equal to dividends thereon (whether or not earned or declared) accrued to and unpaid through such redemption date.

          (f) In connection with any redemption, upon the date of deposit of the funds necessary for such redemption with the Paying Agent and the giving of notice of redemption to the Beneficial Owners of shares of RP so called for redemption, unless the Corporation shall default in making payment of such redemption price, all rights of the Holders of shares of RP so called for redemption by requisite notice shall cease and terminate, except the right of the Holders thereof to receive the redemption price thereof, inclusive of an amount equal to dividends (whether or not earned or declared) accrued to and unpaid through the redemption date but without any interest, and such shares shall no longer be deemed outstanding for any purposes. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash held by the Paying Agent in excess of the aggregate redemption price of the shares of RP called for redemption on such date. Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which time the Holders of shares of RP so called for redemption shall look only to the Corporation for payment thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

          (g) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of RP shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Corporation shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4(e) with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Corporation may not have redeemed shares of RP for which Notice of Redemption has been given, dividends may be declared and paid on shares of RP and shall include those shares of RP for which Notice of Redemption has been given.

          (h) Notwithstanding the foregoing, (i) no share of RP may be redeemed unless the full amount of cumulative dividends to the date fixed for redemption for each such share of RP called for redemption shall have been declared, and (ii) no share of RP may be redeemed unless all outstanding shares of RP are simultaneously redeemed, nor may any shares of RP be purchased or otherwise acquired by the Corporation except in accordance with a purchase offer made by the Corporation for all outstanding shares of RP, unless in each such instance dividends on all outstanding shares of RP to the end of the Dividend Period immediately preceding such transaction (and, if such transaction is on a Dividend Payment Date, for the Dividend Period ending on such Dividend Payment Date) shall have been paid or declared and sufficient funds for the payment thereof shall have been deposited with the Paying Agent.

          (i) Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(h), nothing contained herein shall limit any legal right of the Corporation or any affiliate to purchase or otherwise acquire any shares of RP at any price. Any shares of RP which have been redeemed, purchased or otherwise acquired by the Corporation or any affiliate shall not be reissued and the Corporation shall effect a retirement of such shares; in no event shall such shares have any voting rights.

          (j) Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agent may, in its sole discretion, after consultation with the Corporation, modify the procedures set forth above with respect to notification of redemption provided any such modification does not adversely affect the Holders of the shares of RP.

     5. Liquidation. (a) Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Corporation shall be distributed among or paid over to holders of Common Stock or any other class or series of stock of the Corporation junior to the RP as to liquidation payments, to be paid in the amount of $100,000 per share of RP, plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to and including the date of final distribution. After any such payment, the Holders shall not be entitled to any further participation in any distribution of assets of the Corporation.

          (b) If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation shall be insufficient to make such full payments to the Holders and the holders of any preferred stock ranking as to liquidation, dissolution or winding up, on a parity with the RP, then such assets shall be distributed among the Holders ratably in accordance with the respective amounts which would be payable on such shares of RP or any other such preferred stock if all amounts thereon were paid in full.

          (c) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation nor the merger or consolidation of any other corporation into or with the Corporation nor a reorganization of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the Corporation.

     6. Voting Rights. (a) Holders of shares of RP shall have no voting rights, either general or special except as expressly required by applicable law, the Charter and as specified in this paragraph 6.

          (b) Whenever dividends on any shares of RP shall be in arrears for such number of Dividend Periods which shall in the aggregate contain not less than 540 days, then at the next annual meeting of stockholders and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the shares of RP have been paid or declared and a sum sufficient for payment has been set aside, the Holders of the shares of RP either alone or together with the holders of one or more other cumulative series of the Preferred Stock at the time outstanding which are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 6 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders aforesaid, be increased by two Directors. The rights of Holders of shares of RP of any series to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this paragraph 6 shall continue in effect until cumulative dividends have been paid in full or declared and set apart for payment on the shares of RP. At elections for such Directors, each Holder of shares of RP shall be entitled to 2,000 votes for each share held. The Holders of shares of RP shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 6 of the Holders of shares of RP and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this Paragraph 6 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated, and the Board of Directors shall be decreased by two Directors.

          (c) So long as any shares of RP remain outstanding, the affirmative vote of the Holders of at least two-thirds of the votes of the shares of RP outstanding at the time given in person or by proxy, at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

               (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) ranking prior (as that term is below in this paragraph 6) to such shares of RP, or

              (ii) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the shares of RP unless the Articles Supplementary or other provisions of the charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation are not paid in full on such shares of RP and all outstanding shares of stock ranking on a parity (as that term is defined below in this paragraph 6) with s
          RP (such shares of RP and all such other stock being herein called "Parity Stock"), the shares of all Par Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full,

             (iii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the charter of the Corporation including these Articles Supplementary which would materially and adversely affect any right, preference, privilege or voting power of such shares of RP or of the Holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or Cumulative Preferred Stock, Floating Rate Series B Stock, the Series A and Series B Dutch Auction Rate Transferable SecuritiesTM Preferred Stock, the MMP or the RP or the creation and issuance of other series of Preferred Stock including RP, in each case ranking on a parity with or junior to the shares of RP with respect to the payment of dividends and the distribution of assets upon liquidation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

     The foregoing voting provisions shall not apply as to any shares of RP if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of RP shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with Part I, paragraph 4 to effect such redemption.

     Any class or classes of stock of the Corporation shall be deemed to rank

               (i) prior to the shares of RP as to dividends or as to distribution of assets if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the Holders of the shares of RP; and

              (ii)  on a parity with the shares of RP as to
          dividends or as to distribution of assets, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from the shares of RP, if the holders of such class of stock and the shares of RP shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other.

      In connection with the exercise of the voting rights contained in this paragraph 6(c), each Holder of the shares of RP shall have 2,000 votes for each share of stock held.

          (d) So long as any shares of RP remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, by resolution adopted at a meeting at which the Holders of shares of RP (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in any of the foregoing cases as required to comply with applicable law, including, without limitation, any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (i) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (ii) issues to the holders of RP in exchange for the RP shares of preferred stock having at least the same relative rights and preferences as the RP (the "Exchanged Stock"), (iii) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, and (iv) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company. In connection with the exercise of the voting rights contained in this paragraph 6(d), holders of all series of Parity Stock which are granted such voting rights shall vote as a class, and each Holder of RP shall have 2,000 votes for each share of stock held, and each other series shall have such number of votes, if any, for each share of stock held as may be granted them.

     The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the RP shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with Part I, paragraph
4 to effect such redemption.

     7. Exclusion of Other Rights. Unless otherwise required by law, shares of RP shall not have any rights, including preemptive rights, or references other than those specifically set forth herein or as provided by applicable law.

     8. Notice. All notices or communications unless otherwise specified in the Bylaws of the Corporation or these Articles
Supplementary shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.



                          PART II

                    REMARKETING PROCEDURES


     1. Remarketing Schedule. A Remarketing with respect to shares of RP subject to Tender and Dividend Reset for each Dividend Period after the Initial Dividend Period shall be held over a three-day (in each case a "normal remarketing day") period consisting of the Tender Date (normally a Tuesday), the Dividend Reset Date (normally a Wednesday) and the Settlement Date (normally a Thursday) except that (i) if Tuesday is not a Business Day, Monday shall be the Tender Date, Wednesday shall be the Dividend Reset Date and Thursday shall be the Settlement Date; (ii) if Wednesday is not a Business Day, Monday shall be the Tender Date, Tuesday shall be the Dividend Reset Date and Thursday shall be the Settlement Date; (iii) if Thursday is not a Business Day, the preceding Friday shall be the Tender Date, the next following Monday shall be the Dividend Reset Date and the Tuesday following such Monday shall be the Settlement Date; and (iv) if Friday is not a Business Day, Monday shall be the Tender Date, Tuesday shall be the Dividend Reset Date and Wednesday shall be the Settlement Date. If there are fewer than four Business Days in any seven-day period which commences on a Tender Date such that none of the foregoing clauses can be given effect such that Beneficial Owners of RP whose shares have been sold in a Remarketing will receive same-day funds for the purchase price thereof the day following the Settlement Date (because the Tender Date, the Dividend Reset Date or the Settlement Date would fall on a day which is not a Business
Day), the Remarketing Agent shall in its sole discretion adjust the remarketing schedule as appropriate to complete such Remarketing. Although any particular Tender Date, Dividend Reset Date and Settlement Date may not occur on the originally scheduled normal remarketing day because of the exceptions stated above, the next succeeding Tender Date, Dividend Reset Date and Settlement Date shall be, subject to the above listed exceptions, the originally designated normal remarketing day.

     2. Procedure for Tendering. (a) A share of RP is subject to Tender and Dividend Reset only at the end of the current Dividend Period applicable to such share and may be tendered in a Remarketing only on the Tender Date immediately prior to the end of such Dividend Period. By 12:00 noon, New York City time, on the Tender Date, the Remarketing Agent shall, after canvassing the market and considering prevailing market conditions at the time for shares of RP and similar securities, provide Beneficial Owners, by telephone, telex, or otherwise, non-binding indications of Applicable Dividend Rates for the next succeeding 7-day Dividend Period, 49-day Dividend Period and any Optional Dividend Period or Periods. The actual Applicable Dividend Rates for such Dividend Periods may be greater or less than the rates indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate). By 1:00 p.m., New York City time, on such Tender Date, each Beneficial Owner of shares of RP subject to Tender and Dividend Reset must notify the Remarketing Agent of its desire, on a share-by-share basis, to either tender such share of RP at a price of $100,000 per share or to continue to hold such share of RP and elect a 7-day Dividend Period, a 49-day Dividend Period or an Optional Dividend Period, if any, at the new Applicable Dividend Rate for the selected Dividend Period. Any such notice shall be irrevocable, which irrevocability may not be waived by the Remarketing Agent except that prior to 4:00 p.m., New York City time, on the Dividend Reset Date, the Remarketing Agent may, in its sole discretion (i) at the request of a Tendering Beneficial Owner waive any such Beneficial Owner's tender and thereby enable such Beneficial Owner to continue to hold the share or shares in question for a 7-day, 49-day or available Optional Dividend Period as agreed to by the Beneficial Owner and the Remarketing Agent so long as such tendering Beneficial Owner has indicated that it would accept the new Applicable Dividend Rate determined in the current Remarketing for such Dividend Period and
(ii) at the request of a Beneficial Owner that has elected to hold its shares of RP, waive such Beneficial Owner's election, but only with respect to the type of the Dividend Period selected.

          (b) The right of each Beneficial Owner to tender shares of RP is limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) shares tendered have not been called for redemption, and (iii) the Remarketing Agent is able to find a purchaser or purchasers on a share-by-share basis for tendered shares of RP at an Applicable Dividend Rate for the applicable Dividend Period or Periods that is not in excess of the applicable Maximum Dividend Rate or Rates.

          (c) Any share of RP which is not tendered by the Beneficial Owner thereof for any reason (other than because there is no Remarketing Agent or because the Remarketing Agent is not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement) according to the Remarketing provisions provided for in this Part II and with respect to which no notice to hold pursuant to paragraph 2(a) of this Part II has been given will automatically accrue dividends at the new Applicable Dividend Rate for a Dividend Period of the same type as the prior Dividend Period for such share, except a 49-Day Dividend Period shall apply if the prior Dividend Period was the Initial Dividend Period and will be subject to Tender and Dividend Reset at the end of such new Dividend Period. However, in the event that such prior Dividend Period was an Optional Dividend Period of more than 98 days and if the Remarketing Agent is unable to remarket on the applicable Dividend Reset Date all shares of RP tendered to it in the relevant Remarketing at a price of $100,000 per share, then such new Dividend Period for such holder's shares shall be a 7-day Dividend Period and such new Applicable Dividend Rate will be the applicable Maximum Dividend Rate for a 7-day Dividend Period.

     3.  Determination of Applicable Dividend Rate.  (a)
Between 1:00 p.m., New York City time, on the Tender Date and 4:00 p.m., New York City time, on the Dividend Reset Date, the Remarketing Agent will determine (i) the allocation of tendered shares of RP among a 7-day Dividend Period, a 49-day Dividend Period and any available Optional Dividend Period (except as provided in paragraph 4(a) of this Part II), and (ii) the Applicable Dividend Rates to the nearest one-thousandth (0.001) of one percent per annum for the next 7-day Dividend Period, 49-day Dividend Period and available Optional Dividend Period, if any, respectively. The Applicable Dividend Rate for each such Dividend Period will be the dividend rate which the Remarketing Agent determines, in its sole judgment, to be the lowest rate, giving effect to such allocation, that would enable it to remarket on behalf of the Beneficial Owners thereof all shares of RP tendered to it at a price of $100,000 per share.

          (b) If no Applicable Dividend Rate shall have been set in any Remarketing for a 7-day Dividend Period or 49-day Dividend Period, or any Optional Dividend Period or for any or all such periods, for any reason (other than because there is no Remarketing Agent or because the Remarketing Agent is not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement) the Remarketing Agent, in its sole discretion, will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, determine the Applicable Dividend Rate or Rates for such Dividend Period or Periods which would be an initial dividend rate fixed in an offering on such Dividend Reset Date, assuming a comparable dividend period, issuer and security. If there is no Remarketing Agent or if the Remarketing Agent is not required to conduct a Remarketing pursuant to the Remarketing Agreement, the Applicable Dividend Rate for each subsequent
Dividend Period for which no Remarketing takes place because of the foregoing will be the applicable Maximum Dividend Rate for a 7-day Dividend Period and the next succeeding Dividend Period will be a 7-day Dividend Period.

          (c) In determining such Applicable Dividend Rate or Rates, and making such allocation, the Remarketing Agent will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields on fixed and variable rate preferred stocks in providing non-binding indications of the Applicable Dividend Rates to Beneficial Owners and potential purchasers of shares of RP (i) consider the number of shares of RP tendered and the number of shares of RP potential purchasers are willing to purchase and (ii) contact directly by telephone or otherwise and ascertain from current and potential Beneficial Owners of shares of RP the dividend rates at which they would be willing to hold shares of RP.

          (d) The Applicable Dividend Rates, as well as the allocation of tendered shares of RP, shall be determined by the Remarketing Agent in its sole discretion (except as otherwise provided in these Articles Supplementary with respect to Applicable Dividend Rates that shall be the Penalty Rate and Maximum Dividend Rates) and shall be conclusive and binding on Beneficial Owners.

          (e) As a condition precedent to purchasing shares of RP, in any Remarketing or outside of any Remarketing, each purchaser of shares of RP shall sign and deliver, as provided therein, a copy of a Purchaser's Letter; the sufficiency of such Purchaser's Letter shall be determined by the Remarketing Agent, in its sole discretion.

          (f) The Applicable Dividend Rate for any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

     4.  Allocation of Shares; Failure to Remarket at $100,000
Per Share. (a) If the Remarketing Agent is unable to remarket by 4:00 p.m., New York City time, on a Dividend Reset Date all shares of RP tendered to it in a Remarketing at a price of $100,000 per share, (i) each Beneficial Owner that tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agent in its sole discretion based on the number of orders to purchase shares of RP in such Remarketing; (ii) the next Dividend Period for all tendered but unsold shares and for all other shares the Beneficial Owners of which shall have elected or been deemed to have elected to hold such shares for a Dividend Period of more than 98 days shall be a 7-day Dividend Period; and (iii) the Applicable Dividend Rates for the next 7-day Dividend Period (including the 7-day Dividend Period referred to in the preceding clause (ii)), next 49-day Dividend Period and, if applicable, next Optional Dividend Period or Periods of 98 days or fewer will be the applicable Maximum Dividend Rate for such Dividend Period.

          (b) If the allocation procedures described above would result in the sale of a faction of a share of RP, the Remarketing Agent shall, in its sole discretion, round up or down the number of shares of RP on such Dividend Reset Date so that each share sold by a Beneficial Owner shall be a whole share of RP and the total number of shares sold equals the total number of shares bought on such Dividend Reset Date.

     5. Notification of Results; Settlement. (a) By approximately 4:30 p.m., New York City time, on each Dividend Reset Date, by telephone, telex or otherwise, the Remarketing Agent will advise (i) each Beneficial Owner (or the Agent Member thereof who in turn will advise such Beneficial Owner) of shares of RP that submitted a notice of intent to tender shares of RP in the related Remarketing whether such tender was accepted in whole or in part and to give instructions to its Agent Member to deliver those shares of RP for which the tender was accepted, by book entry against payment therefor to the Paying Agent through the Securities Depository, by 8:30 a.m., New York City time on the related Settlement Date and (ii) each purchaser (or the Agent Member thereof who in turn will advise such purchaser) purchasing shares of RP as a result of the related Remarketing, to give instructions to its Agent Member to pay the purchase price to the Remarketing Agent, against delivery of such shares, by book entry through the Securities Depository, by 8:30 a.m., New York City time on the related Settlement Date. The Paying Agent may return any shares of RP delivered to the Paying Agent after 8:30 a.m. New York City time on the Settlement Date for redelivery to the extent practicable on the same or on the following day. The Paying Agent shall deliver to the Remarketing Agent against receipt of payment, through the Securities Depository, all shares of RP received by the Paying Agent as provided herein.

          (b) The Remarketing Agent also will (i) advise each purchaser (or its Agent Member) that is to purchase shares of RP as a result of the Remarketing of the amount that it will be required, by 8:30 a.m., New York City time, on the Settlement Date, to pay against delivery by book entry of the shares of RP to be purchased, (ii) advise each Beneficial Owner (or its Agent Member) that is to sell shares of RP as a result of the Remarketing of the number of shares of RP that it will be required to deliver by 8:30 a.m., New York City time, on the Settlement Date by book entry against payment therefor, (iii) advise, upon request to the Remarketing Agent, each existing Beneficial Owner of shares of RP who will continue to hold shares of RP and each purchaser of shares of RP of the Applicable Dividend Rates for the next Dividend Periods, (iv) advise each existing Beneficial Owner (or its Agent Member) who has elected to hold shares and has elected to change the type of the Dividend Period with respect to such shares, to deliver by 8:30 a.m., New York City time, on the Settlement Date by book entry such shares "free" to the Paying Agent through the Securities Depository to effectuate such change, (v) if the Remarketing Agent is unable to remarket by 4:00 p.m., New York City time, on a Dividend Reset Date all shares of RP tendered to it in a Remarketing at a price of $100,000 per share, advise the Beneficial Owners of all tendered but unsold shares and the Beneficial Owners which shall have elected, or been deemed to have elected, to hold shares for an Optional Dividend Period of more than 98 days, to deliver such shares by 8:30 a.m., New York City time, on the Settlement Date, by book entry "free" to the Paying Agent through the Securities Depository to effectuate a conversion to a 7-day Dividend Period, and (vi) advise the Paying Agent, by 4:30 p.m., New York City time, on each Dividend Reset Date, of the Applicable Dividend Rate or Rates determined in the related Remarketing, of the number of shares of RP to which such Applicable Dividend Rate or Rates apply, of the shares of RP sold and purchased in such Remarketing and of the selling and purchasing Beneficial Owners and the Beneficial Owners who have elected to change the length of the Dividend Period with respect to their shares of RP and of the number of shares affected thereby.

          (c) In accordance with the Securities Depository's normal procedures, on the Settlement Date, the transactions described above will be executed through the Securities Depository, as authorized in accordance with paragraph 5(b) of this Part II, and the accounts of the respective Agent Members at the Securities Depository will be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of shares of RP or the change in length of Dividend Period as determined in the Remarketing. Purchasers of shares of RP will make payment through their Agent Members in New York Clearing House funds to the Securities Depository against delivery through their Agent Members. The Securities Depository will make payment in accordance with its normal procedures, which now provide for payment in New York Clearing House funds, provided that if the procedures of the Securities Depository shall be changed to provide for payment in same-day funds, then purchasers will make payment in same-day funds.

          (d) If any Beneficial Owner selling shares of RP in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased shares of RP in such Remarketing may deliver to any such other person a number of whole shares of RP that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of shares of RP to be so delivered shall be determined by such Agent Member who shall give the Remarketing Agent and the Paying Agent notice of such number. Delivery of such lesser number of shares of RP shall constitute good delivery.

          (e) The Remarketing Agent, Paying Agent and Securities Depository will each use their reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided however, that in the event that there is a delay in the occurrence of any delivery or other event connected with a Remarketing, the Remarketing Agent, Paying Agent and Securities Depository will each use their reasonable commercial efforts to accommodate such delay in furtherance of the Remarketing.

          (f) Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agent may, in its sole discretion, after consultation with the Corporation, modify the procedures set forth above with respect to settlement, provided any such modification does not adversely affect the Holders of RP or the Corporation; provided further that any such modification shall not increase the obligations of the Paying Agent without the prior consent of the Paying Agent.

     6. Purchase of Shares of RP by Remarketing Agent. The Remarketing Agent may purchase for its own account shares of RP in a Remarketing, provided that it purchases all shares of RP not sold in a Remarketing to other purchasers and that the Applicable Dividend Rate or Rates set with respect to such shares in the Remarketing are no higher than the Applicable Dividend Rate or Rates that would have been set if the Remarketing Agent had not purchased such shares. Notwithstanding the foregoing, the Remarketing Agent is not obligated to purchase any shares of RP that would otherwise remain unsold in a Remarketing. If the Remarketing Agent owns any shares of RP immediately prior to a Remarketing and if all other shares tendered for sale by other Beneficial Owners of shares of RP have been sold in such Remarketing, then the Remarketing Agent may sell such number of its shares in such Remarketing as there are outstanding orders to purchase. Neither the Corporation nor the Remarketing Agent is obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner's tender of its shares of RP for Remarketing.

     7. Applicable Dividend Rate as the Penalty Rate. If the Applicable Dividend Rate with respect to any share of RP shall be the Penalty Rate, paragraphs 1, 2, 3, 4, 5 and 6 of this Part II shall no longer be applicable to any of the shares of RP and the shares of RP shall not be subject to Tender and Dividend Reset.

     8. Transfers. So long as the Applicable Dividend Rate applicable to any share of RP is not the Penalty Rate, shares of RP may be sold, transferred or otherwise disposed of, either in a Remarketing or otherwise, only to a person that has delivered a signed copy of a Purchaser's Letter addressed to the Corporation, the Remarketing Agent, the Paying Agent and the Agent Member and to be delivered as provided in such Purchaser's Letter, provided that, in the case of all transfers other than pursuant to Remarketings, as a condition to such transfer, the Agent Member of the transferee and of the transferor advise the Paying Agent and the Remarketing Agent of such transfer.

     9.  Miscellaneous.  The Board of Directors of the
Corporation may interpret or adjust the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Beneficial Owners of shares of RP and if such inconsistency or ambiguity reflects an incorrect provision hereof the Board of Directors may authorize the filing of a Certificate of Correction.

    10. Securities Depository; Stock Certificates. (a) The Depository Trust Company will initially act as Securities Depository for the Agent Members with respect to shares of RP. In accordance with applicable law, on the Date of Original Issue an appropriate number of certificates for all of the shares of RP will be registered in the name of Cede, as nominee of the Securities Depository. Such certificates will bear a legend to the effect that such certificates are issued subject to the provisions contained in these Articles Supplementary and each Purchaser's Letter. The Corporation will also issue stop-transfer instructions to the Paying Agent for the shares of RP. Except as provided in paragraphs (b) and (c) below, Cede will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

          (b) If DTC shall cease acting as Securities Depository, the Paying Agent and the Corporation shall, at the Corporation's option, either (i) arrange for another securities depository to maintain custody of the certificates evidencing the shares of RP or (ii) cause the Corporation to issue one or more new certificates registered in the names of the Beneficial Owners or their nominees.

          (c) If the Applicable Dividend Rate applicable to all shares of RP shall be the Penalty Rate, the Corporation shall issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10(a) of this Part II) registered in the names of the Beneficial Owners or their nominees and shall rescind the stop-transfer instruction referred to in paragraph 10(a) of this Part II with respect to such shares.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on July 28, 1987.


                                  REPUBLIC NEW YORK CORPORATION

                                  By   /s/ Jeffrey C. Keil
                                           Jeffrey C. Keil
                                            (President)
  Attest:

   /s/ William F. Rosenblum, Jr.
       William F. Rosenblum, Jr.
              (Secretary)
                                                        Exhibit A

 TO BE SUBMITTED TO YOUR BROKER-DEALER WHO WILL THEN DELIVER
       COPIES ON YOUR BEHALF TO THE RESPECTIVE TRUST COMPANY

                    MASTER PURCHASER'S LETTER

         Relating to Securities Involving Rate Settings
                Through Auctions or Remarketings

THE COMPANY
THE REMARKETING AGENT
THE TRUST COMPANY
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

    1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions") or remarketing procedures ("Remarketings"). This letter shall be for the benefit of any Company and of any trust company, auction agent, paying agent, (collectively, "trust company"), remarketing agent, broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

    2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

    3. We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Remarketing date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company or remarketing agent concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketings to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

    4. We understand that in a Remarketing, the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale between dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agents, and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by such holders. We agree that any notice given by us to a remarketing agent (or to a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extend set forth in the Prospectus) offer by us to sell the Securities specified in such notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing, in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

    5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable trust company or a remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such trust company or a remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

    6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company or remarketing agent such information concerning our beneficial ownership of Securities as such trust company or remarketing agent shall request.

    7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

    8. This letter is not a commitment by us to purchase any Securities.

    9. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

    10. The descriptions of Auction or Remarketing procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

    11. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

    12.  Our agent member of the Depository Trust Company currently
is            .

    13.  Our personnel authorized to place orders with broker-
dealers for the purpose set forth in the Prospectus in Auctions or
Remarketings currently is/are                             , telephone number
(   )            .

    14.  Our taxpayer identification number is            .

    15. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

          A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

          B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

          C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (or private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

          D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

Dated:
Mailing Address of Purchaser            (Name of Purchaser)

                                         By:

                                         Printed Name:

                                                Title:





                 REPUBLIC NEW YORK CORPORATION

                    ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has authorized the classification of up to 4,000,000 of the 15,000,000 shares of Preferred Stock (the "Preferred Stock") which the Corporation now has authority to issue into a series designated $3.375 Cumulative Convertible Preferred Stock and has provided for the issuance of such series.

SECOND:  The number of shares and terms of the $3.375 Cumulative
Convertible Preferred Stock as set by the Finance Committee of the Board of Directors pursuant to authority duly delegated by the Board of Directors are as follows:

     1.  $3.375 Cumulative Convertible Preferred Stock.
4,000,000 shares of Preferred Stock of the Corporation, without par value, are hereby constituted as the original number of shares of a series of Preferred Stock designated as $3.375 Cumulative Convertible Preferred Stock (hereinafter sometimes called the "Convertible Preferred Stock"). The Convertible Preferred Stock is issuable in whole shares only. The Convertible Preferred Stock shall be of a stated value of $50 per share (the "Stated Value"). The term "Charter" when used herein shall include all articles or certificates filed pursuant to law with respect to any series of the Preferred Stock.

     2.  Dividends.  The holders of the Convertible Preferred
Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the purpose, cash dividends at the rate of $3.375 per share per annum, and no more, payable quarterly on the first day of January, April, July and October of each year, with the first such dividend being payable July 1, 1991 (each a "dividend payment date"). Such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share. Dividends will be payable, in arrears, to holders of record as they appear on the stock transfer records of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The amount of dividends payable per share for each full dividend period shall be computed by dividing by four the $3.375 annual rate. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. If in any quarterly dividend period (being the period between such dividend payment dates or, in the case of the first such period, from the date of original issue to July 1, 1991) dividends at the rate of $3.375 per share per annum shall not have been paid or declared and set apart for payment on all outstanding shares of Convertible Preferred Stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before (i) any dividends or other distributions (excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation or shares of any other capital stock of the Corporation ranking junior to the Convertible Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation) shall be declared and paid or set apart for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Convertible Preferred Stock with respect to the payment of dividends, or (ii) the Corporation shall purchase, redeem or otherwise acquire any shares of Preferred Stock or any shares of capital stock of the Corporation ranking on a parity with or junior to the Convertible Preferred Stock with respect to the payment of dividends, except by conversion into or exchange for capital stock of the Corporation ranking junior to the Convertible Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation; provided, however, that any moneys set aside in trust as a sinking fund payment for any series of Preferred Stock pursuant to the resolutions providing for the issue of shares of such series may thereafter be applied to the purchase or redemption of Preferred Stock of such series whether or not at the time of such application full cumulative dividends upon the outstanding Convertible Preferred Stock shall have been paid or declared and set apart for payment.

     3. Conversion. (i) Subject to and upon compliance with the provisions of this paragraph 3, each holder of Convertible Preferred Stock shall have the right, at his option, at any time, to convert any or all of the shares of Convertible Preferred Stock held by such holder into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion, for the purpose of determining the amount of any cash payments provided for under subparagraph (iii) of this paragraph 3, to the nearest 1/100 of a share of Common Stock, with 1/200 of a share of Common Stock being rounded upward) obtained by dividing the Stated Value of a share of Convertible Preferred Stock by the Conversion Price (as defined below) and multiplying such resulting number by the number of shares of Convertible Preferred Stock to be converted, and by surrendering such shares of Convertible Preferred Stock so to be converted, such surrender to be made in the manner provided in subparagraph (ii) of this paragraph 3; provided, however, that the right to convert shares called for redemption pursuant to paragraph 6 shall terminate at the close of business on the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption. The term "Common Stock" shall mean the Common Stock, par value $5.00, of the Corporation as the same exists at the date of these Articles Supplementary or as such stock may be constituted from time to time, except that for the purpose of subparagraph (v) of this paragraph 3, the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

     The term "Conversion Price" shall mean $72.50, as adjusted in accordance with the provisions of this paragraph 3.

         (ii) In order to exercise the conversion privilege, the holder of each share of Convertible Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Convertible Preferred Stock in the Borough of Manhattan, The City of New York, appointed for such purpose by the Corporation, which shall initially be the transfer agent for the Common Stock, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney, and by an amount sufficient to pay any transfer or similar tax.

     The holders of shares of Convertible Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Convertible Preferred Stock on a dividend payment record date who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of Convertible Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     As promptly as practicable after the surrender of the certificates for shares of Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at the office of the conversion agent to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 3, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subparagraph
(iii) of this paragraph 3.

     Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Convertible Preferred Stock shall have been surrendered, with the Notice of Election to Convert on the back of said certificates completed and signed (and, if applicable, payment of an amount equal to the dividend payable on such shares shall have been made), to the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Corporation. All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

        (iii) In connection with the conversion of any shares of Convertible Preferred Stock, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Convertible Preferred Stock or a fraction thereof, the Corporation shall pay to the holder of such share of Convertible Preferred Stock or fraction thereof an amount in cash (computed to the nearest cent, with one-half cent being rounded upward) equal to the reported last sales price (as defined in subparagraph (iv)(e) of this paragraph 3) of the Common Stock on the Trading Day (as defined in subparagraph (iv)(e) of this paragraph 3) next preceding the day of conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest. If more than one share of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Convertible Preferred Stock so surrendered.

         (iv) The Conversion Price shall be adjusted from time to time as follows:

               (a) In case the Corporation shall (x) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (y) subdivide the outstanding Common Stock into a greater number of shares or (z) combine the outstanding Common Stock into a smaller number of shares, the Conversion Price shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned or have been entitled to receive after the happening of any of the events described above had such share of Convertible Preferred Stock been converted immediately prior to the record date in the case of a dividend or the effective date in the case of subdivision or combination. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date in the case of a dividend, except as provided in subparagraph (h) below, and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (b) In case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined for purposes of this subparagraph (b) in subparagraph (e) below), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subparagraph (h) below, after such record date. In determining whether any rights or warrants entitle the holders of the Convertible Preferred Stock to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants plus the exercise price thereof, the value of such consideration or exercise price, as the case may be, if other than cash, to be determined by the Board.

               (c) In case the Corporation shall distribute to all holders of Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in subparagraph (b) above) (any of the foregoing being hereinafter in this subparagraph (c) called the "Securities"), then, in each such case, unless the Corporation elects to reserve such Securities for distribution to the holders of the Convertible Preferred Stock upon the conversion of the shares of Convertible Preferred Stock so that any such holder converting shares of Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted its shares of Convertible Preferred Stock into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (as defined for purposes of this subparagraph
          (c) in subparagraph (e) below) of the Common Stock on the record date mentioned above less the then fair market value (as determined by the Board, whose determination shall, if made in good faith, be conclusive) of the portion of the Securities so distributed applicable to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in subparagraph (e) below) of the Common Stock; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subparagraph (e) below) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Convertible Preferred Stock shall have the right to receive the amount and kind of Securities such holder would have received had he converted each such share of Convertible Preferred Stock immediately prior to the record date for the distribution of the Securities. Such adjustment shall become effective immediately, except as provided in subparagraph (h) below, after the record date for the determination of stockholders entitled to receive such distribution.

               (d) If, pursuant to subparagraph (b) or (c) above, the number of shares of Common Stock into which a share of Convertible Preferred Stock is convertible shall have been adjusted because the Corporation has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any right or warrant to purchase securities of the Corporation, or the Corporation has issued any such right or warrant, then, upon the expiration of any such unexercised right or unexercised warrant, the Conversion Price shall forthwith be adjusted to equal the Conversion Price that would have applied had such right or warrant never been declared, distributed or issued.

               (e)  For the purpose of any computation under subparagraph
          (b) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days before the date in question. For the purpose of any computation under subparagraph (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day (whether for purposes of subparagraph (b) or subparagraph (c)) shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System
          ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Common Stock on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof or, if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof. As used herein, the term "Trading Day" with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock
          Exchange or such other national securities exchange is open for business or (y) if the Common Stock is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that adjustment shall be required and made in accordance with the provisions of this paragraph 3 (other than this subparagraph (f)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of Common Stock. All calculations under this paragraph 3 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be, with one-half cent and 1/200 of a share, respectively, being rounded upward. Anything in this subparagraph (iv) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this subparagraph (iv), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

               (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with any conversion agent an officers' certificate, signed by the Chairman, the President, any Vice-Chairman or any Executive Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Convertible Preferred Stock at his last address as shown on the stock books of the Corporation.

               (h) In any case in which this subparagraph (iv) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (y) issuing to the holder of any share of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (z) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to subparagraph (iii) of this paragraph 3.

          (v)  If:

               (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

               (b) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class of capital stock of the Corporation or any other rights or warrants; or

               (c) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required or any sale or transfer of all or substantially all the assets of the Corporation as an entirety; or

               (d) there shall be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their addresses as shown on the stock transfer records of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (y) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (z) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subparagraph (viii) of this paragraph 3 or in subparagraph (v)(a), (v)(b), (v)(c) or
(v)(d) of this paragraph 3.

         (vi) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversions of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this subparagraph (vi), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     Before taking any action which would cause any adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     The Corporation will endeavor to list the shares of Common
Stock required to be delivered upon conversion of the Convertible
Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common
Stock is listed at the time of such delivery.

     Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation will endeavor to comply with all Federal and State laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

        (vii) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

       (viii) Notwithstanding any other provision herein to the contrary, if any of the following events occur, namely (x) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision of combination of the Common Stock), (y) any consolidation, merger or combination of the Corporation with or into another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or (z) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then appropriate provision shall be made so that the holder of each share of Convertible Preferred Stock then outstanding shall have the right to convert such share into the kind and amount of the shares of stock and other securities or property or assets (including cash) that would have been receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such share of Convertible Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. The adjustments described in this subparagraph
(viii) shall be subject to further adjustments as appropriate that shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this paragraph 3. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, combination, sale or conveyance, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of Convertible Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board shall reasonably consider necessary by reason of the foregoing.

         (ix) Upon any conversion or redemption of shares of Convertible Preferred Stock, the shares of Convertible Preferred Stock so converted or redeemed shall have the status of authorized and unissued shares of Preferred Stock, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion or redemption of shares of Convertible Preferred Stock.

     4.  Voting Rights.  (i)  Holders of the Convertible
Preferred Stock shall have no voting rights, either general or special, except as expressly required by applicable law, the Charter and as specified in this paragraph 4.

         (ii) Whenever, at any time or times, dividends payable on the shares of Convertible Preferred Stock shall be in arrears for six consecutive calendar quarters, then at the next annual meeting of stockholders and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the Convertible Preferred Stock have been paid or declared and a sum sufficient for payment has been set aside, the holders of the Convertible Preferred Stock, either alone or together with the holders of one or more other cumulative series of the Preferred Stock at the time outstanding which are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two additional members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 4 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders or at any meeting called for the election of Directors aforesaid, be increased by two Directors. The rights of the holders of the Convertible Preferred Stock to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this paragraph 4 shall continue in effect until cumulative dividends have been paid in full or declared and a sum sufficient has been set apart for payment on the Convertible Preferred Stock. At elections for such Directors, each holder of Convertible Preferred Stock shall be entitled to one vote for each share of Convertible Preferred Stock held of record on the record date established for the meeting. The holders of Convertible Preferred Stock shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 4 of the holders of Convertible Preferred Stock and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this paragraph 4 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated and the Board of Directors shall be decreased by two Directors.

        (iii) So long as any shares of Convertible Preferred Stock remain outstanding, the affirmative vote of the holders of at least two-thirds of the shares of Convertible Preferred Stock outstanding at the time given in person or by proxy, at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

               (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class of series of stock (including any class or series of Preferred Stock) ranking prior (as that term is defined in paragraph 5) to the Convertible Preferred Stock, or

               (b) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the Convertible Preferred Stock unless the Articles Supplementary or other provisions of the Charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation, dissolution or winding up of the Corporation are not paid in full on the Convertible Preferred Stock and all outstanding shares of stock ranking on a parity (as that term is defined in paragraph 5) with the Convertible Preferred Stock (the Convertible Preferred Stock and all such other stock being herein called "Parity Stock"), the shares of all Parity Stock shall share ratably (x) in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full and (y) on any distribution of assets upon liquidation, dissolution or winding up of the Corporation in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or

               (c) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Charter of the Corporation, including these Articles Supplementary, which would materially and adversely affect any right, preference, privilege or voting power of the Convertible Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the Corporation's Cumulative Floating Rate Series B Preferred Stock, the Series A and Series B Dutch Auction Rate Transferable Securities Preferred Stock, the Money Market Cumulative Preferred Stock, the Remarketed Preferred Stock or the Convertible Preferred Stock or any other capital stock of the Corporation, or the creation and issuance of other series of Preferred Stock including convertible Preferred Stock or any other capital stock of the Corporation, in each case ranking on a parity with or junior to the Convertible Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

         (iv) So long as any shares of Convertible Preferred Stock remain outstanding and notwithstanding any provision of the Charter of the Corporation requiring a greater percentage, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, by resolution duly adopted at a meeting at which a quorum was present and acting and at which the holders of Convertible Preferred Stock (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (as hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in any of the foregoing cases as required to comply with applicable law, including, without limitation, any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (a) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (b) issues to the holders of the Convertible Preferred Stock in exchange for the Convertible Preferred Stock shares of preferred stock having at least the same relative rights and preferences as the Convertible Preferred Stock (the "Exchanged Stock"), (c) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, and (d) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company. In connection with the exercise of the voting rights contained in this paragraph 4(iv), holders of all series of Parity Stock which are granted such voting rights shall vote as a class, and each holder of Convertible Preferred Stock shall have one vote for each share of stock held, and each other series shall have such number of votes, if any, for each share of stock held as may be granted them.

     The foregoing voting provisions shall not apply as to any shares of Convertible Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Convertible Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 6 to effect such redemption.

        5.  Rank.  For the purposes of these Articles
Supplementary, any class or classes of stock of the Corporation shall be deemed to rank:

                (a) prior to the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Convertible Preferred Stock;

                (b) on a parity with the Convertible Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preference per share thereof be different from those of the Convertible Preferred Stock, if the holders of such class of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation preference, without preference or priority one over the other; and

                (c) junior to shares of the Convertible Preferred Stock, either as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, or both, if such class shall be Common Stock or if the holders of the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, in preference or priority to the holders of stock of such class or classes.

     The Convertible Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and on a parity with the Corporation's Cumulative Floating Rate Series B Preferred Stock, the Series A and Series B Dutch Auction Rate Transferable Securities Preferred Stock, the Money Market Cumulative Preferred Stock and the Remarketed Preferred Stock.

     6. Optional Redemption. The shares of the Convertible Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 nor more than 60 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Convertible Preferred Stock shall not be redeemable prior to May 15, 1995. Subject to the foregoing, shares of the Convertible Preferred Stock are redeemable at the following redemption prices per share if redeemed during the 12-month period beginning May 15, in the year indicated:

          Year         Price           Year       Price

          1995        $52.0250         1998      $51.0125
          1996         51.6875         1999       50.6750
          1997         51.3500         2000       50.3375

and $50 if redeemed on or after May 15, 2001, in each case together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

     If full cumulative dividends on the Convertible Preferred Stock have not been paid, the Convertible Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Preferred Stock. If fewer than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

     If a notice of redemption has been given pursuant to this paragraph 6 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Convertible Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Notwithstanding the foregoing, if notice of redemption has been given pursuant to this paragraph 6 and any holder of shares of Convertible Preferred Stock shall, prior to the close of business on the redemption date, give written notice to the Corporation pursuant to paragraph 3 of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in paragraph 3. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of ninety days from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. Any funds which have been deposited by the Corporation, or on its behalf, with a paying agent or segregated and held in trust by the Corporation for the redemption of shares converted into Common Stock on or prior to the date fixed for such redemption shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in paragraph 3) immediately upon such conversion be returned to the Corporation or, if then held in trust by the Corporation, shall be discharged from such trust.

     7. Liquidation. (i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled, whether from capital or surplus, before any assets of the Corporation shall be distributed among or paid over to holders of Common Stock or any other class or series of stock of the Corporation junior to the Convertible Preferred Stock as to liquidation preference, to be paid the amount of $50 per share (the "liquidation preference") of the Convertible Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to and including the date of final distribution. The holders of the Convertible Preferred Stock will not be entitled to receive the liquidation preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Convertible Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After any such liquidation preference payment, the holders of the Convertible Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

         (ii) If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation shall be insufficient to make such full payments to the holders of the Convertible Preferred Stock and the holders of any Preferred Stock ranking as to liquidation, dissolution or winding up on a parity with the Convertible Preferred Stock, then such assets shall be distributed among the holders of the Convertible Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares of Convertible Preferred Stock or any other such Preferred Stock if all amounts thereon were paid in full.

        (iii) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation nor the merger or consolidation of any other corporation into or with the Corporation nor a reorganization of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     8. Parity Stock. So long as any shares of Convertible Preferred Stock shall remain outstanding, in case the stated dividends or amounts payable on liquidation, dissolution or winding up of the Corporation are not paid in full with respect to all outstanding shares of Parity Stock, all such shares shall share ratably (x) in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable in respect of all outstanding shares of Parity Stock if all dividends were paid in full and (y) in any distribution of assets upon liquidation, dissolution or winding up of the Corporation, in accordance with the sums which would be payable in respect of all outstanding Parity Stock if all sums payable were discharged in full.

     9. Certain Definitions. (i) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares reacquired by the Corporation.

         (ii) The amount of dividends "accrued" on any share of Convertible Preferred Stock as at any quarterly dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding such quarterly dividend payment date, whether or not earned or declared; and the amount of dividends "accrued" on any share of Convertible Preferred Stock as at any date other than a quarterly dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding the last preceding quarterly dividend payment date, whether or not earned or declared, plus an amount equivalent to dividends on the liquidation preference of such share at the annual dividend rate fixed for such share for the period after the end of the day preceding such last preceding quarterly dividend payment date to and including the date as of which the calculation is made, calculated in accordance with the provisions of paragraph 2.

     10. Exclusion of Other Rights. Unless otherwise required by law, shares of the Convertible Preferred Stock shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein, in the Charter or as provided by applicable law.

     11. Notice. All notices or communications unless otherwise specified in the Bylaws of the Corporation or these Articles Supplementary shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

     12.  Interpretation or Adjustment By Board of Directors.
The Board of Directors of the Corporation may, consistent with Maryland law, interpret or adjust the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of beneficial owners of the Convertible Preferred Stock and if such inconsistency or ambiguity reflects any typographical error, error in transcription or other error the Board of Directors may authorize the filing of a Certificate of Correction.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on May 14, 1991.

                                    REPUBLIC NEW YORK CORPORATION

                                    By:  /s/ Dov C. Schlein
                                             Dov C. Schlein
                                            (Vice Chairman)
Attest:

 /s/ William F. Rosenblum, Jr.
     William F. Rosenblum, Jr.
           (Secretary)




                 REPUBLIC NEW YORK CORPORATION

                     ARTICLES SUPPLEMENTARY


REPUBLIC NEW YORK CORPORATION, a Maryland corporation having its principal Maryland office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Charter of the Corporation, the Board of Directors has authorized the classification of 4,000,000 of the 15,000,000 shares of Preferred Stock (the "Preferred Stock") which the Corporation now has authority to issue into a series designated $1.9375 Cumulative Preferred Stock and has provided for the issuance of such series.

SECOND:  The number of shares and terms of the $1.9375 Cumulative
Preferred Stock as set by the Finance Committee of the Board of Directors pursuant to authority duly delegated by the Board of Directors are as follows:

     1. $1.9375 Cumulative Preferred Stock. 4,000,000 shares of Preferred Stock of the Corporation, without par value, are hereby constituted as the original number of shares of a series of Preferred Stock designated as $1.9375 Cumulative Preferred Stock (hereinafter sometimes called the "Cumulative Preferred Stock"). The Cumulative Preferred Stock is issuable in whole shares only. The Cumulative Preferred Stock shall be of a stated value of $25 per share (the "Stated Value"). The term "Charter" when used herein shall include all articles or certificates filed pursuant to law with respect to any series of the Preferred Stock.

      2.  Dividends.  The holders of the Cumulative Preferred
Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the purpose, cash dividends at the rate of $1.9375 per share per annum, and no more, payable quarterly on the first day of January, April, July and October of each year, with the first such dividend being payable July 1, 1992 (each a "dividend payment date"). Such dividends shall be payable from, and shall be cumulative from, the date of original issue of each share. Dividends will be payable, in arrears, to holders of record as they appear on the stock transfer records of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. The amount of dividends payable per share for each full dividend period shall be computed by dividing by four the $1.9375 annual rate. The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be calculated on the basis of a 360-day year of twelve 30-day months. If in any quarterly dividend period (being the period between such dividend payment dates or, in the case of the first such period, from the date of original issue to July 1, 1992) dividends at the rate of $1.9375 per share per annum shall not have been paid or declared and set apart for payment on all outstanding shares of Cumulative Preferred Stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency shall be declared and fully paid or set apart for payment, but without interest, before (i) any dividends or other distributions (excluding dividends paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation or shares of any other capital stock of the Corporation ranking junior to the Cumulative Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation) shall be declared and paid or set apart for payment on the Common Stock or on any other capital stock of the Corporation ranking junior to the Cumulative Preferred Stock with respect to the payment of dividends, or (ii) the Corporation shall purchase, redeem or otherwise acquire any shares of Preferred Stock or any shares of capital stock of the Corporation ranking on a parity with or junior to the Cumulative Preferred Stock with respect to the payment of dividends, except by conversion into or exchange for capital stock of the Corporation ranking junior to the Cumulative Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Corporation; provided, however, that any moneys set aside in trust as a sinking fund payment for any series of Preferred Stock pursuant to the resolutions providing for the issue of shares of such series may thereafter be applied to the purchase or redemption of Preferred Stock of such series whether or not at the time of such application full cumulative dividends upon the outstanding Cumulative Preferred Stock shall have been paid or declared and set apart for payment.

     3.  Voting Rights.  (i)  Holders of the Cumulative
Preferred Stock shall have no voting rights, either general or special, except as expressly required by applicable law, the Charter and as specified in this paragraph 3.

         (ii) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock shall be in arrears for six consecutive calendar quarters, then at the next annual meeting of stockholders and at any annual meeting thereafter and at any meeting called for the election of Directors, until all dividends accumulated on the Cumulative Preferred Stock have been paid or declared and a sum sufficient for payment has been set aside, the holders of the Cumulative Preferred Stock, either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights, voting as a class, shall be entitled, to the exclusion of the holders of one or more other series or classes of stock having general voting rights, to vote for and elect two additional members of the Board of Directors of the Corporation, and the holders of Common Stock together with the holders of any series or class or classes of stock of the Corporation having general voting rights and not then entitled to elect two members of the Board of Directors pursuant to this paragraph 3 to the exclusion of the holders of all series then so entitled, shall be entitled to vote and elect the balance of the Board of Directors. In such case the Board of Directors of the Corporation shall, as of the date of the annual meeting of stockholders or at any meeting called for the election of Directors aforesaid, be increased by two Directors. The rights of the holders of the Cumulative Preferred Stock to participate (either alone or together with the holders of one or more other cumulative series of Preferred Stock at the time outstanding which are granted such voting rights) in the exclusive election of two members of the Board of Directors of the Corporation pursuant to this paragraph 3 shall continue in effect until cumulative dividends have been paid in full or declared and a sum sufficient has been set apart for payment on the Cumulative Preferred Stock. At elections for such Directors, each holder of Cumulative Preferred Stock shall be entitled to one-half vote for each share of Cumulative Preferred Stock held of record on the record date established for the meeting. The holders of Cumulative Preferred Stock shall have no right to cumulate such shares in voting for the election of Directors. At the annual meeting of stockholders next following the termination (by reason of the payment of all accumulated and defaulted dividends on such stock or provision for the payment thereof by declaration and setting apart thereof) of the exclusive voting power pursuant to this paragraph 3 of the holders of Cumulative Preferred Stock and the holders of all other cumulative series which shall have been entitled to vote for and elect such two members of the Board of Directors of the Corporation, the terms of office of all persons who may have been elected Directors of the Corporation by vote of such holders shall terminate and the two vacancies created pursuant to this paragraph 3 to accommodate the exclusive right of election conferred hereunder shall thereupon be eliminated and the Board of Directors shall be decreased by two Directors.

        (iii) So long as any shares of Cumulative Preferred Stock remain outstanding, the affirmative vote of the holders of at least two-thirds of the shares of Cumulative Preferred Stock outstanding at the time given in person or by proxy, at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following:

               (a) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) ranking prior (as set forth in paragraph 4(a)) to the Cumulative Preferred Stock, or

               (b) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity (as set forth in paragraph 4(b)) with the Cumulative Preferred Stock unless the Articles Supplementary or other provisions of the Charter creating or authorizing such class or series shall provide that if in any case the stated dividends or amounts payable on liquidation, dissolution or winding up of the Corporation are not paid in full on the Cumulative Preferred Stock and all outstanding shares of stock ranking on a parity with the Cumulative Preferred Stock (the Cumulative Preferred Stock and all such other stock being herein called "Parity Stock"), the shares of all Parity Stock shall share ratably (x) in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full and (y) on any distribution of assets upon liquidation, dissolution or winding up of the Corporation in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or

               (c) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Charter of the Corporation, including these Articles Supplementary, which would materially and adversely affect any right, preference, privilege or voting power of the Cumulative Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the Corporation's Cumulative Floating Rate Series B Preferred Stock, the Series A and Series B Dutch Auction Rate Transferable Securities Preferred Stock, the Money Market Cumulative Preferred Stock, the Remarketed Preferred Stock, the $3.375 Cumulative Convertible Preferred Stock or the Cumulative Preferred Stock or any other capital stock of the Corporation, or the creation and issuance of other series of Preferred Stock including convertible Preferred Stock or any other capital stock of the Corporation, in each case ranking on a parity with or junior to the Cumulative Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to affect materially and adversely such rights, preferences, privileges or voting powers.

         (iv) So long as any shares of Cumulative Preferred Stock remain outstanding and not withstanding any provision of the Charter of the Corporation requiring a greater percentage, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the votes of all Parity Stock entitled to vote outstanding at the time, given in person or by proxy, by resolution duly adopted at a meeting at which a quorum was present and acting and at which the holders of Cumulative Preferred Stock (alone or together with the holders of one or more other series of Parity Stock at the time outstanding and entitled to vote) vote separately as a class, (a) directly or indirectly, sell, transfer or otherwise dispose of, or permit Republic National Bank of New York (the "Bank") or any other subsidiary of the Corporation, to issue, sell, transfer or otherwise dispose of any shares of voting stock of the Bank, or securities convertible into or options, warrants or rights to acquire voting stock of the Bank, unless after giving effect to any such transaction the Bank remains a Controlled Subsidiary (as hereinafter defined) of the Corporation or of a Qualified Successor Company (as hereinafter defined); (b) merge or consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is the Corporation or a Qualified Successor Company; or (c) permit the Bank to merge, consolidate with, or convey substantially all of its assets to any person or corporation unless the entity surviving such merger or consolidation or the transferee of such assets is a Controlled Subsidiary of the Corporation or of a Qualified Successor Company, except in any of the foregoing cases as required to comply with applicable law, including, without limitation, any court or regulatory order. The term "Qualified Successor Company" shall mean a corporation (or other similar organization or entity whether organized under or pursuant to the laws of the United States or any state thereof or of another jurisdiction) which (a) is or is required to be a registered bank holding company under the United States Bank Holding Company Act of 1956, as amended, or any successor legislation, (b) issues to the holders of the Cumulative Preferred Stock in exchange for the Cumulative Preferred Stock shares of preferred stock having at least the same relative rights and preferences as the Cumulative Preferred Stock (the "Exchanged Stock"), (c) immediately after such transaction has not outstanding or authorized any class of stock or equity securities ranking prior to the Exchanged Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, and
(d) holds, as a Controlled Subsidiary or Subsidiaries, either the Bank or one or more other banking corporations which, collectively, immediately after such transaction hold substantially all of the assets and liabilities which the Bank held immediately prior to such transaction (which may be in addition to other assets and liabilities acquired in such transaction). "Controlled Subsidiary" shall mean any corporation at least 80% of the outstanding shares of voting stock of which shall at the time be owned directly or indirectly by the Corporation or a Qualified Successor Company.
In connection with the exercise of the voting rights contained in this paragraph 4(iv), holders of all series of Parity Stock which are granted such voting rights shall vote as a class, and each holder of Cumulative Preferred Stock shall have one-half vote for each share of stock held, and each other series shall have such number of votes, if any, for each share of stock held as may be granted them.

     The foregoing voting provisions shall not apply as to any shares of Cumulative Preferred Stock if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Cumulative Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust in accordance with paragraph 5 to effect such redemption.

     4. Rank. For the purposes of these Articles Supplementary, any class or classes of stock of the Corporation shall be deemed to rank:

               (a) prior to the Cumulative Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Cumulative Preferred Stock;

               (b) on a parity with the Cumulative Preferred Stock as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation preference per share thereof be different from those of the Cumulative Preferred Stock, if the holders of such class of stock and the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation preference, without preference or priority one over the other; and

              (c) junior to shares of the Cumulative Preferred Stock, either as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, or both, if such class shall be Common Stock or if the holders of the Cumulative Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up of the Corporation, as the case may be, in preference or priority to the holders of stock of such class or classes.

     The Cumulative Preferred Stock shall rank prior, as to dividends and upon liquidation, dissolution or winding up, to the Common Stock and on a parity with the Corporation's Cumulative Floating Rate Series B Preferred Stock, the Series A and Series B Dutch Auction Rate Transferable Securities Preferred Stock, the Money Market Cumulative Preferred Stock, the Remarketed Preferred Stock and the $3.375 Cumulative Convertible Preferred Stock.

     5. Optional Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, upon not less than 30 nor more than 60 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to February 27, 1997. Subject to the foregoing, shares of the Cumulative Preferred Stock are redeemable at the following redemption price of $25 if redeemed on or after February 27, 1997, together with an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption.

     If full cumulative dividends on the Cumulative Preferred
Stock have not been paid, the Cumulative Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Cumulative Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Cumulative Preferred Stock. If fewer than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method.

     If a notice of redemption has been given pursuant to this paragraph 5 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro-rata benefit of the holders of the shares of Cumulative Preferred Stock so called for redemption, then, notwithstanding that any certificates for such shares have not been surrendered for cancellation, on the redemption date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the redemption date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of ninety days from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

     6. Liquidation. (i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled, whether from capital or surplus, before any assets of the Corporation shall be distributed among or paid over to holders of Common Stock or any other class or series of stock of the Corporation junior to the Cumulative Preferred Stock as to liquidation preference, to be paid the amount of $25 per share (the "liquidation preference") of the Cumulative Preferred Stock, plus an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to and including the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the liquidation preference until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After any such liquidation preference payment, the holders of the Cumulative Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

        (ii) If upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation shall be insufficient to make such full payments to the holders of the Cumulative Preferred Stock and the holders of any Preferred Stock ranking as to liquidation, dissolution or winding up on a parity with the Cumulative Preferred Stock, then such assets shall be distributed among the holders of the Cumulative Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares of Cumulative Preferred Stock or any other such Preferred Stock if all amounts thereon were paid in full.

        (iii) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation nor the merger or consolidation of any other corporation into or with the Corporation nor a reorganization of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     7. Parity Stock. So long as any shares of Cumulative Preferred Stock shall remain outstanding, in case the stated dividends or amounts payable on liquidation, dissolution or winding up of the Corporation are not paid in full with respect to all outstanding shares of Parity Stock, all such shares shall share ratably (x) in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable in respect of all outstanding shares of Parity Stock if all dividends were paid in full and (y) in any distribution of assets upon liquidation, dissolution or winding up of the Corporation, in accordance with the sums which would be payable in respect of all outstanding Parity Stock if all sums payable were discharged in full.

      8. Certain Definitions. (i) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares reacquired by the Corporation.

         (ii) The amount of dividends "accrued" on any share of Cumulative Preferred Stock as at any quarterly dividend payment date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding such quarterly dividend payment date, whether or not earned or declared; and the amount of dividends "accrued" on any share of Cumulative Preferred Stock as at any date other than a quarterly dividend payment date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the end of the day preceding the last preceding quarterly dividend payment date, whether or not earned or declared, plus an amount equivalent to dividends on the liquidation preference of such share at the annual dividend rate fixed for such share for the period after the end of the day preceding such last preceding quarterly dividend payment date to and including the date as of which the calculation is made, calculated in accordance with the provisions of paragraph 2.

     9. Exclusion of Other Rights. Unless otherwise required by law, shares of the Cumulative Preferred Stock shall not have any rights, including preemptive rights, or preferences other than those specifically set forth herein, in the Charter or as provided by applicable law.

     10. Notice. All notices or communications unless otherwise specified in the Bylaws of the Corporation or these Articles Supplementary shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date such notice is mailed.

     11.  Interpretation or Adjustment By Board of Directors.
The Board of Directors of the Corporation may, consistent with Maryland law, interpret or adjust the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of beneficial owners of the Cumulative Preferred Stock and if such inconsistency or ambiguity reflects any typographical error, error in transcription or other error the Board of Directors may authorize the filing of a Certificate of Correction.


IN WITNESS WHEREOF, REPUBLIC NEW YORK CORPORATION has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts therein set forth with respect to approval are true in all material respects, all on February 24, 1992.

                                    REPUBLIC NEW YORK CORPORATION

                                    By:   /s/ Jeffrey C. Keil
                                              Jeffrey C. Keil
                                                (President)
Attest:

/s/ William F. Rosenblum, Jr.
    William F. Rosenblum, Jr.
          (Secretary)